Exhibit 10.1


                                                          [CONFORMED COPY WITH
                                           EXHIBITS F-J CONFORMED AS EXECUTED]


-------------------------------------------------------------------------------


                               CREDIT AGREEMENT



                         Dated as of October 7, 2004,


                                     among


                      GRAHAM PACKAGING HOLDINGS COMPANY,


                        GRAHAM PACKAGING COMPANY, L.P.,


                             GPC CAPITAL CORP. I,


                           THE LENDERS NAMED HEREIN,


                    DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH,
                           as Administrative Agent,


                        CITIGROUP GLOBAL MARKETS INC.,
                             as Syndication Agent,


                     GOLDMAN SACHS CREDIT PARTNERS, L.P.,
                     GENERAL ELECTRIC CAPITAL CORPORATION
                                      and
                         LEHMAN COMMERCIAL PAPER INC.,
                          as Co-Documentation Agents,


                       LASALLE BANK NATIONAL ASSOCIATION
                                      and
                   MANUFACTURERS AND TRADERS TRUST COMPANY,
                           as Senior Managing Agents

-------------------------------------------------------------------------------




DEUTSCHE BANK                    CITIGROUP GLOBAL          GOLDMAN SACHS CREDIT
SECURITIES INC., as Joint        MARKETS INC., as Joint    PARTNERS, L.P.,
Lead Arranger and Joint Book     Lead Arranger and Joint   as Joint Book Runner
Runner                           Book Runner

         CREDIT AGREEMENT dated as of October 7, 2004, among GRAHAM PACKAGING HOLDINGS COMPANY, a Pennsylvania limited partnership ("Holdings"), GRAHAM PACKAGING COMPANY, L.P., a Delaware limited partnership (the "Borrower"), GPC CAPITAL CORP. I, a Delaware corporation (the "Co-Borrower"), the Lenders party hereto from time to time, CITIGROUP GLOBAL MARKETS INC., as syndication agent (in such capacity, the "Syndication Agent"), GOLDMAN SACHS CREDIT PARTNERS, L.P., GENERAL ELECTRIC CAPITAL CORPORATION and LEHMAN COMMERCIAL PAPER INC., as co-documentation agents (in such capacity, each a "Co-Documentation Agent"), DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH, as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders, LASALLE BANK NATIONAL ASSOCIATION and MANUFACTURERS AND TRADERS TRUST COMPANY, as senior managing agents (in such capacity, each a "Senior Managing Agent"), DEUTSCHE BANK SECURITIES INC., as joint lead arranger and joint book runner ("DBSI"), CITIGROUP GLOBAL MARKETS INC., as joint lead arranger and joint book runner ("Citigroup"), and GOLDMAN SACHS CREDIT PARTNERS, L.P., as joint book runner ("Goldman Sachs", and together with DBSI and Citigroup in their respective capacities as joint lead arrangers and joint book runners, the "Arrangers").

         The Borrower intends to purchase all of the issued and outstanding capital stock of Owens-Brockway Plastic Products Inc. ("OI Plastic"), from OI Plastic Products FTS, Inc. (the "Acquisition").

         Holdings, the Borrower and the Co-Borrower intend to refinance (the "Refinancing") substantially all of the outstanding indebtedness of Holdings and its Subsidiaries (including, without limitation, indebtedness under the Existing Credit Agreement (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I), the Existing Senior Subordinated Notes and the Existing Senior Discount Notes) (the Refinancing, together with the Acquisition and the other transactions contemplated by the Loan Documents, are collectively referred to as the "Transaction").

         The Borrower has requested the Lenders to extend credit, subject to the terms and conditions herein, in the form of (a) B Term Loans on the Closing Date and the Redemption Date, in an aggregate principal amount not in excess of $1,450,000,000, (b) Revolving Loans and Swingline Loans at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate principal amount at any time outstanding not in excess of the difference between (i) $250,000,000 and (ii) the Revolving L/C Exposure at such time and (c) Letters of Credit, at any time and from time to time prior to the Revolving Credit Maturity Date, in an aggregate stated amount at any time outstanding not in excess of $75,000,000.

         The proceeds of the B Term Loans will be used (x) on the Closing Date, (i) to effect the Acquisition and the Refinancing and (ii) to pay related fees, expenses and other transaction costs and (y) on the Redemption Date to redeem Existing Senior Subordinated Notes and Existing Senior Discount Notes that were not surrendered to Holdings or the Borrower, as the case may be, prior to the Closing Date pursuant to a tender offer for such Existing Senior Subordinated Notes or Existing Senior Discount Notes, as the case may be. The proceeds of Revolving Loans will be used for general corporate purposes. The Letters of Credit and Swingline Loans will be used for general corporate purposes.

         The Lenders are willing to extend such credit to the Borrower and each Fronting Bank is willing to issue Letters of Credit for the account of the Borrower, in each case on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                  ARTICLE I

                                  DEFINITIONS

         SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

         "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

         "ABR Loan" shall mean any ABR Term Loan, ABR Revolving Loan, or Swingline Loan.

         "ABR Margin" shall mean for B Term Loans, Revolving Loans and Swingline Loans, the rate per annum set forth under the relevant column heading opposite such Loans as set forth on Schedule A hereto.

         "ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "ABR Term Borrowing" shall mean a Borrowing comprised of ABR Term
Loans.

         "ABR Term Loan" shall mean any B Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "Acquisition" shall have the meaning provided in the preamble to this Agreement.

         "Acquisition Agreement" shall mean the Stock Purchase Agreement, dated as of July 28, 2004, and amended by Amendment No. 1 thereto dated as of October 7, 2004, among the Borrower, OI Plastic and Owens-Illinois, Inc.

         "Acquisition Documents" shall mean the Acquisition Agreement and all other material agreements and documents relating to the Acquisition, as same may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

         "Act" shall have the meaning provided in Section 9.21.

         "Additional Intercreditor Agreement" shall have the meaning provided in the definition of Permitted Refinancing Indebtedness contained herein.

         "Additional Mortgage" shall have the meaning provided in Section
5.11(b).

         "Additional Mortgaged Property" shall have the meaning provided in
Section 5.11(b).

         "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves, if any.

         "Administrative Agent" shall have the meaning given such term in the introductory paragraph of this Agreement.

         "Administrative Agent Fees" shall have the meaning given such term in
Section 2.05(d).

         "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, no Lender shall be deemed an Affiliate of any Loan Party by virtue of its execution of this Agreement.

         "Agents" shall mean each of the Administrative Agent, the Syndication Agent, the Co-Documentation Agents, the Senior Managing Agents, the Arrangers and the Collateral Agent.

         "Aggregate Revolving Credit Exposure" shall mean the aggregate amount of the Lenders' Revolving Credit Exposures.

         "Agreement" shall mean this Credit Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, including the failure of the Federal Reserve Bank of New York to publish rates or the inability of the Administrative Agent to obtain quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "Applicable Percentage" of any Revolving Credit Lender at any time shall mean the percentage of the Total Revolving Credit Commitment represented by such Lender's Revolving Credit Commitment. In the event the Revolving Credit Commitments shall have expired or been terminated, the Applicable Percentages shall be determined on the basis of the Revolving Credit Commitments most recently in effect, but giving effect to any assignments pursuant to Section 9.04.

         "Arrangers" shall have the meaning given such term in the introductory paragraph of this Agreement.

         "Asset Disposition" shall mean any sale, transfer or other disposition by Holdings, the Borrower or any of their respective Subsidiaries to any person other than the Borrower or any Subsidiary Guarantor of any asset, the Net Proceeds from which exceed $30,000,000.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and the Borrower, in the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

         "Available Investment Basket Amount" shall mean, on any date of determination, an amount equal to (i) the Cumulative Retained Excess Cash Flow Amount on such date (after giving effect to all prior and contemporaneous reductions thereto), plus (ii) the Cumulative Retained Net Proceeds Amount on such date, plus (iii) the amount of funds theretofore received after the Closing Date which, if not spent as described in the parenthetical below in this clause (iii), would have constituted Net Proceeds under clause (a) of the definition thereof (but which will not constitute such Net Proceeds pursuant to the first proviso to said clause (a) as a result of the use of such funds to make payments in connection with investments pursuant to Sections 6.04(k) and (l)), minus (iv) any amounts used to make investments pursuant to clause
(x) of the proviso to Section 6.04(j), clause (x) of the proviso to Section 6.04(k) and/or clause (x) of the proviso to Section 6.04(n) after the Closing Date and on or prior to such date, and minus (v) any amounts used to make Permitted Business Acquisitions after the Closing Date and on or prior to such date pursuant to clause (z) of the proviso to the definition of Permitted Business Acquisition Amount.

         "BMP/Graham Holdings" shall mean BMP/Graham Holdings Corporation, a Delaware corporation.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

         "Borrower" shall have the meaning given such term in the introductory paragraph of this Agreement.

         "Borrower Partners" shall mean, at any time, each person which is a partner of the Borrower from time to time pursuant to and in accordance with the terms of the partnership agreement in respect of the Borrower.

         "Borrowing" shall mean a group of Loans of a single Type under a single Tranche of Loans and made on a single date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

         "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B.

         "B Term Borrowing" shall mean a Borrowing comprised of B Term Loans.

         "B Term Loan Commitment" shall mean with respect to each Lender, the commitment of such Lender to make B Term Loans hereunder as set forth in
Section 2.01(a), as the same may be reduced from time to time pursuant to
Section 2.09.

         "B Term Loan Commitment Termination Date" shall mean the earlier of
(i) the Redemption Date and (ii) the 45th day following the Closing Date.

         "B Term Loan Installment Date" shall have the meaning provided in
Section 2.11(a).

         "B Term Loan Maturity Date" shall mean the seventh anniversary of the Closing Date.

         "B Term Loans" shall mean the term loans made by the Lenders to the Borrower pursuant to Sections 2.01(a) or 2.23.

         "Borrower Irrevocable Notice of Redemption" shall have the meaning provided in Section 5.15(b).

         "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

         "CapCo II" shall mean GPC Capital Corp. II, a Delaware corporation.

         "Capital Expenditures" shall mean, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such person (which shall in any event (x) exclude investments made pursuant to Section 6.04 (exclusive of clause (q) thereof) and (y) be subject to the proviso to clause (i) of the definition of EBITDA contained herein, to the extent relevant); provided, however, that Capital Expenditures for the Borrower and its Subsidiaries shall not include (a) expenditures to the extent they are made with the proceeds of the issuance of Equity Interests (other than Designated Capital Contributions and that portion (if any) of the proceeds of an initial public offering of the common stock of Holdings that are utilized to (x) repay up to $25,000,000 of outstanding Revolving Loans and/or Swingline Loans (to the extent outstanding) or (y) repay B Term Loans pursuant to Section 2.12(c)) of Holdings after the Closing Date or with funds that would have constituted Net Proceeds under clause (a) of the definition of the term "Net Proceeds" (but which will not constitute Net Proceeds as a result of the first two provisos to said clause (a)), (b) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire assets or properties useful in the business of the Borrower and the Subsidiaries within 12 months of receipt of such proceeds,
(c) interest capitalized during such period, (d) expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding Holdings or any Subsidiary thereof) and for which neither Holdings nor any Subsidiary thereof has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period) or (e) the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and such book value shall have been included in Capital Expenditures when such asset was originally acquired.

         "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "Cash Interest Expense" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, Interest Expense for such period, less the sum of (a) pay-in-kind Interest Expense, (b) to the extent included in Interest Expense, the amortization of any financing fees paid by, or on behalf of, the Borrower or any of its Subsidiaries, including such fees paid in connection with the Transaction (including any such fees paid by Holdings from the proceeds of distributions from the Borrower), (c) the amortization of debt discounts, if any, or fees in respect of Interest Rate Protection Agreements and (d) gross interest income of the Borrower and its Subsidiaries for such period. Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement or otherwise required by GAAP, in the case of any period ending prior to the first anniversary of the Closing Date, such period shall be a one-year period ending on the last day of the fiscal quarter last ended, with any calculations of Cash Interest Expense for (x) the fiscal quarters ended on each of June 30, 2004 and September 30, 2004 to be $37,100,000 and $37,100,000, respectively and (y) the fiscal quarter ended on December 31, 2004 to be determined by (i) taking the actual Cash Interest Expense, determined in accordance with the first sentence of this definition, for any period beginning on, and ending after, the Closing Date, and (ii) for each day of such fiscal quarter occurring prior to the Closing Date, using a per-day amount of $403,000.

         "CERCLA" shall have the meaning given such term in the definition of the term "Environmental Law".

         "Change in Control" shall be deemed to have occurred if, subsequent to the Closing Date (i) prior to the IPO Reorganization (a) Holdings should fail to own directly, beneficially and of record (except that 1% may be owned indirectly through Opco GP), free and clear of any and all Liens (other than Liens pursuant to the Pledge Agreement and pursuant to the Second-Lien Credit Documents), 100% of the issued and outstanding Equity Interests of the Borrower; (b) Holdings should fail to own directly, beneficially and of record, free and clear of any and all Liens (other than liens pursuant to the Pledge Agreement and pursuant to the Second-Lien Credit Documents), 100% of the issued and outstanding Equity Interests of Opco GP; (c) the Designated Persons shall cease to be able to elect or designate the managing general partner of Holdings; (d) the Designated Persons or any combination of Designated Persons shall cease to own beneficially, directly or indirectly, aggregate Equity Interests representing at least 51% of the ordinary voting power represented by the issued and outstanding Equity Interests of the managing general partner of Holdings; or (e) the Designated Persons or any combination of Designated Persons shall cease to own beneficially, directly or indirectly, the aggregate Equity Interests representing at least 51% of the aggregate common economic interests represented by the issued and outstanding Equity Interests of Holdings; (ii) from and after the IPO Reorganization (a) Holdings shall fail to own directly, beneficially and of record (except that 1% may be owned indirectly through Opco GP so long as Opco GP is a direct Wholly Owned Subsidiary of Holdings), free and clear of any and all liens (other than Liens pursuant to Pledge Agreement and pursuant to the Second-Lien Credit Documents) 100% of the issued and outstanding Equity Interests in the Borrower; or (b) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof), other than management of Holdings or the Borrower, shall own beneficially, directly or indirectly, in the aggregate Equity Interests representing a greater percentage of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings than the aggregate ordinary voting power at such time represented by the issued and outstanding Equity Interests of Holdings owned beneficially, directly or indirectly, by the Fund and Fund Affiliates (excluding, for this purpose, from the definition of Fund Affiliates management of Holdings and the Borrower), or (iii) a "Change in Control" shall occur under the Second-Lien Credit Agreement, Senior Subordinated Note Indenture or the Senior Note Indenture or under any issue of indebtedness refinancing (in whole or in part) the Senior Subordinated Notes, the Senior Notes, the Second-Lien Loans or any subsequent refinancing thereof.

         "Charges" shall have the meaning provided in Section 9.09.

         "Citigroup" shall have the meaning given such term in the introductory paragraph of this Agreement.

         "Closing Date" shall mean a single date (which shall in no event be later than June 30, 2005) on which the initial Borrowing or issuance of a Letter of Credit occurs hereunder.

         "Co-Borrower" shall have the meaning given such term in the introductory paragraph of this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Co-Documentation Agents" shall have the meaning given such term in the introductory paragraph of this Agreement.

         "Collateral" shall mean all the "Collateral" as defined in any Security Document and shall also include the Mortgaged Properties.

         "Collateral Agent" shall have the meaning given such term in the introductory paragraph of this Agreement.

         "Commercial Letter of Credit" shall mean a commercial documentary Letter of Credit under which any Fronting Bank agrees to make payments in Dollars for the account of the Borrower, on behalf of the Borrower or a Subsidiary of the Borrower, in respect of obligations of the Borrower or such Subsidiary in connection with the purchase of goods or services.

         "Commitment Fee" shall have the meaning given such term in Section 2.05(a).

         "Commitments" shall mean, with respect to any Lender, such Lender's Revolving Credit Commitment, B Term Loan Commitments Swingline Loan Commitment, Incremental Revolving Credit Commitment, Incremental B Term Loan Commitment or any combination thereof (as the context requires) and, with respect to any Fronting Bank, its Revolving L/C Commitment.

         "Consolidated Net Income" shall mean, with respect to any person for any period, the aggregate of the Net Income of such person and its Subsidiaries for such period, on a consolidated basis; provided, however, that
(i) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto) shall be excluded, (ii) any increase in the cost of sales or other incremental expenses resulting from purchase accounting in relation to any acquisition, net of taxes, shall be excluded, (iii) Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, (iv) any net after-tax income (loss) from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded, (v) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business (as determined in good faith by Holdings or the Borrower) shall be excluded, (vi) the Net Income for such period of any person that is not a Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a Subsidiary thereof in respect of such period, (vii) the Net Income for such period of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived and (viii) Consolidated Net Income for such period shall be decreased by the amount of all payments made during such period pursuant to Sections 6.06(c) and (e).

         "Consolidated Total Assets" shall mean, as of any date, the total assets of the Borrower and its consolidated Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of the Borrower as of such date.

         "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

         "Credit Event" shall have the meaning given such term in Article IV.

         "Cumulative Retained Excess Cash Flow Amount" shall mean, at any date, an amount, not less than zero, determined on cumulative basis equal to
(x) the amount of Excess Cash Flow for all Excess Cash Flow Periods ending after the Closing Date which is not (and, in the case of any Excess Cash Flow Period where the respective required date of prepayment has not yet occurred pursuant to Section 2.12(d), will not on such date of required prepayment be) required to be applied in accordance with Section 2.12(d) minus (y) the aggregate amount of Capital Expenditures made on or prior to such date pursuant to Section 6.10(c)(ii).

         "Cumulative Retained Net Proceeds Amount" shall mean (x) the aggregate amount of proceeds received after the Closing Date which would have constituted Net Proceeds pursuant to clause (a) of the definition thereof except for the operation of the second proviso to said clause (a), plus (y) at any time after the first date upon which the Net Leverage Ratio is less than
3.50 to 1.00 (as established pursuant to the certificate last delivered (or required to be delivered) pursuant to Section 5.04(c)), that amount which, as of the date of determination of the Cumulative Retained Net Proceeds Amount, equals the amount which would have constituted Net Proceeds received after the Closing Date, but which did not constitute Net Proceeds, because of (and to the extent of) the operation of the last sentence of the definition of Net Proceeds contained herein, minus (z) the aggregate amount of Capital Expenditures made on or prior to such date pursuant to Section 6.10(c)(iii).

         "Cure Amount" shall have the meaning provided in Section 7.02.

         "Cure Right" shall have the meaning provided in Section 7.02.

         "Current Assets" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash and Permitted Investments or other cash equivalents) that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Subsidiaries as current assets at such date of determination.

         "Current Liabilities" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of the Borrower and its Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of long-term debt, (b) accruals of Interest Expense (excluding Interest Expense that is due and unpaid), (c) Revolving Loans or Swingline Loans classified as current, (d) loans of Foreign Subsidiaries of the Borrower classified as current, (e) accruals, if any, of transaction costs resulting from the Transaction, (f) accruals of any costs or expenses related to severance or termination of employees prior to the date hereof and (g) accruals for add-backs to EBITDA included in clauses (e)-(i) of the definition thereof.

         "DBCI" shall mean Deutsche Bank AG Cayman Islands Branch, in its individual capacity, and any successor corporation thereto.

         "DBSI" shall have the meaning given such term in the introductory paragraph of this Agreement.

         "Debt Service" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, Cash Interest Expense for such period plus scheduled principal amortization of Total Debt for such period (whether or not such payments are made).

         "Default" shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

         "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

         "Designated Capital Contributions" shall mean any common equity contributions made after the Closing Date by the Designated Investors directly or indirectly to Holdings (which equity contributions are, in turn, contributed by Holdings to the Borrower) so long as all proceeds thereof are used by the Borrower to make Capital Expenditures pursuant to Section 6.10(c)(i) and/or acquisitions and investments pursuant to Sections 6.04(j),
(k), (l) and (n); provided that no Designated Capital Contribution may be used to repay (temporarily or permanently) any Indebtedness of Holdings, the Borrower or any of their respective Subsidiaries, whether pursuant to this Agreement or otherwise (and, if so used, the respective equity contribution shall not constitute a Designated Capital Contribution). For avoidance of doubt, it is understood and agreed that in no event shall (x) any amounts contributed pursuant to the exercise of Cure Rights pursuant to Section 7.02,
(y) any amounts constituting Special Capital Contributions or (z) any amounts received from the issuance and sale of common equity of Holdings through one or more registered public offerings thereof, be deemed to constitute (in whole or in part) Designated Capital Contributions.

         "Designated Investors" shall mean the Fund, Fund Affiliates, management of Holdings and the Borrower on the Closing Date; any other entity holding direct or indirect Equity Interests in Holdings on the Closing Date, including, in any event, any entity that is controlled by the Graham family; and any other person approved by the Agents.

         "Designated Persons" shall mean, collectively, (w) the Fund, (x) Fund Affiliates, (y) members of management of Holdings or the Borrower holding voting interests of Holdings or BMP/Graham Holdings or options to acquire such interests on the Closing Date and (z) holders of Equity Interests for whom Holdings, BMP/Graham Holdings, the Fund or Fund Affiliates (which are not themselves operating companies) have the power to vote.

         "Development Authority" shall have the meaning given such term in the definition of "Fulton County Bond Transaction."

         "Dollars" or "$" shall mean lawful money of the United States of America.

         "EBITDA" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the Borrower and its Subsidiaries for such period plus (in each case without duplication and to the extent the respective amounts described in items (a) through (i) below reduced such Consolidated Net Income for the respective period for which EBITDA is being determined) (a) provision for taxes based on income or profits of the Borrower and its Subsidiaries and Permitted Tax Amount Distributions made by the Borrower for such period, plus
(b) Interest Expense of the Borrower and its Subsidiaries for such period, plus (c) depreciation and amortization expense (including the amortization of deferred financing fees) of the Borrower and its Subsidiaries for such period, plus (d) any fees, expenses or charges related to the Transaction or any equity offering, investments permitted hereunder, acquisition or recapitalization or Indebtedness permitted to be incurred hereunder (whether or not successful), plus (e) the amount of any non-recurring charges (including any one-time costs incurred in connection with acquisitions after the Closing Date), plus (f) any other non-cash charges (excluding any such charge which requires an accrual of a cash reserve for anticipated cash charges for any future period), plus (g) the amount of any minority interest expense, plus (h) the amount of management, consulting monitoring and advisory fees paid to the Fund and its Affiliates, and/or any Graham Family Entity, during such period not to exceed $5.0 million during any four quarter period, plus (i) to the extent taken on or prior to December 31, 2006 and deducted from Net Income for the period for which EBITDA is being determined, fees, expenses or charges for the restructuring of the Borrower as contemplated by the business plan provided to the Lenders prior to the Closing Date; provided that the aggregate amount added back for all periods pursuant to this clause
(i) shall not exceed $137,000,000; provided, further that if any such amounts are capitalized rather than expensed during any period described above in this clause (i), (x) the amounts set forth in the preceding proviso will be reduced by any such amounts which are capitalized during the respective period and (y) such amounts shall not be deemed to be a Capital Expenditure for such period for the purposes of Section 6.10, plus (j) the amount of any expense to the extent a corresponding amount is received in cash by the Borrower and its Subsidiaries from a person other than Holdings or any Subsidiary of Holdings under any agreement providing for reimbursement of any such expense, provided such reimbursement payment has not been included in determining Consolidated Net Income or EBITDA (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against the respective expenses in future periods), less, without duplication, (k) non-cash items increasing Consolidated Net Income of the Borrower and its Subsidiaries for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period). Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement or otherwise required by GAAP, to the extent EBITDA is being determined for any period that begins prior to the Closing Date, then EBITDA shall be determined on a pro forma basis (consistent with the pro forma calculations in the Information Memorandum) as if the Acquisition had been consummated on the first day of the period for which EBITDA is being determined, it being further understood and agreed that such pro forma EBITDA shall be determined as if expected synergies for each fiscal quarter that ended on or prior to September 30, 2004 (and is included in the respective period for which EBITDA is being determined) in an amount equal to $8,800,000 per fiscal quarter had been realized (and, to the extent not already reflected, such amounts shall be added to EBITDA for any such fiscal quarter included in the period for which EBITDA is being determined). Additionally, notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement or otherwise required by GAAP, to the extent EBITDA is being determined for any period which includes the fiscal quarter ending December 31, 2004 or any fiscal quarter ending in 2005, then, with respect to such fiscal quarters (to the extent included in the period for which EBITDA is being determined) (x) $8,800,000 shall be added back in determining EBITDA for the fiscal quarter ended December 31, 2004 and (y) $9,000,000 shall be added back for each of the fiscal quarters ended on March 31, 2005, June 30, 2005, September 30, 2005 and December 31, 2005, in each case with such amounts representing expected future synergies; provided, however that the adjustments made pursuant to clause (y) of this sentence will not be made solely for purposes of determining EBITDA as used in the definition of Excess Cash Flow.

         "Eligible Transferee" shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other "accredited investor" (as defined in Regulation D of the Securities Act of 1933), but in any event excluding the Borrower and its Subsidiaries.

         "Employee Equity Sales" shall have the meaning given such term in the definition of the term Net Proceeds.

         "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

         "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the threat, the existence, or the continuation of the existence of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

         "Environmental Law" shall mean any and all applicable legally enforceable treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to human health or safety to the extent related to Hazardous Materials, including the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq. ("CERCLA"), the Solid Waste Disposal Act, as amended, 42 U.S.C. ss. 6901 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq., the Clean Air Act of 1970, as amended, 42 U.S.C. ss. 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. ss. 2601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss. 11001 et seq., the National Environmental Policy Act of 1975, 42 U.S.C. ss. 4321 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. ss. 300(f) et seq., and any similar or implementing state, local or foreign law, and all amendments or regulations promulgated under any of the foregoing.

         "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

         "Equity Interests" of any person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, but excluding any debt securities convertible into such equity.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

         "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

         "Eurodollar Loan" shall mean any Eurodollar Term Loan or Eurodollar Revolving Loan.

         "Eurodollar Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "Eurodollar Term Borrowing" shall mean a Borrowing comprised of Eurodollar Term Loans.

         "Eurodollar Term Loan" shall mean any B Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

         "Event of Default" shall have the meaning given such term in Article
VII.

         "Excess Amount" shall have the meaning provided in Section 2.12(g).

         "Excess Cash Flow" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any Excess Cash Flow Period, EBITDA of the Borrower and its Subsidiaries on a consolidated basis for such Excess Cash Flow Period, minus, without duplication, (a) Debt Service for such Excess Cash Flow Period, (b) any voluntary prepayments of B Term Loans during the period beginning on April 1 of such Excess Cash Flow Period and ending on March 31 of the immediately succeeding Excess Cash Flow Period and any permanent voluntary reductions to the Revolving Credit Commitments to the extent that an equal amount of the Revolving Loans simultaneously is repaid, so long as such amounts are not already reflected in Debt Service, (c) (i) Capital Expenditures by the Borrower and its Subsidiaries on a consolidated basis during such Excess Cash Flow Period (excluding Capital Expenditures made in such Excess Cash Flow Period where a certificate in the form contemplated by the following clause (d) was previously delivered) that are paid in cash and (ii) the aggregate consideration paid in cash during such Excess Cash Flow Period, in respect of Permitted Business Acquisitions and other investments permitted hereunder (less any amounts received in respect thereof as a return of capital), (d) Capital Expenditures that the Borrower or any Subsidiary of the Borrower shall, during such Excess Cash Flow Period, become obligated to make but that are not made during such Excess Cash Flow Period, provided that the Borrower shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such Excess Cash Flow Period of the Borrower, signed by a Responsible Officer of the Borrower and certifying that such Capital Expenditures and the delivery of the related equipment will be made in the following Excess Cash Flow Period, (e) taxes paid in cash by the Borrower and its Subsidiaries on a consolidated basis during such Excess Cash Flow Period or which are paid during the respective Excess Cash Flow Period or will be paid within six months after the close of such Excess Cash Flow Period (provided that any amount so deducted which will be paid after the close of such Excess Cash Flow Period shall not be deducted again in a subsequent Excess Cash Flow Period) and for which reserves have been established, including income tax expense and withholding tax expense incurred in connection with cross-border transactions involving its Foreign Subsidiaries,
(f) without duplication of the preceding clause (e), Permitted Tax Amount Distributions which are paid during the respective Excess Cash Flow Period or will be paid within six months after the close of such Excess Cash Flow Period (provided that any amount so deducted which will be paid after the close of such Excess Cash Flow Period shall not be deducted again in a subsequent Excess Cash Flow Period), (g) an amount equal to any increase in Working Capital of the Borrower and its Subsidiaries for such Excess Cash Flow Period,
(h) to the extent not deducted in determining EBITDA, monitoring and management fees paid to the Fund and/or any of its Affiliates or the Fund Affiliates and annual fees paid to any Graham Family Entity during such Excess Cash Flow Period, (i) cash expenditures made in respect of Interest Rate Protection Agreements and Other Hedging Agreements during such Excess Cash Flow Period, to the extent not reflected in the computation of EBITDA or Interest Expense, (j) permitted dividends or distributions (excluding Permitted Tax Amount Distributions, which are covered in clause (f) above) or repurchases of its Equity Interests paid in cash by Holdings or the Borrower during such Excess Cash Flow Period and permitted dividends paid by any Subsidiary of the Borrower to any person other than the Borrower or any of the Borrower's other Subsidiaries during such Excess Cash Flow Period, in each case in accordance with Section 6.06, (k) amounts paid in cash during such Excess Cash Flow Period on account of items that were accounted for as noncash reductions of Consolidated Net Income of the Borrower and its Subsidiaries in the current or a prior period, (l) special charges or any extraordinary or nonrecurring loss paid in cash during such Excess Cash Flow Period, (m) to the extent not deducted in the computation of Net Proceeds in respect of any asset disposition or condemnation giving rise thereto, mandatory prepayments of Indebtedness (other than Indebtedness created hereunder or under any other Loan Document), (n) amounts added to Consolidated Net Income pursuant to clause (i) of the definition of "EBITDA" for such Excess Cash Flow Period and
(m) to the extent included in determining EBITDA, all items that did not result from a cash payment to the Borrower and its Subsidiaries on a consolidated basis during such Excess Cash Flow Period plus, without duplication, (i) an amount equal to any decrease in Working Capital for such Excess Cash Flow Period, (ii) all proceeds received during such Excess Cash Flow Period of Capital Lease Obligations, purchase money Indebtedness, Sale and Lease-Back Transactions pursuant to Section 6.03 and any other Indebtedness, in each case to the extent used to finance any Capital Expenditure (other than Indebtedness under this Agreement to the extent there is no corresponding deduction to Excess Cash Flow above in respect of the use of such Borrowings), (iii) all amounts referred to in (c) above to the extent funded with the proceeds of the issuance of Equity Interests of, or capital contributions to, Holdings after the Closing Date (to the extent not previously used to prepay Indebtedness (other than Revolving Loans or Swingline Loans), make any investment or capital expenditure or otherwise for any purpose resulting in a deduction to Excess Cash Flow in any prior Excess Cash Flow Period) or any amount that would have constituted Net Proceeds under clause (a) of the definition of the term "Net Proceeds" if not so spent, in each case to the extent there is a corresponding deduction to Excess Cash Flow above, (iv) to the extent any permitted Capital Expenditures and the corresponding delivery of equipment referred to in (d) above do not occur in the Excess Cash Flow Period of the Borrower specified in the certificate of the Borrower provided pursuant to (d) above, such amounts of Capital Expenditures that were not so made in the Excess Cash Flow Period of the Borrower specified in such certificates, (v) cash payments received in respect of Interest Rate Protection Agreements during such Excess Cash Flow Period to the extent not (A) included in the computation of EBITDA or (B) reducing Cash Interest Expense, (vi) any extraordinary or nonrecurring gain realized in cash during such Excess Cash Flow Period (except to the extent such gain is subject to Section 2.12(c)), (vii) to the extent deducted in the computation of EBITDA, interest income and (viii) to the extent subtracted in determining EBITDA, all items that did not result from a cash payment by the Borrower and its Subsidiaries on a consolidated basis during such Excess Cash Flow Period.

         "Excess Cash Flow Period" shall mean each fiscal year of the Borrower, commencing with its fiscal year ended closest to December 31, 2005.

         "Existing Credit Agreement" shall mean the Credit Agreement dated as of February 14, 2003 (as amended, modified and/or supplemented from time to time), among Holdings, the Borrower, the Co-Borrower, the lenders from time to time party thereto, Salomon Smith Barney, as syndication agent, LaSalle Bank National Association, as documentation agent, Deutsche Bank Trust Company Americas, as administrative agent and Deutsche Bank Securities Inc., as sole lead arranger and sole book runner.

         "Existing Letter of Credit" shall mean each letter of credit issued under the Existing Credit Agreement that is to remain outstanding after the Closing Date and listed on Schedule 1.01 and designated as either (x) a Commercial Letter of Credit or (y) a Standby Letter of Credit.

         "Existing Senior Discount Notes" shall mean Holdings' 10-3/4% Senior Discount Notes due 2009.

         "Existing Senior Subordinated Notes" shall mean the Borrower's 8-3/4% Senior Subordinated Notes due 2008 and its Floating Rate Subordinated Term Securities due 2008.

         "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Fees" shall mean the Commitment Fees, the TL Commitment Fees, the L/C Participation Fees, the Fronting Bank Fees and the Administrative Agent Fees.

         "Financial Officer" of any person shall mean the chief financial officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.

         "Financial Performance Covenants" shall mean the covenants of Holdings and the Borrower set forth in Sections 6.11 and 6.12.

         "Foreign Subsidiary" shall mean, for any person, each Subsidiary of such person that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state thereof, the United States Virgin Islands or Puerto Rico.

         "Fronting Bank" shall mean DBCI (and to the extent DBCI resigns as Fronting Bank pursuant to Section 2.20(f), any Lender (if and to the extent it agrees in its sole discretion to be an issuer of Letters of Credit hereunder) or any bank affiliate thereof which has agreed to issue Letters of Credit hereunder). Notwithstanding the foregoing, it is hereby understood and agreed that any Affiliate of DBCI may issue Letters of Credit hereunder and under such circumstances be considered a Fronting Bank for the purposes hereof.

         "Fronting Bank Fees" shall have the meaning given to such term in
Section 2.05(b).

         "Fulton County Bond Transaction" shall mean one or more "Fulton County Bond" transactions consummated by the Borrower and its Subsidiaries prior to the Closing Date with respect to production equipment and related property located in Fulton County, Georgia, on terms substantially similar to the existing Fulton County Bond Transactions of the Borrower with respect to production equipment and related property located in Fulton County, Georgia, where (i) the Borrower and its Subsidiaries transferred title to the Development Authority of Fulton County, Georgia (or a substantially similar Governmental Authority) (the "Development Authority") to the respective production equipment and related property located in Fulton County, Georgia (the "Subject Property") (which shall have been acquired and/or constructed by the Borrower and its Subsidiaries prior to the Closing Date), (ii) the Borrower or a Subsidiary thereof shall have leased the respective Subject Property back from the Development Authority (such lease shall (x) require no (or nominal ) cash payments by the Borrower or any of its Subsidiaries and (y) allow for the purchase of the Subject Property by the Borrower or a Subsidiary thereof for no, or nominal, consideration), (iii) the Development Authority shall have issued industrial revenue bonds (the "Fulton County Bonds") in an amount to be agreed with the Borrower and the Borrower shall purchase the Fulton County Bonds, with the Development Authority immediately loaning the proceeds of the Fulton County Bonds back to the Borrower (so that there is no effect on the Borrower's financial cash position, and with any payments on the loan (if any) being immediately repaid to the Borrower with respect to the Fulton County Bonds), (iv) the Fulton County Bonds, and the Borrower's obligation to repay the loan of the proceeds of the Fulton County Bonds, are not treated as indebtedness under GAAP or recorded as indebtedness on the Borrower's financial statements, (v) the Fulton County Bonds are pledged pursuant to the Pledge Agreement and are themselves secured by the respective Subject Property, (vi) the Fulton County Bonds may be redeemed at the request of the Borrower (and the loan cancelled) at any time (with only nominal cash payment required), and (vii) the respective Subject Property is recorded as an asset or assets on the Borrower's balance sheet and the Borrower's lease payments or obligations shall not be reflected as lease payments or obligations on the Borrower's financial statements all in accordance with GAAP.

         "Fulton County Bonds" shall have the meaning given such term in the definition of "Fulton County Bond Transaction."

         "Fund" shall mean Blackstone Capital Partners III Merchant Banking Fund L.P., a Delaware limited partnership, and Blackstone Offshore Capital Partners III L.P., a Cayman Islands limited partnership.

         "Fund Affiliates" shall mean each Affiliate of the Fund that is not an operating company or Controlled by an operating company and each general partner of the Fund or any Fund Affiliate who is a partner or employee of The Blackstone Group L.P.

         "GAAP" shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis (provided that, at their option, Holdings and its Subsidiaries may capitalize repair and maintenance expenses in connection with their capital assets, so long as such capitalization is done on a consistent basis for all periods ended after the Closing Date, except for such period as is reasonably necessary to implement the change described above in this parenthetical).

         "Goldman Sachs" shall have the meaning given such term in the introductory paragraph to this Agreement.

         "Governmental Authority" shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body or, in the case of references to "Governmental Authority" in Article II and Sections 9.04 and 9.16, the National Association of Insurance
Commissioners.

         "Graham Alternative Investment Partners" shall mean a limited partnership, formerly Graham Family Growth Partnership.

         "Graham Family Entity" shall mean a corporation, partnership, limited liability company or trust that is and continues to be controlled by (i) the Graham Alternative Investment Partners, (ii) a beneficial owner of the Graham Alternative Investment Partners, (iii) any spouse, lineal descendant, or estate of any such beneficial owner, or (iv) any trust created for the direct and sole benefit of any person described in the preceding clauses (i) through
(iii). As used in this definition of Graham Family Entity, "beneficial owner" shall mean a person who would be determined to be a beneficial owner in accordance with the provisions of Rule 13d-3 promulgated by the Securities and Exchange Commission under the securities Exchange Act of 1934.

         "Guarantee" of or by any person shall mean (a) any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other person (the "Primary Obligor") in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such person securing any Indebtedness of any other person, whether or not such Indebtedness is assumed by such person; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement.

         "Guarantee Agreements" shall mean the Parent Guarantee Agreement and the Subsidiary Guarantee Agreement.

         "Guarantors" shall mean Holdings and the Subsidiary Guarantors.

         "Hazardous Materials" shall mean any material meeting the definition of a "hazardous substance" in CERCLA 42 U.S.C. ss. 9601(14) and all explosive or radioactive substances or wastes; hazardous or toxic substances or wastes; pollutants; solid, liquid or gaseous wastes, including petroleum, petroleum distillates or fractions or residues, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or materials or equipment containing PCBs in excess of 50 parts per million (ppm), radon gas, infectious or medical wastes, and all other substances or wastes of any nature regulated pursuant to any Environmental Law, or that reasonably could form the basis of an Environmental Claim.

         "Holdings" shall have the meaning given such term in the introductory paragraph of this Agreement, provided that upon consummation of the IPO Reorganization, "Holdings" shall be deemed to mean CapCo II.

         "Holdings Irrevocable Notice of Redemption" shall have the meaning provided in Section 5.15(a).

         "Holdings Partner" shall mean, at any time, each person which is a partner of Holdings from time to time pursuant to and in accordance with the terms of the partnership agreement in respect of Holdings.

         "Incremental B Term Loan Commitment Agreement" shall mean an Incremental B Term Loan Commitment Agreement substantially in the form of Exhibit D-2 (appropriately completed), with such revisions reasonably approved by the Administrative Agent, executed in accordance with Section 2.23.

         "Incremental B Term Loan Commitments" shall mean, for any Lender, any commitment by such Lender to make B Term Loans as agreed to by such Lender in the Incremental B Term Loan Commitment Agreement delivered pursuant to Section 2.23.

         "Incremental B Term Loan Lender" shall have the meaning given such term in Section 2.23(b).

         "Incremental Commitment Request Requirements" shall mean, with respect to any request for an Incremental Revolving Credit Commitment made pursuant to Section 2.22 or an Incremental B Term Loan Commitment made pursuant to Section 2.23, the satisfaction of each of the following conditions on the date of such request: (x) no Default or Event of Default then exists or would result therefrom (for purposes of such determination, assuming the relevant Loans in an aggregate principal amount equal to the full amount of Incremental Revolving Credit Commitments or Incremental B Term Loan Commitments, as the case may be, then requested had been incurred, and the proposed Permitted Business Acquisition (if any) to be financed with the proceeds of such Loans had been consummated, on such date of request) and all of the representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects at such time (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and (y) the Borrower shall be in compliance with the Financial Performance Covenants for the Test Period most recently ended prior to the date of the request for Incremental Revolving Credit Commitments or Incremental B Term Loan Commitments, as the case may be, on a pro forma basis, as if the relevant Loans to be made pursuant to such Incremental Revolving Credit Commitments or to such Incremental B Term Loan Commitments (in each case, assuming the full utilization thereof) had been incurred, and the proposed Permitted Business Acquisition (if any) to be financed with the proceeds of such Loans (as well as other Permitted Business Acquisitions theretofore consummated after the first day of such Test Period) had occurred, on the first day of such Test Period.

         "Incremental Revolving Credit Commitment Agreement" shall mean an Incremental Revolving Credit Commitment Agreement substantially in the form of Exhibit D (appropriately completed), with such revisions reasonably approved by the Administrative Agent, executed in accordance with Section 2.22.

         "Incremental Revolving Credit Commitments" shall mean, for any Lender, any commitment by such Lender to make Revolving Loans as agreed to by such Lender in the Incremental Revolving Credit Commitment Agreement delivered pursuant to Section 2.22; it being understood, however, that on each date upon which an Incremental Revolving Credit Commitment of any Lender becomes effective, such Incremental Revolving Credit Commitment of such Lender shall be added to (and thereafter become a part of) the Revolving Credit Commitment of such Lender for all purposes of this Agreement as contemplated by Section 2.22.

         "Incremental Revolving Lender" shall have the meaning given such term in Section 2.22(b).

         "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than current trade liabilities and current intercompany liabilities (but not any refinancings, extensions, renewals or replacements thereof) incurred in the ordinary course of business and maturing within 365 days after the incurrence thereof), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (f) all Guarantees by such person of Indebtedness of others, (g) all Capital Lease Obligations of such person, (h) all payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (i) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances.

         "Indemnitee" shall have the meaning provided in Section 9.05(b).

         "Information Memorandum" shall have the meaning given such term in
Section 3.15(a).

         "Initial Date" shall have the meaning provided in Section 2.19(a).

         "Intercreditor Agreement" shall have the meaning provided in Section 4.02(i).

         "Interest Coverage Ratio" shall have the meaning given such term in
Section 6.11.

         "Interest Expense" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, the sum of (a) gross interest expense of the Borrower and its Subsidiaries for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to interest rate protection agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense and (b) capitalized interest of the Borrower and its Subsidiaries on a consolidated basis. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by the Borrower and its Subsidiaries with respect to Interest Rate Protection Agreements.

         "Interest Payment Date" shall mean, (a) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type and (b) with respect to any ABR Loan, the last day of each calendar quarter.

         "Interest Period" shall mean as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or 9 or 12 months, if at the time of the relevant Borrowing, all Lenders make interest periods of such length available), as the Borrower may elect, and the date any Eurodollar Borrowing is converted to an ABR Borrowing in accordance with Section 2.10 or repaid or prepaid in accordance with Section 2.11 or 2.12; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

         "Interest Rate Protection Agreement" shall mean any interest rate hedging agreement or arrangement entered into by the Borrower or a Subsidiary of the Borrower and designed to protect against fluctuations in interest rates.

         "Investors" shall mean the Fund, each other owner of Equity Interests in Holdings or BMP/Graham Holdings immediately prior to the Closing Date and any other owner of Equity Interests in Holdings that is approved by the Agents.

         "IPO Reorganization" shall mean the transfer of all or substantially all of Holdings' assets (including, without limitation, all Equity Interests in the Borrower and Opco GP) and liabilities to CapCo II and the dissolution, liquidation or winding up of Holdings in connection with or in contemplation of an initial public offering of the shares of common stock of CapCo II.

         "Joint Venture" shall mean any person in which the Borrower and its Subsidiaries own, directly or indirectly, more than 5% but 50% or less of the Equity Interests.

         "L/C Participation Fee" shall have the meaning given such term in
Section 2.05(b).

         "L/C Payment" shall mean a payment or disbursement made by a Fronting Bank pursuant to a Letter of Credit.

         "Lender" shall mean each financial institution listed on Schedule 2.01, as well as any person which becomes a "Lender" hereunder pursuant to
Section 9.04(b).

         "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing, to fund Refunded Swingline Loans or to fund its portion of any unreimbursed payment under Section 2.20(a)(iv) or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 2.01(b) or (c) or Section 2.20.

         "Letter of Credit" shall mean the Commercial Letters of Credit, the Standby Letters of Credit and the Existing Letters of Credit.

         "Letter of Credit Request" shall have the meaning given such term in
Section 2.20(a)(i).

         "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate at which dollar deposits approximately equal in principal amount to the Administrative Agent's portion of such Eurodollar Borrowing and for a maturity comparable to such Interest Period are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., New York time, two Business Days prior to the commencement of such Interest Period.

         "LIBOR Margin" shall mean for B Term Loans and Revolving Loans the rate per annum set forth under the relevant column heading opposite such Loans as set forth on Schedule A hereto.

         "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loan Documents" shall mean this Agreement, the Letters of Credit, the Guarantee Agreements, the Security Documents, the Intercreditor Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, any Note and any Additional Intercreditor Agreement.

         "Loan Parties" shall mean the Borrower and the Guarantors.

         "Loans" shall mean the B Term Loans, the Revolving Loans and the Swingline Loans.

         "Margin Stock" shall have the meaning given such term in Regulation
U.

         "Majority Lenders" of any Tranche shall mean those Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

         "Material Adverse Effect" shall mean the existence of events, conditions and/or contingencies that have had or are reasonably likely to have
(a) a materially adverse effect on the assets, business, operations, properties, liabilities, profits or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole, (b) a material impairment of the ability of Holdings, the Borrower or any of their Subsidiaries to perform any of its material obligations under any Loan Document to which it is or will be a party or to consummate the Transaction or (c) an impairment of the validity or enforceability of, or a material impairment of the material rights, remedies or benefits available to the Lenders, any Fronting Bank, the Administrative Agent or the Collateral Agent under any Loan Document.

         "Maximum Rate" shall have the meaning provided in Section 9.09.

         "Mortgaged Properties" shall mean the owned real properties of the Loan Parties specified on Schedule 3.20(a) that are expressly designated "Mortgaged Properties".

         "Mortgages" shall mean the mortgages, deeds of trust, deeds to secure debt and other security documents delivered pursuant to clause (i) of Section 4.02(h) or pursuant to Section 5.11, each substantially in the form of Exhibit E.

         "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Net Income" shall mean, with respect to any person, the net income
(loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

         "Net Leverage Ratio" shall mean, on any date, the ratio of (a) Total Net Debt as of such date to (b) EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP, provided that to the extent any Asset Disposition or any Permitted Business Acquisition (or any similar transaction or transactions which require a waiver or a consent of the Required Lenders pursuant to Section 6.05) has occurred during the relevant Test Period, EBITDA shall be determined for the respective Test Period on a Pro Forma Basis for such occurrences.

         "Net Proceeds" shall mean (a) 100% of the cash proceeds actually received by Holdings, the Borrower or any of their domestic Wholly Owned Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets) to any person of any asset or assets of Holdings, the Borrower or any of their Subsidiaries (other than those pursuant to Sections 6.05(a), (b), (d), (e), (j), (k), (l) and
(n)), net of (i) attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset (other than pursuant hereto or pursuant to the Second-Lien Loans, the Senior Subordinated Notes or the Senior Notes or any refinancing or successive refinancing thereof), other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) taxes paid or payable as a result thereof, and (iii) Permitted Tax Amount Distributions to the extent attributable thereto, provided that if no Event of Default exists and the Borrower shall deliver a certificate of a Responsible Officer to the Administrative Agent promptly following receipt of any such proceeds setting forth the Borrower's intention to use any portion of such proceeds to purchase assets useful in the business of the Borrower and its Subsidiaries, or make investments pursuant to Sections 6.04(k) and (l), in each case within 12 months of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not so used within such 12-month period, and provided further, that no proceeds shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such proceeds in such fiscal year shall exceed $10,000,000 or the aggregate of all such proceeds received after the Closing Date shall exceed $30,000,000, (b) 100% of the cash proceeds from the incurrence, issuance or sale by Holdings, the Borrower or any of their Subsidiaries of any Indebtedness (other than Indebtedness permitted pursuant to Section 6.01, net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale, (c) 50% of the cash proceeds from the issuance or the sale by Holdings or any of its Subsidiaries of any equity security of, or Equity Interests in, Holdings or such Subsidiary (other than (i) sales of Equity Interests of Holdings to directors, officers or employees of Holdings or BMP/Graham Holdings, the Borrower or any of their Subsidiaries in connection with permitted employee compensation and incentive arrangements ("Employee Equity Sales"), (ii) the proceeds of Designated Capital Contributions and Special Capital Contributions, (iii) sales of Equity Interests of Holdings (other than pursuant to an initial public offering of the common stock of Holdings) to the extent the net proceeds of such sales are used to fund permitted Capital Expenditures or investments within twelve months after the receipt of such net proceeds, (iv) proceeds of Permitted Cure Securities, and (v) cash proceeds of sales of Equity Interests from an initial public offering of the common stock of Holdings, to the extent such proceeds are promptly utilized to repay up to $25,000,000 in the aggregate of outstanding Revolving Loans and/or Swingline Loans (to the extent outstanding)), in each case, net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case, incurred in connection with such issuance or sale and (d) 100% of the cash proceeds in excess of $10,000,000 received by the Borrower or any of its Subsidiaries (net of all taxes, fees, commissions, costs and other expenses, in each case incurred in connection therewith) in respect of any claim under the Acquisition Agreement or as a direct or indirect result of any breach of any term or provision of the Acquisition Agreement or otherwise in respect of any claim by the Borrower or any of its Subsidiaries arising out of the Acquisition (other than (i) working capital and other purchase price adjustments as contemplated by Section 1.3 of the Acquisition Agreement or
(ii) to the extent relating to indemnification or reimbursement of amounts paid (or to be paid) by the Borrower or any of its Subsidiaries to persons other than Holdings or any of its Subsidiaries (including amounts reserved by the Borrower in good faith for future payments to such persons)). For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to Holdings or the Borrower or any Affiliate of either of them shall be disregarded, except for financial advisory fees customary in type and amount paid to Affiliates of The Blackstone Group L.P. Notwithstanding anything to the contrary contained in this definition, if, at the time of any prepayment required by Section 2.12 hereof, the Net Leverage Ratio is less than 3.50 to 1.00 (as established pursuant to the certificate last delivered (or required to be delivered) pursuant to Section 5.04(c)), the percentages set forth in clauses (a), (b) and (c) above shall be deemed to be 75%, 100%, and 0%, respectively.

         "90% Subsidiary" shall mean any person which is a Wholly Owned Subsidiary of the Borrower or at least 90% of the Equity Interests of which are owned by the Borrower and/or one or more Wholly Owned Subsidiaries of the Borrower.

         "Notes" shall mean any promissory note of the Borrower issued pursuant to this Agreement.

         "Notices of Redemption" shall have the meaning provided in Section 5.15(b).

         "Obligations" shall mean all amounts owing to any of the Agents or any Lender pursuant to the terms of this Agreement or any other Loan Document.

         "OI Plastic" shall mean Owens-Brockway Plastic Products Inc.

         "Opco GP" shall mean GPC Opco GP, LLC, a Wholly Owned Subsidiary of Holdings.

         "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

         "Other Taxes" shall have the meaning provided in Section 2.19(b).

         "Parent Guarantee Agreement" shall mean the Parent Guarantee Agreement, substantially in the form of Exhibit F, made by Holdings in favor of the Collateral Agent for the benefit of the Secured Parties.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

         "Permitted Business Acquisition" shall mean any acquisition of all or substantially all the assets of, or shares or other equity interests in, a person or division or line of business of a person (or any subsequent investment made in a previously acquired Permitted Business Acquisition) if immediately after giving effect thereto: (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) all transactions related thereto shall be consummated in accordance with applicable laws, (c) at least 90% of the Equity Interests of any acquired or newly formed corporation, partnership, association or other business entity are owned directly by the Borrower or a domestic Wholly Owned Subsidiary of the Borrower which is a Guarantor (unless there is a material tax or legal or other economic disadvantage in not having a Foreign Subsidiary of the Borrower hold such Equity Interests, in which case such Equity Interests may be held directly by a Foreign Subsidiary of the Borrower) and all actions required to be taken, if any, with respect to such acquired or newly formed Subsidiary under Section 5.11 shall have been taken and (d)(i) Holdings, the Borrower and their Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect to such acquisition or formation, with the covenants contained in Sections 6.11 and 6.12 recomputed as at the last day of the most recently ended fiscal quarter of Holdings, the Borrower and their Subsidiaries as if such acquisition had occurred on the first day of each relevant period for testing such compliance, and the Borrower shall have delivered to the Administrative Agent an officers' certificate to such effect, together with all relevant financial information for such Subsidiary or assets, and (ii) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 6.01) and (e) the aggregate amount of consideration paid in connection with any individual Permitted Business Acquisition shall not exceed the Permitted Business Acquisition Amount.

         "Permitted Business Acquisition Amount" shall mean, for each Permitted Business Acquisition, $120,000,000, or $160,000,000 if the Net Leverage Ratio is less than 3.50 to 1.00 (as established pursuant to the certificate last delivered (or required to be delivered) pursuant to Section 5.04(c)), provided that the Permitted Business Acquisition Amount shall be increased with respect to a given Permitted Business Acquisition (x) to the extent, and only to the extent, that the Borrower makes an election to increase the Permitted Business Acquisition Amount for the respective Permitted Business Acquisition, which increase shall only occur to the extent that the Borrower so elects to apply amounts that would otherwise be available to make Capital Expenditures at such time pursuant to, and in accordance with the provisions of, Section 6.10(a) and (b), (y) to make payments owing in connection with the respective Permitted Business Acquisition with the proceeds of Designated Capital Contributions and/or (z) to the extent the Borrower elects to apply amounts otherwise available pursuant to, and in an amount not to exceed, the Available Investment Basket Amount at such time.

         "Permitted Cure Security" shall mean an equity security of Holdings having no mandatory redemption, repurchase, repayment or similar requirements prior to the date which occurs four calendar months after the B Term Loan Maturity Date and upon which all dividends or distributions, at the election of Holdings, may be payable in additional shares of such equity security.

         "Permitted Investments" shall mean: (a) direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof; (b) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act of 1933, as amended)); (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above; (d) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody's Investors Service, Inc., or A-1 (or higher) according to Standard & Poor's Ratings Group; (e) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by Standard & Poor's Ratings Group or A by Moody's Investors Service, Inc.; (f) in the case of any Subsidiary organized in a jurisdiction outside the United States: (i) direct obligations of the sovereign nation (or any agency thereof) in which such Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (ii) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (iii) investments of the type and maturity described in clauses (a) through (e) above of foreign obligors (or the parents of such obligors), which investments or obligors (or the parents of such obligors) are not rated as provided in such clauses or in clause (ii) above but which are, in the reasonable judgment of the Borrower, comparable in investment quality to such investments and obligors (or the parents of such obligors); (g) shares of mutual funds whose investment guidelines restrict 95% of such funds' investments to those satisfying the provisions of clauses (a) through (e) above; and (h) time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 1/2 of 1% of total assets of Holdings and its Subsidiaries, on a consolidated basis, as of the end of Holdings' most recently completed fiscal year.

         "Permitted Refinancing Indebtedness" shall mean any Indebtedness of Holdings or a Subsidiary of Holdings issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to "Refinance"), Indebtedness permitted by Sections 6.01(j) or (p) (or previous refinancings thereof constituting Permitted Refinancing Indebtedness) of Holdings or such Subsidiary of Holdings, as the case may be, provided that (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus, in the case of Sections 6.01(j) and (p), unpaid accrued interest and premium thereon), (ii) the average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to that of the Indebtedness being Refinanced, (iii) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced,
(iv) no Permitted Refinancing Indebtedness shall have different obligors, or greater guarantees or security (except as otherwise expressly permitted herein), than the Indebtedness being Refinanced, (v) if the Indebtedness being Refinanced is secured by any collateral (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Permitted Refinancing Indebtedness may be secured by such collateral (including any collateral pursuant to after-acquired property clauses to the extent any such collateral secured the Indebtedness being Refinanced) on terms no less favorable to the Secured Parties than those contained in the documentation governing the Indebtedness being Refinanced, (vi) such Indebtedness (other than Indebtedness permitted by Section 6.01(j)) shall not require any repayments of principal that are earlier than any repayments that are required under the Indebtedness being Refinanced and (vii) in the case of Indebtedness permitted under Section 6.01(p), no Permitted Refinancing Indebtedness shall contain covenants, defaults or events of default that are materially more adverse to Holdings and its Subsidiaries, or the Lenders, than those contained in such Indebtedness being Refinanced. Notwithstanding the foregoing, if any Permitted Refinancing Indebtedness is incurred to Refinance the Second-Lien Loans or any previous issue of Permitted Refinancing Indebtedness incurred pursuant to sub-clause
(x) of Section 6.01(p), then unless such Permitted Refinancing Indebtedness is unsecured, each Loan Party, the Administrative Agent, the Collateral Agent and the administrative agent and collateral agent for such Permitted Refinancing Indebtedness shall enter into a new intercreditor agreement in the form of
Exhibit I hereto, appropriately modified to reflect the new issue of Permitted Refinancing Indebtedness and with such other changes, if any, as may be satisfactory to the Administrative Agent and the Collateral Agent (with each such intercreditor agreement being herein called an "Additional Intercreditor Agreement").

         "Permitted Tax Amount Distributions" shall mean for each tax year that the Borrower qualifies or each of Borrower and Holdings qualifies as a partnership or as a branch or agency of another person (a "Flow-through Entity") under the Code (including the applicable provisions of Treasury Regulations promulgated thereunder) or any similar provision of state or local law, distributions of tax amounts in respect of (i) U.S. federal income tax and of income tax imposed by the state or local jurisdictions in which the Flow-through Entity so qualifies as a partnership or as a branch or agency of another person or (ii) taxes imposed on profits or capital of such person for such period, including, without limitation, state franchise and similar taxes (such as the Texas franchise tax and Michigan single business tax); provided, however, that (A) a knowledgeable and duly authorized officer of the Flow-through Entity certifies annually that the Flow-through Entity qualifies as a partnership or as a branch or agency of another person for federal income tax purposes and under similar laws of the states in respect of which such tax amount distributions are being made and (B) at the time of such tax amount distributions, the most recent audited financial statements of the Flow-through Entity provide that the Flow-through Entity was treated as a partnership or as a branch or agency of another person for federal income tax purposes for the period of such financial statements. Between the first and fifteenth day of each month in which an estimated tax payment for a Borrower Partner is due, the Flow-through Entity may distribute cash to each Borrower Partner in an amount equal to the product of (A) the highest combined marginal individual or corporate (as applicable) federal, state and local income tax rates ((i) including, to the extent applicable, if any, alternative minimum tax and (ii) taking into account any federal tax benefit for a deduction for state and local taxes) applicable to the taxable income of the Flow-through Entity allocated to a Borrower Partner and in effect at the time of the distribution, times (B) the remainder, if any, of (1) the product of 25, 50, 75 or 100 percent for the first (1st), second (2nd), third (3rd) or fourth
(4th) required estimated tax installment payments for the fiscal year, respectively, times (a) the cumulative (as annualized) taxable income to be allocated to such Borrower Partner for such fiscal year less (b) the cumulative taxable loss that has been allocated to such Borrower Partner to the extent such loss has not previously reduced taxable income pursuant to this provision in any prior taxable year, as determined in good faith by the Flow-through Entity's executive committee at or around the date of payment, minus (2) the sum of the cumulative distributions to such Borrower Partner made with respect to such fiscal year under the applicable provisions of the partnership agreement of the Borrower. Notwithstanding the foregoing provisions, the Permitted Tax Amount Distributions permitted to be distributed by Holdings shall be adjusted to reflect the Reimbursed Amount calculated under Section 5.1(b)(ii) of Holdings' partnership agreement as in effect on the date hereof. If any Borrower Partner of a Flow-through Entity is an S corporation or a partnership or a similar pass-through entity, (i) reference to Borrower Partner shall, for the purposes of this definition, include shareholders or partners, as the case may be, of the Borrower Partner and reference to the Borrower shall include such S-corporation or partnership or similar pass-through entity and (ii) notwithstanding anything provided elsewhere in this definition of "Permitted Tax Amount Distributions", the aggregate Permitted Tax Amount Distributions to such Borrower Partner shall not exceed the aggregate Permitted Tax Amount Distributions payable to such Borrower Partner's shareholders or partners, as the case may be.

         "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

         "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreement" shall mean, collectively, the Pledge Agreement, substantially in the form of Exhibit G, with such revisions as approved by the Administrative Agent, among Holdings, the Borrower, each Subsidiary Guarantor and the Collateral Agent for the benefit of the Secured Parties and each other document delivered on the Closing Date (or thereafter pursuant to Section 5.11) pursuant to which Holdings, the Borrower or any of their domestic Subsidiaries pledged Equity Interests of any of their Foreign Subsidiaries to secure the Obligations.

         "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

         "Primary Obligor" shall have the meaning given such term in the definition of Guarantee.

         "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

         "Pro Forma Basis" shall mean, as to any person, for any events as described in clauses (ii) and (iii) below which occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if same had occurred at the beginning of such period of calculation, and

                  (i) for purposes of the foregoing calculation, each transaction giving rise to the need to calculate the pro forma effect to any of the following events shall be assumed to have occurred on the first day of the four consecutive fiscal quarter period last ended on or before the occurrence of the respective event for which such pro forma effect is being determined (the "Reference Period");

                  (ii) in making any determination of EBITDA, pro forma effect shall be given to any Asset Disposition and to any Permitted Business Acquisition (or any similar transaction or transactions which require a waiver or consent of the Required Lenders pursuant to Section 6.05), in each case which occurred during the Reference Period (or, in the case of determinations made pursuant to the definition of Permitted Business Acquisition contained herein, occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Business Acquisition is consummated) as if such Asset Disposition, Permitted Business Acquisition or other transaction, as the case may be, occurred on the first day of the Reference Period; and

                  (iii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness incurred or assumed and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving indebtedness incurred for working capital purposes and not to finance any acquisition) incurred or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to the definition of Permitted Business Acquisition contained herein, occurring during the Reference Period or thereafter and through and including the date upon which the respective Permitted Business Acquisition is consummated) shall be deemed to have been incurred or repaid at the beginning of such period and (y) Interest Expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates which would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods.

         Pro forma calculations made pursuant to the definition of Pro Forma Basis shall be determined in good faith by a Responsible Officer of the Borrower and may include adjustments, in the reasonable determination of the Borrower as set forth in an officers' certificate, to (i) reflect operating expense reductions reasonably expected to result from any acquisition, merger or Asset Disposition or (ii) eliminate the effect of any extraordinary accounting event with respect to any acquired person or assets on Consolidated Net Income.

         "Properties" shall have the meaning given such term in Section
3.17(a).

         "Recapitalization Agreement" shall mean the Agreement and Plan of Recapitalization, Redemption and Repurchase, dated as of December 18, 1997, by and among the Borrower, BMP/Graham Holdings Corporation and the other parties thereto.

         "Redemption Date" shall have the meaning provided in Section 5.15(c).

         "Refinance" shall have the meaning assigned to such term in definition of the term "Permitted Refinancing Indebtedness," and "Refinanced" shall have a meaning correlative thereto.

         "Reference Period" shall have the meaning provided in the definition of Pro Forma Basis.

         "Refinanced Term Loans" shall have the meaning given such term in
Section 9.08(c).

         "Refinancing" shall have the meaning given such term in the preamble of this Agreement.

         "Refunded Swingline Loans" shall have the meaning provided in Section 2.01(c)(iii).

         "Register" shall have the meaning given such term in Section 9.04(c).

         "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

         "Release" shall have the meaning given such term in CERCLA, 42 U.S.C. ss. 9601(22).

         "Remaining Present Value" shall mean, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

         "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions, including studies and investigations, required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way respond to any Hazardous Material in the environment or (ii) prevent the Release or threatened Release, or minimize the further Release, of any Hazardous Material.

         "Replaced Lender" shall have the meaning provided in Section 2.21(b).

         "Replacement Lender" shall have the meaning provided in Section
2.21(b).

         "Replacement Term Loans" shall have the meaning given such term in
Section 9.08(c).

         "Reportable Event" shall mean any reportable event as defined in
Section 4043 of ERISA or the regulations issued thereunder (other than those events as to which the thirty day notice period is waived) with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

         "Required Lenders" shall mean, at any time, Lenders having Loans (other than Swingline Loans), Revolving L/C Exposures, Swingline Exposures and unused Commitments (excluding commitments to issue Letters of Credit or make Swingline Loans) representing more than 50% of the sum of all Loans (other than Swingline Loans) outstanding, Revolving L/C Exposures, Swingline Exposures and unused Commitments (excluding commitments to issue Letters of Credit or make Swingline Loans) at such time. The Loans, Revolving L/C Exposures, Swingline Exposures and unused Commitments of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

         "Responsible Officer" of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

         "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

         "Revolving Credit Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name on Schedule 2.01 directly below the column entitled "Revolving Credit Commitment" or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Credit Commitment, as applicable, as the same may be reduced from time to time pursuant to Section 2.09 and pursuant to assignments by such Lender pursuant to Section 9.04 and increased pursuant to Section 2.22.

         "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender plus the amount at such time of such Lender's Revolving L/C Exposure plus the amount at such time of such Lender's Swingline Exposure.

         "Revolving Credit Lender" shall mean a Lender with a Revolving Credit Commitment.

         "Revolving Credit Maturity Date" shall mean the sixth anniversary of the Closing Date.

         "Revolving L/C Commitment" shall mean, with respect to any Fronting Bank, the commitment of such Fronting Bank to issue Letters of Credit pursuant to Section 2.20(a).

         "Revolving L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Payments that have not yet been reimbursed at such time. The Revolving L/C Exposure of any Revolving Credit Lender at any time shall mean its Applicable Percentage of the aggregate Revolving L/C Exposure at such time.

         "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Sections 2.01(b) or 2.22. Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

         "Sale and Lease-Back Transaction" shall have the meaning given such term in Section 6.03.

         "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

         "Second-Lien Administrative Agent" shall mean the "Administrative Agent" under and as defined in the Second-Lien Credit Agreement.

         "Second-Lien Collateral Agent" shall mean the "Collateral Agent" under and as defined in the Second-Lien Credit Documents.

         "Second-Lien Credit Agreement" shall mean that certain Credit Agreement, dated as of October 7, 2004, among Holdings, the Borrower, the Co-Borrower, the Second-Lien Administrative Agent, the Agents, the Arrangers and various lenders from time to time party thereto, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

         "Second-Lien Credit Documents" shall mean the Second-Lien Credit Agreement, and the related guarantees, pledge agreements, security agreements, mortgages, notes and other agreements and instruments entered into in connection with the Second-Lien Credit Agreement, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof and of this Agreement.

         "Second-Lien Loans" shall mean the term loans incurred by the Borrower on the Closing Date pursuant to the Second-Lien Credit Agreement.

         "Secured Parties" shall have the meaning given such term in the Security Agreement.

         "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit H, among Holdings, the Borrower, each Subsidiary Guarantor and the Collateral Agent for the benefit of the Secured Parties.

         "Security Agreement Collateral" shall mean "Collateral" as defined in the Security Agreement.

         "Security Documents" shall mean the Mortgages, the Security Agreement, the Pledge Agreement, and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.11.

         "Senior Managing Agents" shall have the meaning given such term in the introductory paragraph of this Agreement.

         "Senior Notes" shall mean the Borrower's and Co-Borrower's 8 1/2% Senior Notes due 2012 issued pursuant to the Senior Note Indenture and any notes issued by the Borrower or Co-Borrower in exchange for, and as contemplated by, the Senior Notes with substantially identical terms as the Senior Notes, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof and of this Agreement.

         "Senior Note Documents" shall mean the Senior Note Indenture, the Senior Notes and each other document or agreement relating to the issuance of the Senior Notes, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof and of this Agreement.

         "Senior Note Indenture" shall mean the Indenture, dated as of October 7, 2004, among the Borrower, the Co-Borrower and the trustee named therein from time to time, as in effect on the Closing Date and as thereafter amended from time to time in accordance with the terms thereof and of this Agreement.

         "Senior Subordinated Note Documents" shall mean the Senior Subordinated Notes and the Senior Subordinated Note Indenture, in each case, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof and of this Agreement.

         "Senior Subordinated Note Indenture" shall mean the Indenture dated as of October 7, 2004 among the Borrower, the Co-Borrower and the trustee named therein from time to time, as in effect on the Closing Date and as thereafter amended from time to time in accordance with the requirements thereof and of this Agreement.

         "Senior Subordinated Notes" shall mean the Borrower's and Co-Borrower's 9 7/8% Senior Subordinated Notes due 2014 issued pursuant to the Senior Subordinated Note Indenture and any notes issued by the Borrower or Co-Borrower in exchange for, and as contemplated by, the Senior Subordinated Notes with substantially identical terms as the Senior Subordinated Notes, as the same may be amended, modified and/or supplemented from time to time in accordance with the terms thereof and of this Agreement.

         "Special Capital Contributions" shall mean any cash common equity contributions made after the Closing Date by the Designated Investors directly or indirectly to Holdings (which cash equity contributions are, in turn, contributed by Holdings to the Borrower) so long as (x) the respective Designated Investor shall have elected in writing delivered to the Administrative Agent prior to the making of the respective cash common equity contribution to designate same as "Special Capital Contributions" for all purposes under this Agreement and the other Loan Documents and (y) all proceeds of the respective cash common equity contribution are immediately used by the Borrower to prepay outstanding principal of B Term Loans (in which case, such prepayments shall be made pursuant to Section 2.12(c) (and in accordance with paragraph (b) of Section 2.11)), Swingline Loans and/or Revolving Credit Borrowings. For avoidance of doubt, it is understood and agreed that in no event shall (x) any amounts contributed pursuant to the exercise of Cure Rights pursuant to Section 7.02 or (y) any amounts received from the issuance and sale of common equity of Holdings through one or more registered public offerings thereof, be deemed to constitute (in whole or in part) Special Capital Contributions.

         "Standby Letter of Credit" shall mean an irrevocable standby letter of credit under which a Fronting Bank agrees to make payments in Dollars for the account of the Borrower, on behalf of the Borrower or any of its Subsidiaries.

         "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent is subject with respect to Eurocurrency Liabilities (as defined in Regulation D of the Board) or other categories of liabilities or deposits by reference to which the LIBO Rate is determined. Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Subject Property" shall have the meaning provided in the definition of Fulton County Bond Transaction.

         "Subsidiary" shall mean, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless the context otherwise indicates, all references herein to a "Subsidiary" are references to a subsidiary of Holdings.

         "Subsidiary Guarantee Agreement" shall mean the Subsidiary Guarantee Agreement, substantially in the form of Exhibit J, with such revisions as approved by the Administrative Agent, to be entered into by the Subsidiary Guarantors pursuant to and in accordance with the terms of Section 5.11 in favor of the Collateral Agent for the benefit of the Secured Parties.

         "Subsidiary Guarantor" shall mean each domestic Subsidiary of Holdings designated as a "Subsidiary Guarantor" on Schedule 3.08 hereto or which executes the Subsidiary Guarantee Agreement pursuant to and in accordance with the terms of Section 5.11.

         "Supermajority Lenders" of any Tranche shall mean those Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if (x) all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated and (y) the percentage "50%" contained therein were changed to "66-2/3%".

         "Swingline Exposure" shall mean at any time the aggregate principal amount of all outstanding Swingline Loans at such time. The Swingline Exposure of any Revolving Credit Lender at any time shall mean its Applicable Percentage of the aggregate Swingline Exposure at such time.

         "Swingline Lender" shall mean Deutsche Bank AG Cayman Islands Branch in its capacity as Swingline Lender hereunder.

         "Swingline Loan Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans as set forth in Section 2.01(c).

         "Swingline Loans" shall mean the swingline loans made by the Swingline Lender to the Borrower pursuant to Section 2.01(c).

         "Syndication Agent" shall have the meaning given such term in the introductory paragraph of this Agreement.

         "Syndication Date" shall mean that date upon which two of the three Arrangers determine (and the Administrative Agent notifies the Borrower) that the primary syndication (and resultant addition of institutions as Lenders pursuant to Section 9.04) has been completed.

         "Taxes" shall have the meaning provided in Section 2.19(a).

         "Term Borrowing" shall mean a Borrowing comprised of B Term Loans.

         "Test Period" shall mean, on any date of determination, the period of four consecutive fiscal quarters of the Borrower then last ended (taken as one accounting period).

         "TL Commitment Fee" shall have the meaning provided in Section
2.05(c).

         "Total Debt" shall mean, with respect to any person and its Subsidiaries on a consolidated basis at any time (without duplication), all Indebtedness consisting of Capital Lease Obligations, Indebtedness for borrowed money and Indebtedness in respect of the deferred purchase price of property or services of such person and its Subsidiaries on a consolidated basis at such time.

         "Total Net Debt" at any date shall mean Total Debt of the Borrower and its Subsidiaries determined on a consolidated basis on such date minus unrestricted cash and cash equivalents (determined in accordance with GAAP) of the Borrower and its Subsidiaries on such date; provided that in determining the aggregate amount of cash and cash equivalents as provided above, such determination shall be made without giving effect to any cash or cash equivalents constituting (in whole or in part) Designated Capital Contributions or proceeds thereof.

         "Total Revolving Credit Commitment" shall mean, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

         "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being three separate Tranches on the Closing Date, i.e., B Term Loans, Revolving Loans and Swingline Loans.

         "Transaction" shall have the meaning given such term in the preamble to this Agreement.

         "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

         "Unpaid Drawing" shall mean an amount (until such time as such amount is paid or reimbursed) equal to payments and disbursements made by a Fronting Bank under any Letter of Credit issued by it.

         "Wholly Owned Subsidiary" of any person means a Subsidiary of such person, at least 99% of the Equity Interests of which (other than directors' qualifying shares) are owned by such person or another Wholly Owned Subsidiary. Unless the context otherwise indicates, all references herein to a "Wholly Owned Subsidiary" are references to a Wholly Owned Subsidiary of Holdings.

         "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         "Working Capital" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination.

         SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Section 2.12(d) and Article VI all accounting terms herein shall be interpreted and all accounting determinations hereunder (in each case, unless otherwise provided for or defined herein) shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 3.05 (other than, at the option of Holdings and the Borrower, with respect to capitalization of repair and maintenance expenses in accordance with the parenthetical appearing in the definition of GAAP contained herein); and provided further, that if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Section 2.12(d) or Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Section 2.12(d) or Article VI or any related definition for such purpose), then (i) the Borrower and the Administrative Agent shall negotiate in good faith to agree upon an appropriate amendment to such covenant and (ii) the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective until such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders. For the purposes of determining compliance under Sections 6.01, 6.02, 6.04, 6.05 and 6.10 with respect to any amount in a currency other than Dollars, such amount shall be deemed to equal the Dollar equivalent thereof at the time such amount was incurred or expended, as the case may be.

                                  ARTICLE II

                                  THE CREDITS

         SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties of Holdings and the Borrower herein set forth, each Lender agrees, severally and not jointly to make a B Term Loan to the Borrower in a principal amount not to exceed the B Term Loan Commitment set forth opposite its name on Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09, which B Term Loans shall be incurred by the Borrower pursuant to two drawings, with (x) the first such drawing to be made on the Closing Date and (y) the second such drawing to be made on the Redemption Date (so long as same occurs on or prior to the B Term Loan Commitment Termination Date). Notwithstanding the foregoing, immediately after giving effect to the incurrence of B Term Loans on the Closing Date, the unutilized B Term Loan Commitments shall equal (with such difference due to rounding as is acceptable to the Administrative Agent) the outstanding principal of (plus the amount of premiums and interest that will be payable on the Redemption Date in connection with the redemption of) the Existing Senior Discount Notes and Existing Senior Subordinated Notes that will not be repurchased and retired on the Closing Date.

         (b) Subject to the terms and conditions and relying upon the representations and warranties of Holdings and the Borrower herein set forth, each Lender agrees, severally and not jointly, to make Revolving Loans to the Borrower, at any time and from time to time on or after the Closing Date, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in such Lender's Revolving Credit Exposure at such time exceeding the Revolving Credit Commitment of such Lender at such time, as the same may be reduced from time to time pursuant to Section 2.09, provided that the aggregate principal amount of Revolving Loans made to the Borrower on the Closing Date shall not exceed $25,000,000.

         (c) (i) The Swingline Lender hereby agrees, subject to the terms and conditions and relying upon the representations and warranties of Holdings and the Borrower herein set forth, and subject to the limitations set forth below with respect to the maximum amount of Swingline Loans permitted to be outstanding from time to time, to make a portion of the Revolving Credit Commitments available to the Borrower from time to time during the period from the Closing Date through and excluding the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitments in an aggregate principal amount not to exceed the Swingline Loan Commitment, by making Swingline Loans to the Borrower. Swingline Loans may be made notwithstanding the fact that such Swingline Loans, when aggregated with the Swingline Lender's outstanding Revolving Loans, Revolving L/C Exposure and outstanding Swingline Loans, may exceed the Swingline Lender's Revolving Credit Commitment. The original amount of the Swingline Loan Commitment is $30,000,000. The Swingline Loan Commitment shall expire on the date the Revolving Credit Commitments are terminated and all Swingline Loans and all other amounts owed hereunder with respect to Swingline Loans shall be paid in full no later than that date. The Borrower shall give the Swingline Lender telephonic, written or telecopy notice (in the case of telephonic notice, such notice shall be promptly confirmed in writing or by telecopy) not later than 12:00 (noon), New York City time, on the day of a proposed borrowing. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Loan.

         (ii) In no event shall (A) the aggregate principal amount of Swingline Loans outstanding at any time exceed the aggregate Swingline Loan Commitment in effect at such time, (B) the Aggregate Revolving Credit Exposure at any time exceed the Total Revolving Credit Commitment at such time or (C) the aggregate Swingline Loan Commitment exceed at any time the aggregate Revolving Credit Commitments in effect at such time. Swingline Loans may only be made as ABR Loans.

         (iii) With respect to any Swingline Loans that have not been voluntarily prepaid by the Borrower, the Swingline Lender (by request to the Administrative Agent) or Administrative Agent at any time may, in its sole discretion, on one Business Day's notice, require each Revolving Credit Lender, including the Swingline Lender, and each such Lender hereby agrees, subject to the provisions of this Section 2.01(c), to make a Revolving Loan (which shall be funded as an ABR Loan) in an amount equal to such Lender's Applicable Percentage of the amount of the Swingline Loans ("Refunded Swingline Loans") outstanding on the date notice is given which the Swingline Lender requests the Lenders to prepay.

         (iv) In the case of Revolving Loans made by Lenders other than the Swingline Lender under the immediately preceding paragraph (iii), each such Lender shall make the amount of its Revolving Loan available to the Administrative Agent, in same day funds, at the office of the Administrative Agent located at 60 Wall Street, New York, New York, not later than 1:00 p.m., New York City time, on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately delivered to the Swingline Lender (and not to the Borrower) and applied to repay the Refunded Swingline Loans. On the day such Revolving Loans are made, the Swingline Lender's Applicable Percentage of the Refunded Swingline Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Lenders and such portion of the Swingline Loans deemed to be so paid shall no longer be outstanding as Swingline Loans and shall be outstanding as a Revolving Loan of the respective Lenders. The Borrower authorizes the Administrative Agent and the Swingline Lender to charge the Borrower's account with the Administrative Agent (up to the amount available in such account) in order to pay immediately to the Swingline Lender the amount of such Refunded Swingline Loans to the extent amounts received from Lenders, including amounts deemed to be received from the Swingline Lender, are not sufficient to repay in full such Refunded Swingline Loans. If any portion of any such amount paid (or deemed to be paid) to the Swingline Lender should be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section
2.17. Subject to the compliance by the Swingline Lender with the provisions of subparagraph (vii) below, each Lender's obligation to make the Revolving Loans referred to in this paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swingline Lender, the Borrower or any other person for any reason whatsoever;
(B) the occurrence or continuance of an Event of Default or a Default; (C) any adverse change in the condition (financial or otherwise) of Holdings or any of its Subsidiaries; (D) any breach of this Agreement by Holdings, the Borrower or any other Lender; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Nothing in this
Section 2.01(c) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         (v) A copy of each notice given by the Swingline Lender or the Administrative Agent pursuant to this Section 2.01(c) shall be promptly delivered by the Swingline Lender to the Administrative Agent and the Borrower. Upon the making of a Revolving Loan by a Lender pursuant to this
Section 2.01(c), the amount so funded shall no longer be owed in respect of Swingline Loans.

         (vi) To the extent any Swingline Loans are outstanding on any date when one of the events described in Section 7.01(h) or (i) shall have occurred, each Revolving Credit Lender will, on such date, purchase an undivided participating interest in the Refunded Swingline Loans (determined as if the notice specified in clause (c)(iii) of this Section 2.01 had in fact been given with respect to all then outstanding Swingline Loans) in an amount equal to its Applicable Percentage of such Refunded Swingline Loans. Upon one Business Day's notice from the Swingline Lender, each Revolving Credit Lender shall deliver to the Swingline Lender an amount equal to its respective participation in same day funds at the office of the Swingline Lender in New York, New York. In order to evidence such participation each Revolving Credit Lender agrees to enter into a participation agreement at the request of the Swingline Lender in form and substance reasonably satisfactory to all parties. In the event any Revolving Credit Lender fails to make available to the Swingline Lender the amount of such Revolving Credit Lender's participation as provided in this Section 2.01(c), the Swingline Lender shall be entitled to recover such amount on demand from such Revolving Credit Lender together with interest at the customary rate set by the Swingline Lender for correction of errors among banks in New York City for one Business Day and thereafter at the Alternate Base Rate plus the ABR Margin then in effect for Revolving Loans as set forth on Schedule A.

         (vii) Notwithstanding anything herein to the contrary, the Swingline Lender shall not make any Swingline Loans at any time the Swingline Lender is aware that the conditions to the making of such Swingline Loan set forth in
Section 4.01 have not been satisfied unless such conditions shall have been waived in accordance with this Agreement.

         (d) Within the limits set forth in paragraphs (b) and (c) above, (x) the Borrower may borrow, pay or prepay (including pursuant to a refinancing permitted by Section 2.02(f)) and reborrow Revolving Loans and Swingline Loans on or after the Closing Date and prior to the Revolving Credit Maturity Date subject to the terms, conditions and limitations set forth herein. Amounts paid or prepaid in respect of B Term Loans may not be reborrowed.

         SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount which is (i) an integral multiple of $1,000,000 (or, in the case of Swingline Loans, $500,000) and not less than $2,000,000 (or, in the case of Swingline Loans, $500,000) or (ii) equal to the remaining available balance of the applicable Commitments, provided that Revolving Loans used to pay Refunded Swingline Loans may be in the amount of such Refunded Swingline Loans.

         (b) Subject to Sections 2.08 and 2.14, each Borrowing shall be comprised entirely of ABR Loans or (except in the case of Swingline Loans or as set forth in the second proviso to this sentence) Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.13 or Section 2.19 in respect of increased costs arising as a result of such exercise, provided, further, that prior to the earlier of (x) the 45th day after the Closing Date and (y) the Syndication Date, the following restrictions shall apply to each Tranche:
(I) no Loans may be incurred as Eurodollar Loans prior to the fifth day after the Closing Date and (II) no more than one borrowing of Revolving Loans and one borrowing of B Term Loans may be incurred as Eurodollar Loans, each of which borrowings of Eurodollar Loans shall be incurred (whether directly or by way of conversion of ABR Loans) on the fifth day after the Closing Date and have a one month Interest Period (it being understood that if the one month Interest Period with respect to the Eurodollar Loans described in clause (II) above shall have ended prior to the occurrence of the Syndication Date, the Borrower may continue such Eurodollar Borrowing (and may on the first day of the respective Interest Period convert any outstanding ABR Loans into Eurodollar Loans), provided that the Interest Period for such continued borrowings shall be one month). Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than 20 Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

         (c) Subject to paragraph (f) below, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer to such account as the Administrative Agent may designate in federal funds not later than 11:00 a.m., New York City time, and the Administrative Agent shall by 12:00 (noon), New York City time, (a) in the case of any Loan made to reimburse any L/C Payment or to refund any Swingline Loan, apply the amounts so received to effect such reimbursement or refund as contemplated by Section
2.20 or Section 2.01(c) and (b) in the case of each Loan the proceeds of which are to be received by the Borrower, credit the amounts so received to an account designated by the Borrower in the applicable Borrowing Request; provided, however, that if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, the Administrative Agent shall return the amounts so received to the respective Lenders.

         (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

         (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing if the Interest Period requested with respect thereto would end after the B Term Loan Maturity Date or Revolving Credit Maturity Date, as applicable.

         (f) The Borrower may refinance all or any part of a Revolving Credit Borrowing with another Revolving Credit Borrowing. Any Revolving Credit Borrowing (or part thereof) so refinanced shall be deemed to be repaid or prepaid in accordance with the applicable provisions of this Agreement with the proceeds of the new Revolving Credit Borrowing and the proceeds of such new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Lenders to the Administrative Agent or by the Administrative Agent to the Borrower pursuant to paragraph (c) above.

         SECTION 2.03. Borrowing Procedure. In order to request a Borrowing, the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request substantially in the form of Exhibit B (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before a proposed Borrowing; provided, however, that Borrowing Requests with respect to Borrowings to be made on the Closing Date may, at the discretion of the Administrative Agent, be delivered later than the times specified above. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information:
(i) whether the Borrowing then being requested is to be a Term Borrowing or a Revolving Credit Borrowing, and whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) in the case of a Borrowing the proceeds of which are to be received by the Borrower, the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)); (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly (and in any event on the same day that the Administrative Agent receives such notice, if received by 1:00 p.m., New York City time, on such day) advise the applicable Lenders of any notice given pursuant to this Section 2.03 and of each Lender's portion of the requested Borrowing.

         If the Borrower shall not have delivered a Borrowing Request in accordance with this Section 2.03 prior to the end of the Interest Period then in effect for any Revolving Credit Borrowing requesting that such Borrowing be refinanced, then the Borrower shall (unless the Borrower has notified the Administrative Agent, not less than three Business Days prior to the end of such Interest Period, that such Borrowing is to be repaid at the end of such Interest Period) be deemed to have delivered a Borrowing Request requesting that such Borrowing be refinanced with a new Borrowing of equivalent amount, and such new Borrowing shall be an ABR Borrowing.

         SECTION 2.04. Evidence of Debt; Repayment of Loans. (a) The outstanding principal balance of each Loan shall be payable (i) in the case of a B Term Loan, as provided in Section 2.11 and (ii) in the case of a Revolving Loan or a Swingline Loan, on the Revolving Credit Maturity Date. Each Loan shall bear interest from the date of the first Borrowing hereunder on the outstanding principal balance thereof as set forth in Section 2.06.

         (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

         (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

         (d) The entries made in the accounts maintained pursuant to paragraph
(b) and (c) of this Section 2.04 shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

         (e) Notwithstanding any other provision of this Agreement, upon the request of any Lender, the Borrower will duly execute and deliver to such lender a promissory note or notes evidencing the Loans made to such Lender hereunder and the interests represented by such Note or Notes shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more Notes payable to the payee named therein or its registered assigns.

         SECTION 2.05. Fees. (a) The Borrower agrees to pay to each Lender (other than any Defaulting Lender), through the Administrative Agent, on the last day of March, June, September and December in each year, and on the date on which the Commitments of all the Lenders shall be terminated as provided herein, a commitment fee (a "Commitment Fee") on the average daily unused amount of the Commitments of such Lender during the preceding quarter (or other period ending with the date on which the last of the Commitments of such Lender shall be terminated) at a rate equal to 0.50% per annum. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For the purpose of calculating any Lender's Commitment Fee, the outstanding Swingline Loans during the period for which such Lender's Commitment Fee is calculated shall be deemed to be zero. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein.

         (b) The Borrower from time to time agrees to pay (i) to each Revolving Credit Lender (other than any Defaulting Lender), through the Administrative Agent, on the last day of March, June, September and December of each year and on the date on which the Revolving Credit Commitments of all the Lenders shall be terminated as provided herein, a fee (an "L/C Participation Fee") on such Lender's Applicable Percentage of the daily aggregate Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Payments), during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Credit Maturity Date or the date on which the Revolving Credit Commitments shall be terminated) at the rate per annum equal to the LIBOR Margin effective for each day in such period for Revolving Loans as set forth on Schedule A and (ii) to the respective Fronting Bank, for its own account, (x) on the last day of March, June, September and December of each year and on the date on which the Revolving Credit Commitments of all the Lenders shall be terminated as provided herein, a facing fee in respect of each Letter of Credit issued for its account hereunder for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 1/4 of 1% per annum of the daily stated amount of such Letter of Credit; provided that in no event shall the annual amount of such facing fee with respect to any Letter of Credit be less than $500, plus, (y) in connection with the issuance, amendment or transfer of any such Letter of Credit or any L/C Payment thereunder, such Fronting Bank's customary documentary and processing charges (collectively, the "Fronting Bank Fees"). All L/C Participation Fees and Fronting Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

         (c) The Borrower shall pay to the Administrative Agent for distribution to each Lender that is not a Defaulting Lender with a B Term Loan Commitment, a commitment fee (the "TL Commitment Fee") for the period from the Closing Date to but not including the B Term Loan Commitment Termination Date (or such earlier date as the B Term Loan Commitments of all Lenders shall have been terminated), computed at a rate for each day equal to 0.50% per annum on the daily average B Term Loan Commitment of such Lender that is not a Defaulting Lender. Accrued TL Commitment Fees shall be due and payable on the B Term Loan Commitment Termination Date (or such earlier date upon which the B Term Loan Commitments of all Lenders are terminated).

         (d) The Borrower agrees to pay to the Administrative Agent and the Arrangers (and their respective affiliates party thereto), for their own account, the fees set forth in the Fee Letter dated as of July 28, 2004 at the times specified therein (the "Administrative Agent Fees").

         (e) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Fronting Bank Fees shall be paid directly to the Fronting Bank to which such Fees are owed. Once paid, none of the Fees shall be refundable under any circumstances.

         SECTION 2.06. Interest on Loans. (a) Subject to the provisions of
Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the ABR Margin then applicable to the respective Tranche as set forth on Schedule A.

         (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the LIBOR Margin then applicable to the respective Tranche as set forth on Schedule A.

         (c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall give the Borrower prompt notice of each such determination.

         SECTION 2.07. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount for the period beginning on the date of such default up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the rate which is 2% in excess of the rate otherwise then applicable to the respective Loans (or, to the extent the overdue amounts do not relate to Loans of a specific Tranche, at the rate which is 2% in excess of the rate otherwise then applicable to Revolving Loans maintained as ABR Revolving Loans).

         SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

         SECTION 2.09. Termination and Reduction of Commitments. (a) (i) The B Term Loan Commitments shall be automatically and permanently reduced on the Closing Date by the aggregate principal amount of B Term Loans incurred on such date. In addition, the B Term Loan Commitments shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the B Term Loan Commitment Termination Date. The Total Revolving Credit Commitment shall be automatically and permanently terminated at 5:00 p.m., New York City time, on the Revolving Credit Maturity Date.

         (ii) (x) The Commitments (and the B Term Loan Commitments, Revolving Credit Commitments, Swingline Loan Commitment and Revolving L/C Commitment of each Lender) shall terminate in their entirety on June 30, 2005 unless the Closing Date shall have occurred on or prior to such date and (y) the Revolving Credit Commitments will also be reduced as provided in Section 2.12(e).

         (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, any of the B Term Loan Commitments or the Revolving Credit Commitments; provided, however, that (i) each partial reduction of any Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $2,000,000 (or, if less, the remaining amount of the applicable Commitments) and (ii) the Total Revolving Credit Commitment shall not be reduced to an amount that is less than the Revolving Credit Exposure at the time.

         (c) Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction, the Commitment Fees, TL Commitment Fees and, to the extent applicable, L/C Participation Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

         SECTION 2.10. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 11:00 a.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 11:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

                  (i) each conversion or continuation shall be made pro rata among the relevant Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

                  (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and (b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

                  (iii) each conversion shall be effected by each Lender by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on a Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                  (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.15;

                  (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

                  (vi) any portion of a Eurodollar Borrowing which cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

                  (vii) no Interest Period may be selected for any Eurodollar Term Borrowing that would end later than a B Term Loan Installment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) the Eurodollar Term Borrowings made pursuant to the same Commitments with Interest Periods ending on or prior to such B Term Loan Installment Date and (B) the ABR Term Borrowings made pursuant to the same Commitments would not be at least equal to the principal amount of Term Borrowings made pursuant to the same Commitments to be paid on such B Term Loan Installment Date;

                  (viii) with respect to each Tranche, prior to the earlier of
         (i) the 45th day after the Closing Date and (ii) the Syndication Date, conversions of ABR Loans into Eurodollar Loans may only be made if the conversion is effective on the fifth day after the Closing Date (or on the first day of a subsequent one month Interest Period as referenced in the parenthetical to the second proviso to Section 2.02(b)) and otherwise in accordance with Section 2.02(b); and

                  (ix) no Borrowing shall be continued as, or converted into, a Eurodollar Borrowing at any time that a Default or Event of Default has occurred and is continuing.

         Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the other Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into an ABR Borrowing.

         SECTION 2.11. Repayment of B Term Borrowings. (a) The B Term Borrowings shall be payable as to principal in the amounts and on the dates set forth below (each such date being called a "B Term Loan Installment Date"):

                                                           B Term Loan
                         Date                                 Amount

                  March 31, 2005                           $3,625,000
                  June 30, 2005                            $3,625,000
                  September 30, 2005                       $3,625,000
                  December 31, 2005                        $3,625,000
                  March 31, 2006                           $3,625,000
                  June 30, 2006                            $3,625,000
                  September 30, 2006                       $3,625,000
                  December 31, 2006                        $3,625,000
                  March 31, 2007                           $3,625,000
                  June 30, 2007                            $3,625,000
                  September 30, 2007                       $3,625,000
                  December 31, 2007                        $3,625,000
                  March 31, 2008                           $3,625,000
                  June 30, 2008                            $3,625,000
                  September 30, 2008                       $3,625,000
                  December 31, 2008                        $3,625,000
                  March 31, 2009                           $3,625,000
                  June 30, 2009                            $3,625,000
                  September 30, 2009                       $3,625,000
                  December 31, 2009                        $3,625,000
                  March 31, 2010                           $3,625,000
                  June 30, 2010                            $3,625,000
                  September 30, 2010                       $3,625,000
                  December 31, 2010                        $3,625,000
                  March 31, 2011                           $3,625,000
                  June 30, 2011                            $3,625,000
                  September 30, 2011                       $3,625,000
                  B Term Loan Maturity Date            $1,352,125,000


; notwithstanding the foregoing, all then outstanding principal of the B Term Loans shall be due and payable on the B Term Loan Maturity Date (even if same occurs prior to one or more of the dates set forth in the table above). In the event that, on the B Term Loan Commitment Termination Date, less than $1,450,000,000 in aggregate principal amount of B Term Loans have been incurred on or prior to such date, an amount equal to the remainder of $1,450,000,000 less the aggregate principal amount of the B Term Loans incurred on or prior to such date shall be applied to reduce the amounts due on each B Term Loan Installment Date on a pro rata basis (based upon the then remaining principal amounts due on such B Term Loan Installment Date after giving effect to all prior reductions thereto). In the event that on any date after the Closing Date B Term Loans are incurred pursuant to the provisions of
Section 2.23, an amount equal to the aggregate principal amount of the B Term Loans so incurred on such date pursuant to Section 2.23 shall be applied to increase the amounts due on each then remaining B Term Loan Installment Date on a pro rata basis (based upon the then remaining principal amounts due on each B Term Loan Installment Date after giving effect to all prior reductions thereto).

         (b) With respect to each repayment of Loans required by this Section
2.11 or made pursuant to the following Section 2.12, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Borrowings, the specific Borrowing or Borrowings to be repaid, provided that: (i) repayments of Eurodollar Borrowings which are not made on the last day of an Interest Period applicable thereto shall be required to be accompanied by the payment of all related amounts owing pursuant to Section 2.15; (ii) if any repayment of any Eurodollar Borrowing shall reduce the outstanding amount of such Borrowing to an amount less than the minimum Borrowing amount applicable thereto pursuant to Section 2.02(a), such Borrowing shall be converted at the end of the then current Interest Period into an ABR Borrowing; and (iii) each repayment of Loans made pursuant to a Borrowing shall be applied pro rata among such Loans of all Lenders. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

         (c) All prepayments of B Term Loans made pursuant to Sections 2.12(a), (c) and (d) shall (i) first reduce the scheduled payments required under paragraph (a) above, of the B Term Loans required to be repaid after the date of such prepayment, on a pro rata basis and (ii) second, if prior to the B Term Loan Commitment Termination Date, to the extent in excess of the amounts required to be applied pursuant to the preceding subclause (i) to reduce the B Term Loan Commitments of the Lenders on a pro rata basis. To the extent not previously paid, all B Term Borrowings shall be due and payable on the B Term Loan Maturity Date. Each payment of Borrowings pursuant to this
Section 2.11 shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment.

         SECTION 2.12. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least three Business Days' (or, in the case of a prepayment of ABR Loans, one Business Day's) prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent, before 11:00 a.m., New York City time; provided, however, that (i) each partial prepayment (other than of a Swingline Loan) shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or, if less, the aggregate outstanding amount under the applicable Tranche) and (ii) each prepayment of Term Borrowings shall be applied as set forth in paragraphs
(b) and (c) of Section 2.11.

         (b) In the event of any termination in full of the Revolving Credit Commitments, the Borrower shall on the date of such termination repay or prepay all its outstanding Swingline Loans and Revolving Credit Borrowings, reduce the Revolving L/C Exposure to zero and cause all Letters of Credit to be canceled and returned to the respective Fronting Bank. In the event of any partial reduction of the Revolving Credit Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrower, the Swingline Lender and the Revolving Credit Lenders of the Aggregate Revolving Credit Exposure and (ii) if the Aggregate Revolving Credit Exposure would exceed the Total Revolving Credit Commitment after giving effect to such reduction, then the Borrower shall, on the date of such reduction, repay or prepay Swingline Loans and Revolving Credit Borrowings, or reduce the Revolving L/C Exposure, in an aggregate amount sufficient to eliminate such excess. Notwithstanding the foregoing, on the date of any termination or reduction of the Revolving Credit Commitments pursuant to
Section 2.09, the Borrower shall pay or prepay so much of, first, the Swingline Loans and, second, the Revolving Credit Borrowings as shall be necessary in order that the Aggregate Revolving Credit Exposure will not exceed the Total Revolving Credit Commitment after giving effect to such termination or reduction.

         (c) The Borrower shall apply all Net Proceeds promptly upon receipt thereof by Holdings, the Borrower or any of their Subsidiaries to prepay Term Borrowings in accordance with paragraphs (b) and (c) of Section 2.11.

         (d) Not later than 90 days after the end of each Excess Cash Flow Period, the Borrower shall calculate Excess Cash Flow for such Excess Cash Flow Period and shall apply 50% of such Excess Cash Flow to prepay Term Borrowings in accordance with paragraphs (b) and (c) of Section 2.11, provided that if, at the time of such prepayment, the Net Leverage Ratio is less than
3.50 to 1.00 (as established pursuant to the certificate last delivered (or required to be delivered) pursuant to Section 5.04(c)), the Borrower shall not be required to apply any of such Excess Cash Flow to prepay such Borrowings. Not later than the date on which the Borrower is required to deliver financial statements with respect to the end of each Excess Cash Flow Period under
Section 5.04(a), the Borrower will deliver to the Administrative Agent a certificate signed by a Financial Officer of the Borrower setting forth the amount, if any, of Excess Cash Flow for such fiscal year and the calculation thereof in reasonable detail.

         (e) In addition to any other mandatory prepayments pursuant to this
Section 2.12, on each date after the Closing Date upon which a mandatory prepayment of B Term Loans pursuant to Section 2.12(c) and/or (d) is required (and exceeds in amount the aggregate principal amount of B Term Loans then outstanding) or would be required if B Term Loans were then outstanding, the amount required to be applied pursuant to this Section 2.12 (determined as if an unlimited amount of B Term Loans were actually outstanding) in excess of the aggregate principal amount of B Term Loans then outstanding shall be applied (x) first, if prior to the B Term Loan Commitment Termination Date, to permanently reduce the B Term Loan Commitments of the Lenders on a pro rata basis and (y) second, to permanently reduce the Revolving Credit Commitments of the Lenders on a pro rata basis; provided that in no event shall the aggregate amount of Revolving Credit Commitments be reduced to less than $200,000,000 as a result of the application of this Section 2.12(e); provided further, that if any amount arising from a mandatory prepayment which would otherwise have been required pursuant to Section 2.12(d) is instead applied to permanently repay Second-Lien Loans (or then outstanding Permitted Refinancing Indebtedness incurred pursuant to sub-clause (x) of Section 6.01(p)), then the amount so applied shall not be required to be used to reduce Revolving Credit Commitments as otherwise required by the preceding provisions of this clause
(y), and to make any repayments required pursuant to the second sentence of
Section 2.12(b) as a result of any reduction to the Revolving Credit Commitments pursuant to preceding clause (y).

         (f) Each notice of prepayment or reduction pursuant to this Section
2.12 shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.12 shall (x) be made in accordance with the provisions of Section 2.11(b) and (y) be subject to Section 2.15 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment.

         (g) In the event the amount of any prepayment required to be made above under this Section 2.12 shall exceed the aggregate principal amount of the ABR Loans outstanding under the respective Tranche required to be prepaid (the amount of any such excess being called the "Excess Amount"), the Borrower shall have the right, in lieu of making such prepayment in full, to prepay all the outstanding applicable ABR Loans and to deposit an amount equal to the Excess Amount with the Collateral Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by and in the sole dominion and control of the Collateral Agent. Any amounts so deposited shall be held by the Collateral Agent as collateral for the Obligations and applied to the prepayment of the applicable Eurodollar Loans at the end of the current Interest Periods applicable thereto. On any Business Day on which (i) collected amounts remain on deposit in or to the credit of such cash collateral account after giving effect to the payments made on such day pursuant to this Section 2.12(g) and
(ii) the Borrower shall have delivered to the Collateral Agent a written request or a telephonic request (which shall be promptly confirmed in writing) that such remaining collected amounts be invested in the Permitted Investments specified in such request, the Collateral Agent shall use its reasonable efforts to invest such remaining collected amounts in such Permitted Investments; provided, however, that the Collateral Agent shall have continuous dominion and full control over any such investments (and over any interest that accrues thereon) to the same extent that it has dominion and control over such cash collateral account and no Permitted Investment shall mature after the end of the Interest Period for which it is to be applied. The Borrower shall not have the right to withdraw any amount from such cash collateral account until the applicable Eurodollar Loans and accrued interest thereon are paid in full or if a Default or Event of Default then exists or would result.

         SECTION 2.13. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or Fronting Bank in respect of any Letter of Credit or of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of (i) taxes imposed on the overall net income (and franchise taxes imposed in lieu thereof) of such Lender or Fronting Bank by the jurisdiction in which such Lender or Fronting Bank is organized or has an office or by any political subdivision or taxing authority therein but such tax does not arise as a result of any connection by the Borrower with such jurisdiction or from a connection arising solely by virtue of the activity of such Lender or Fronting Bank or the Administrative Agent, as the case may be, pursuant to or in respect of this Agreement or under any other Loan Document and (ii) any Taxes or Other Taxes described in Section 2.19), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets or deposits with or for the account of or credit extended by or, in the case of the Letters of Credit, participated in by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or Fronting Bank or shall impose on such Lender or Fronting Bank or the interbank Eurodollar market any other condition affecting this Agreement, any Letter of Credit (or any participation with respect thereto), the Revolving L/C Exposure or any Eurodollar Loans of such Lender or Fronting Bank, and the result of any of the foregoing shall be to increase the cost to such Lender or Fronting Bank of making or maintaining its Revolving L/C Exposure or any Eurodollar Loan (or, in the case of the Fronting Bank, of making any payment under any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or Fronting Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or Fronting Bank to be material, then from time to time the Borrower will pay to such Lender or Fronting Bank upon demand such additional amount or amounts as will compensate such Lender or Fronting Bank for such additional costs incurred or reduction suffered.

         (b) If any Lender or Fronting Bank shall have determined that the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or Fronting Bank or any Lender's or Fronting Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) made or issued after the date hereof by any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or Fronting Bank's capital or on the capital of such Lender's or Fronting Bank's holding company, if any, as a consequence of this Agreement or its obligations pursuant hereto to a level below that which such Lender or Fronting Bank or such Lender's or Fronting Bank's holding company would have achieved but for such adoption, change or compliance (taking into consideration such Lender's or Fronting Bank's policies and the policies of such Lender's or Fronting Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or Fronting Bank to be material, then from time to time the Borrower shall pay to such Lender or Fronting Bank upon demand such additional amount or amounts as will compensate such Lender or Fronting Bank or such Lender's or Fronting Bank's holding company for any such reduction suffered.

         (c) A certificate of each Lender or Fronting Bank setting forth such amount or amounts as shall be necessary to compensate such Lender or Fronting Bank or its holding company as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower through the Administrative Agent and shall be conclusive absent manifest error. The Borrower shall pay each Lender or Fronting Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

         (d) In the event any Lender or any Fronting Bank delivers a notice pursuant to paragraph (e) below, the Borrower may require, at the Borrower's expense and subject to Section 2.15, such Lender or such Fronting Bank to assign, at par plus accrued interest and fees, without recourse (in accordance with Section 9.04) all its interests, rights and obligations hereunder (including, in the case of a Lender, all of its Commitments and the Loans at the time owing to it and participations in Letters of Credit held by it and its obligations to acquire such participations) to a financial institution specified by the Borrower, provided that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority, (ii) the Borrower shall have received the written consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Fronting Bank to such assignment, (iii) the Borrower shall have concurrently paid to the assigning Lender or the Fronting Bank all moneys accrued and owing hereunder to it (including pursuant to this Section 2.13) and (iv) in the case of a required assignment by any Fronting Bank, all outstanding Letters of Credit issued by such Fronting Bank shall be canceled and returned to such Fronting Bank.

         (e) Promptly after any Lender or any Fronting Bank has determined, in its sole judgment, that it will make a request for increased compensation pursuant to this Section 2.13, such Lender or Fronting Bank will notify the Borrower thereof. Failure on the part of any Lender or Fronting Bank so to notify the Borrower or to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's or Fronting Bank's right to demand compensation with respect to such period or any other period, provided that the Borrower shall not be under any obligation to compensate any Lender or Fronting Bank under paragraph (b) above with respect to increased costs or reductions with respect to any period prior to the date that is six months prior to such request if such Lender or Fronting Bank knew or could reasonably have been expected to be aware of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would in fact result in a claim for increased compensation by reason of such increased costs or reductions and provided further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such six month period. The protection of this Section 2.13 shall be available to each Lender and Fronting Bank regardless of any possible contention as to the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

         SECTION 2.14. Change in Legality. (a) Notwithstanding any other provision herein, if the adoption of or any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent, such Lender may:

                  (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

                  (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under subparagraphs (i) and
(ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

         (b) For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

         SECTION 2.15. Indemnity. The Borrower shall indemnify each Lender against any loss or expense (other than taxes) that such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the date of any Borrowing or proposed Borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such Borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03 or 2.10, (c) any payment, prepayment or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall exclude loss of margin hereunder but shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued (assumed to be the Adjusted LIBO Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.15 (and the reasons therefor) shall be delivered to the Borrower through the Administrative Agent and shall be conclusive absent manifest error.

         SECTION 2.16. Pro Rata Treatment. Except as required under Section
2.14 and subject to Section 2.11, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each reimbursement of L/C Payments, each payment of the Commitment Fees or L/C Participation Fees, each reduction of the B Term Loan Commitments or the Revolving Credit Commitments and each refinancing of any Borrowing with, conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated (except in the case of Swingline Loans) pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their applicable outstanding Loans or participations in L/C Payments, as applicable). Each Lender agrees that in computing such Lender's portion of any Borrowing or L/C Payment, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing or L/C Payment, computed in accordance with
Section 2.01, to the next higher or lower whole dollar amount.

         SECTION 2.17. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or L/C Payment as a result of which the unpaid principal portion of its Loans or L/C Payments made pursuant to any Commitment (or, after acceleration of the Loans pursuant to Article VII, applicable to any Loan or L/C Payment) shall be proportionately less than the unpaid principal portion of the Loans or L/C Payments of any other Lender made pursuant to such Commitments (or, after acceleration of the Loans pursuant to Article VII, applicable to any Loan or L/C Payment), it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, an interest in the Loans or L/C Payments of such other Lender, so that the aggregate unpaid principal amount of the Loans or L/C Payments and interests in Loans or L/C Payments held by each such Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans or L/C Payments then outstanding under such Commitments as the principal amount of its Loans or L/C Payments under such Commitments prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all such Loans or L/C Payments outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding an interest in a Loan or L/C Payment deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to, or L/C Payment directly for the benefit of, the Borrower in the amount of such interest.

         SECTION 2.18. Payments. (a) The Borrower shall make each payment without setoff or counterclaim (including principal of or interest on any Borrowing or L/C Payment or any Fees or other amounts) required to be made by it hereunder and under any other Loan Document not later than 12:00 noon, New York City time, on the date when due in Dollars to the Administrative Agent at its offices at 60 Wall Street, New York, New York, Attention: Deal Administrator, in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders and/or the respective Fronting Bank promptly upon receipt in like funds as received.

         (b) Whenever any payment (including principal of or interest on any Borrowing or L/C Payment or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day (except in the case of payment of principal of a Eurodollar Borrowing if the effect of such extension would be to extend such payment into the next succeeding month, in which event such payment shall be due on the immediately preceding Business Day), and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

         SECTION 2.19. Taxes. (a) Any and all payments by the Borrower to the Administrative Agent, any Fronting Bank or the Lenders hereunder or under the other Loan Documents shall be made, in accordance with Section 2.18, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender, each Fronting Bank and the Administrative Agent, taxes imposed on the overall net income (and franchise taxes imposed in lieu thereof) of such Lender, such Fronting Bank or the Administrative Agent (as the case may be) and the jurisdiction imposing such tax, other than a connection arising solely by virtue of the activities of such Lender, such Fronting Bank or the Administrative Agent (as the case may be) pursuant to or in respect of this Agreement or under any other Loan Document, including entering into, lending money or extending credit pursuant to, receiving payments under, or enforcing, this Agreement or any other Loan Document, and (ii) in the case of each Lender, each Fronting Bank and the Administrative Agent, any withholding taxes payable with respect to any payments made hereunder or under the other Loan Documents under laws (including any statute, treaty, ruling, determination or regulation) in effect on the Initial Date (as hereinafter defined) applicable to such Lender, such Fronting Bank or the Administrative Agent, as the case may be, on such date but not excluding any withholding taxes payable solely as a result of any change in such laws occurring after the Initial Date (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). For purposes of this Section 2.19, the term "Initial Date" shall mean (i) in the case of the Administrative Agent, any Fronting Bank or any Lender, the date on which such person became a party to this Agreement and (ii) in the case of any assignment, including any assignment by a Lender or a Fronting Bank to a new lending office, the date of such assignment. If any Taxes shall be required by law to be deducted from or in respect of any sum payable hereunder or under any other Loan Document to any Lender, any Fronting Bank or the Administrative Agent, (i) the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions for Taxes (including deductions for Taxes applicable to additional sums payable under this Section 2.19) such Lender, such Fronting Bank or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions for Taxes been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. The Borrower shall not, however, be required to pay any amounts pursuant to clause (i) of the preceding sentence to any Lender, any Fronting Bank or the Administrative Agent not organized under the laws of the United States of America or a state thereof if such Lender, such Fronting Bank or the Administrative Agent fails to provide the Borrower the Internal Revenue Service Forms required to be provided the Borrower pursuant to paragraph (f) or (g), as the case may be, of this Section 2.19.

         (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) The Borrower will indemnify each Lender, each Fronting Bank and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.19) paid by such Lender, Fronting Bank or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses including reasonable attorney's fees and expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted. A certificate as to the amount of such payment or liability prepared by a Lender (or transferee), a Fronting Bank or the Administrative Agent, absent manifest error, shall be final, conclusive and binding for all purposes, provided that if the Borrower reasonably believes that such Taxes were not correctly or legally asserted, such Lender, such Fronting Bank or the Administrative Agent, as the case may be shall use reasonable efforts to cooperate with the Borrower to obtain a refund of such Taxes or Other Taxes. Such indemnification shall be made within 10 days after the date any Lender, any Fronting Bank or the Administrative Agent, as the case may be, makes written demand therefor. If a Lender, a Fronting Bank or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, pursue or timely claim such refund at the Borrower's expense. If any Lender, any Fronting Bank or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes for which such Lender, such Fronting Bank or the Administrative Agent has received payment from the Borrower hereunder, it shall promptly repay such refund (plus any interest received) to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.19 with respect to the Taxes or Other Taxes giving rise to such refund), provided that the Borrower, upon the request of such Lender, such Fronting Bank or the Administrative Agent, agrees to return such refund (plus any penalties, interest or other charges required to be paid) to such Lender, such Fronting Bank or the Administrative Agent in the event such Lender, such Fronting Bank or the Administrative Agent is required to repay such refund to the relevant taxing authority.

         (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender, any Fronting Bank or the Administrative Agent, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

         (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section
2.19 shall survive the payment in full of principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments.

         (f) In the case of any Borrowing by, or L/C Payment for the benefit of, the Borrower, this paragraph (f) shall apply. Each Lender, each Fronting Bank and the Administrative Agent that is not organized under the laws of the United States of America or a state thereof agrees that at least 20 days prior to the first Interest Payment Date following the Initial Date in respect of such Fronting Bank or such Lender, it will deliver to the Borrower and the Administrative Agent (if appropriate) two duly completed copies of either (i) United States Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY or successor applicable form, as the case may be, certifying in each case that such Fronting Bank, such Lender or the Administrative Agent, as the case may be, is entitled to receive payments under this Agreement and the other Loan Documents payable to it without deduction or withholding of any United States federal income taxes and backup withholding taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision or (ii) in the case of a Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, deliver to the Borrower and the Administrative Agent
(I) a statement under penalties of perjury that such Lender (w) is not a "bank" under Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (x) is not a 10-percent shareholder within the meaning of Section 881(c)(3)(B) of the Code, (y) is not a controlled foreign corporation receiving interest from a related person within the meaning of
Section 881(c)(3)(C) of the Code and (z) is not a "conduit entity" within the meaning of U.S. Treasury Regulations Section 1.881-3(a)(2)(iii) and (II) an Internal Revenue Service Form W-8BEN or successor applicable form. Such Lender shall certify (i) in the case of a Form W-8BEN, W-8ECI or W-8IMY (or successor applicable form), that it is entitled to receive payments under this Agreement without deduction or withholding of any United States Federal income taxes or is entitled to receive such payments at a reduced rate pursuant to a treaty provision and (ii) in the case of a Form W-8, that it is entitled to an exemption from United States backup withholding tax. In addition, such Lender, such Fronting Bank and the Administrative Agent shall (I) deliver to the Borrower and the Administrative Agent a further copy of said Form W-8BEN, W-8ECI or W-8IMY, or any successor applicable form or other manner of certification on or before the date that any such Form W-8BEN, W-8ECI or W-8IMY or successor applicable form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender, such Fronting Bank or the Administrative Agent; and
(II) obtain such extensions of time for filing and complete such forms or certifications as may be reasonably requested by the Borrower or the Administrative Agent; unless in any such case an event (including, without limitation, any change in treaty, law or regulation or in the official interpretation thereof by a relevant taxing authority) has occurred prior to the date on which any such delivery would otherwise be required which renders any such forms inapplicable or which would prevent such Lender, such Fronting Bank or the Administrative Agent from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Each person that shall become a participant pursuant to
Section 9.04 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this paragraph (f) to the Lender from which the related participation shall have been purchased. Unless the Borrower and the Administrative Agent have received forms, certificates and other documents required by this Section 2.19(f) indicating that payments hereunder or under this Agreement, any other Loan Document or the Letters of Credit to or for any Fronting Bank or Lender not incorporated or organized under the laws of the United States or a state thereof are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower or the Administrative Agent shall withhold such taxes from such payments at the applicable statutory rate and the Borrower shall have no indemnification obligations under Section 2.19(c) with respect to such taxes.

         (g) In the case of any Borrowing by, or L/C Payment for the benefit of, the Borrower, this paragraph (g) shall apply. Each Lender, each Fronting Bank and the Administrative Agent that is organized under the laws of the United States of America or a state thereof and is not a corporation for U.S. federal income tax purposes agrees that at least 30 days prior to the first Interest Payment Date following the Closing Date in respect of such Fronting Bank or such Lender, it will deliver to the Borrower and the Administrative Agent (if appropriate) two duly completed copies of United States Internal Revenue Service Form W-9 or successor applicable form, as the case may be, certifying in each case that such Fronting Bank, such Lender or the Administrative Agent, as the case may be, is entitled to receive payments under this Agreement and the other Loan Documents payable to it without deduction or withholding of any United States backup withholding taxes. In addition, such Lender, such Fronting Bank and the Administrative Agent shall
(I) deliver to the Borrower and the Administrative Agent a further copy of said Form W-9, or any successor applicable form or other manner of certification on or before the date that any such Form W-9 or successor applicable form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender, such Fronting Bank or the Administrative Agent; and (II) obtain such extensions of time for filing and complete such forms or certifications as may be reasonably requested by the Borrower or the Administrative Agent; unless in any such case an event (including, without limitation, any change in treaty, law or regulation or in the official interpretation thereof by a relevant taxing authority) has occurred prior to the date on which any such delivery would otherwise be required which renders any such forms inapplicable or which would prevent such Lender, such Fronting Bank or the Administrative Agent from duly completing and delivering any such form with respect to it and such Lender, Fronting Bank or Administrative Agent so advises the Borrower and the Administrative Agent. Each Person that shall become a participant pursuant to
Section 9.04 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this paragraph (g) to the Lender from which the related participation shall have been purchased. Unless the Borrower and the Administrative Agent have received forms, certificates and other documents required by this Section 2.19(g) indicating that payments hereunder or under this Agreement, any other Loan Document or the Letters of Credit to or for any Fronting Bank or Lender incorporated or organized under the laws of the United States or a state thereof are not subject to United States backup withholding tax, the Borrower or the Administrative Agent may, but shall not be required to, withhold such taxes from such payments at the applicable statutory rate and the Borrower shall have no indemnification obligation under Section 2.19(c).

         (h) Any Fronting Bank and any Lender claiming any additional amounts payable pursuant to this Section 2.19 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested in writing by the Borrower or to change the jurisdiction of its applicable lending office, if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which would be payable or may thereafter accrue and would not, in the sole determination of such Fronting Bank or such Lender, be otherwise disadvantageous to such Fronting Bank or such Lender.

         (i) Nothing contained in this Section 2.19 shall require any Lender or any Fronting Bank or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

         SECTION 2.20. Letters of Credit. (a) Letters of Credit. (i) General. The Borrower may request the issuance of a Standby Letter of Credit or a Commercial Letter of Credit by delivering notice in the form of Exhibit C hereto (each a "Letter of Credit Request"), appropriately completed, for the account of the Borrower at any time and from time to time while the Revolving Credit Commitments remain in effect and prior to the tenth day preceding the Revolving Credit Maturity Date. This Section 2.20 shall not be construed to impose an obligation upon any Fronting Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement or that would result in there existing Letters of Credit in an aggregate stated amount at any time in excess of $75,000,000.

         (ii) Notice of Issuance, Amendment; Certain Conditions. In order to request the issuance of a Letter of Credit, the Borrower shall deliver to the applicable Fronting Bank and the Administrative Agent (reasonably in advance of the requested date of issuance) a written request (including by way of facsimile) in the form of Exhibit C hereto, requesting the issuance of such Letter of Credit in Dollars and on a sight basis. Each such request shall specify the date of issuance, the date on which such Letter of Credit is to expire (which shall comply with paragraph (iii) below), the amount of the Letter of Credit to be issued, the name and address of the account party (which shall be the Borrower) and the beneficiary thereof and such other information as shall be necessary to issue such Letter of Credit. In order to request the amendment of an existing Letter of Credit, the Borrower shall deliver to the applicable Fronting Bank and the Administrative Agent (reasonably in advance of the requested date of amendment), a written and signed request, (including by way of facsimile) on the Borrower's letterhead specifying the Letter of Credit number to be amended, the nature of the amendment and such other information as shall be necessary to amend such Letter of Credit. Each Letter of Credit shall be issued or amended subject to the terms and conditions and relying on the representations and warranties of Holdings and the Borrower set forth herein, and in any case only if, and upon issuance or amendment of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance or amendment the Aggregate Revolving Credit Exposure shall not exceed the Total Revolving Credit Commitment in effect at such time.

         (iii) Expiration Date. Each Standby Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Standby Letter of Credit (although any such Standby Letter of Credit may be automatically extendable for successive periods of up to one year, but not beyond the fifth Business Day prior to the Revolving Credit Maturity Date) and the date that is five Business Days prior to the Revolving Credit Maturity Date and each Commercial Letter of Credit shall expire at the close of business on the earlier of the date 180 days after the date of issuance of such Commercial Letter of Credit and the date that is ten Business Days prior to the Revolving Credit Maturity Date, unless such Letter of Credit expires by its terms on an earlier date, provided that a Letter of Credit shall not be issued (nor shall a Letter of Credit be amended or extended) that would result in the Aggregate Revolving Credit Exposure exceeding the Total Revolving Credit Commitment in effect at such time. Compliance with the foregoing proviso shall be determined based upon the assumption that (A) each Letter of Credit remains outstanding and undrawn in accordance with its terms until its expiration date (taking into account any rights of extension that do not require written notice by or consent of any Fronting Bank, in its sole discretion, in order to effect such extension) and
(B) the Revolving Credit Commitments will not be reduced pursuant to Section
2.09.

         (iv) Participations. By the issuance of a Letter of Credit and without any further action on the part of such Fronting Bank or the Revolving Credit Lenders, such Fronting Bank will grant to each Revolving Credit Lender, and each such Lender will acquire from such Fronting Bank, a participation in such Letter of Credit equal to such Revolving Credit Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Fronting Bank, such Revolving Credit Lender's Applicable Percentage of each L/C Payment made by such Fronting Bank under such Letter of Credit and not reimbursed by the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) on or before the next Business Day as provided in paragraph (v) below. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever, provided that nothing in this Agreement shall be construed to excuse any Fronting Bank from liability to the Revolving Credit Lenders caused by the gross negligence or willful misconduct (as determined in a final and non-appealable judgment of a court of competent jurisdiction) of such Fronting Bank. The Existing Letters of Credit shall, for the purposes of this Section 2.20(a)(iv) and Section 2.05(b), be deemed to have been issued hereunder on the Closing Date.

         (v) Reimbursement. If any Fronting Bank shall make any L/C Payment in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent, on or before the Business Day immediately following the date of such L/C Payment, an amount equal to such L/C Payment. If the Borrower shall fail to pay any amount required to be paid under this paragraph on or before such Business Day (or to cause payment thereof when due pursuant to a Revolving Credit Borrowing), then (A) such unpaid amount shall bear interest, for each day from and including such Business Day to but excluding the date of payment, at a rate per annum equal to the interest rate applicable to overdue ABR Loans that are Revolving Credit Loans pursuant to Section 2.07 (provided that the 2.00% margin referred to therein shall not be applicable until the first Business Day after the Borrower receives notice from the Administrative Agent that such L/C Payment has been or will be made), (B) the Administrative Agent shall notify the respective Fronting Bank and the Revolving Credit Lenders thereof, (C) each Revolving Credit Lender shall comply with its obligation under paragraph (iv) above by wire transfer of immediately available funds, in the same manner as provided in Section 2.02(c) with respect to Loans made by such Revolving Credit Lender (and Section 2.02(d) shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders) and (D) the Administrative Agent shall promptly pay to the respective Fronting Bank amounts so received by it from the Revolving Credit Lenders. The Administrative Agent shall promptly pay to the respective Fronting Bank on a pro rata basis with respect to outstanding L/C Payments any amounts received by it from the Borrower (or, if applicable, another party pursuant to its obligations under any other Loan Document) pursuant to this paragraph prior to the time that any Revolving Credit Lender makes any payment pursuant to paragraph (iv) above; any such amounts received by the Administrative Agent thereafter shall be promptly remitted by the Administrative Agent to the Revolving Credit Lenders that shall have made such payments and to such Fronting Bank, as their interests may appear.

         (vi) Promptly after the issuance of or amendment to any Standby Letter of Credit, the respective Fronting Bank will notify the Administrative Agent and the Borrower, in writing, of such issuance or amendment and the notice will be accompanied by a copy of the issuance or amendment. Promptly upon receipt of such notice, the Administrative Agent shall notify each Lender, in writing, of the issuance or amendment and if requested to do so by a Lender, the Administrative Agent shall provide such Lender with a copy of the issuance or amendment. With regards to Commercial Letters of Credit, each Fronting Bank which has issued one or more Commercial Letters of Credit will send a facsimile transmission to the Administrative Agent promptly on the first Business Day of each week, stating the daily aggregate amount available for drawing under Commercial Letters of Credit for the previous week.

         (b) Obligations Absolute. The Borrower's obligations to reimburse L/C Payments as provided in paragraph (a) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

                  (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                  (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                  (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower or any Subsidiary or other Affiliate thereof or any other person may at any time have against the beneficiary under any Letter of Credit, any Fronting Bank, any Agent or any Lender (other than the defense of payment in accordance with the terms of this Agreement or a defense based on the gross negligence or willful misconduct (as determined in a final and non-appealable judgment of a court of competent jurisdiction) of the respective Fronting Bank) or any other person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                  (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, provided that payment by the applicable Fronting Bank shall not have constituted gross negligence or willful misconduct (as determined in a final and non-appealable judgment of a court of competent jurisdiction) of such Fronting Bank;

                  (v) payment by any Fronting Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, provided that payment by such Fronting Bank shall not have constituted gross negligence or willful misconduct (as determined in a final and non-appealable judgment of a court of competent jurisdiction) of such Fronting Bank; and

                  (vi) any other act or omission to act or delay of any kind of any Fronting Bank, the Lenders, any Agent or any other person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this
         Section 2.20(b), constitute a legal or equitable discharge of the Borrower's obligations hereunder, provided that such act or omission shall not have constituted gross negligence or willful misconduct (as determined in a final and non-appealable judgment of a court of competent jurisdiction) of such Fronting Bank.

         (c) Disbursement Procedures. Each Fronting Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Fronting Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether such Fronting Bank has made or will make an L/C Payment thereunder, provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Fronting Bank and the Lenders with respect to any such L/C Payment. The Administrative Agent shall promptly give each Revolving Credit Lender notice thereof.

         (d) Interim Interest. If any Fronting Bank shall make any L/C Payment in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Payment in full on such date, the unpaid amount thereof shall bear interest for the account of such Fronting Bank, for each day from and including the date of such L/C Payment, to but excluding the earlier of the date of payment or the date on which interest shall commence to accrue thereon as provided in subparagraph (a)(v) above, at the rate per annum that would apply to such amount if such amount were an ABR Loan.

         (e) Liability of the Fronting Bank. Without limiting the generality of paragraph (b) above, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower to reimburse L/C Payments will not be excused by the gross negligence or willful misconduct (as determined in a final and non-appealable judgment of a court of competent jurisdiction) of any Fronting Bank, except as otherwise expressly provided in said paragraph (b). However, nothing in this Agreement shall be construed to excuse any Fronting Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Fronting Bank's gross negligence or willful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. It is understood that each Fronting Bank may accept documents that appear on their face to be in order, without responsibility for further investigation in making any payment under any Letter of Credit and, except as otherwise expressly provided in said paragraph (b), (i) such Fronting Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of such Fronting Bank.

         (f) Resignation or Removal of a Fronting Bank. Any Fronting Bank may resign at any time by giving 30 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to such Fronting Bank, the Administrative Agent and the Lenders, subject in each case to the appointment by the Borrower of a replacement Fronting Bank reasonably satisfactory to the Administrative Agent, provided that (i) Deutsche Bank AG Cayman Islands Branch shall not resign as a Fronting Bank hereunder so long as it is the Administrative Agent hereunder for any reason other than compliance with applicable legal and regulatory requirements and (ii) no Fronting Bank may resign as to any Letter of Credit previously issued by it. Subject to the next succeeding sentences of this paragraph (f), upon the acceptance of any appointment as the Fronting Bank hereunder by a successor Fronting Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Fronting Bank and the retiring Fronting Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder to the extent of the commitment of the successor Fronting Bank to provide Letters of Credit. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees of such Fronting Bank pursuant to
Section 2.05(b)(ii). The acceptance of any appointment as Fronting Bank hereunder by a successor Fronting Bank shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Fronting Bank shall have all the rights and obligations of its predecessor Fronting Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Fronting Bank" shall be deemed to refer to such successor or to such predecessor Fronting Bank, or to such successor and all predecessor and current Fronting Banks, as the context shall require. After the resignation or removal of a Fronting Bank hereunder, such retiring Fronting Bank shall remain a party hereto and shall continue to have all the rights and obligations of a Fronting Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

         (g) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day the Borrower receives notice from the Administrative Agent or Revolving Credit Lenders with combined Revolving Credit Commitments representing a majority of the aggregate Revolving Credit Commitments (or, if the maturity of the Loans has been accelerated, Revolving Credit Lenders holding participations in outstanding Letters of Credit representing a majority of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent, for the benefit of the Revolving Credit Lenders an aggregate amount in cash equal to the Revolving L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent (provided that the Collateral Agent shall use reasonable efforts to make such investments), such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (a) automatically be applied by the Administrative Agent to reimburse any Fronting Bank for L/C Payments that have not been reimbursed,
(b) be held for the satisfaction of the reimbursement obligations of the Borrower for the Revolving L/C Exposure and (c) if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Credit Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

         (h) Additional Fronting Banks. From time to time, the Borrower may by notice to the Administrative Agent designate other Lenders reasonably satisfactory to the Administrative Agent, as additional Fronting Banks. Such additional Fronting Banks shall execute a counterpart of this Agreement upon approval of the Administrative Agent (which shall not be unreasonably withheld) and shall thereafter be Fronting Banks hereunder for all purposes and shall have the Revolving L/C Commitment noted under their signature and, if applicable, the Revolving L/C Commitment of any other Fronting Bank shall be reduced by the amount or amounts specified to the Administrative Agent and each affected Fronting Bank and delivered concurrently with any notice of designation of an additional Fronting Bank.

         SECTION 2.21. Replacement of Lenders. (a) If any Lender is subject to an order, judgment or decree of any Governmental Authority that purports to enjoin or restrain such Lender from making Loans hereunder, then the Borrower may, at its sole expense and effort and subject to Section 2.15, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, at par plus accrued interest and fees, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement (including all of its Commitments and the Loans at the time owing to it and participations in Letters of Credit held by it and its obligations to acquire such participations) to a financial institution specified by the Borrower (which may be another Lender, if a Lender accepts such assignment), provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, the Fronting Bank and Swingline Lender), which consent shall not unreasonably be withheld or delayed, (ii) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other Governmental Authority and (iii) the Borrower shall have paid to the assigning Lender all moneys accrued and owing hereunder to it (including pursuant to this Section 2.21).

         (b) (x) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans, (y) if a Lender is charging to the Borrower increased costs in excess of those being generally charged by the other Lenders or (z) in the case of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 9.08, the Borrower shall have the right, if no Default or Event of Default then exists (or, in the case of preceding clause
(z), will exist immediately after giving effect to such replacement), to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender (collectively, the "Replacement Lender") and each of whom shall be required to be reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 2.21(b), the Replacement Lender shall enter into an Assignment and Acceptance pursuant to Section 9.04(b) (and with all fees payable pursuant to said Section 9.04(b) to be paid by the Replacement Lender and/or the Replaced Lender (as may be agreed to at such time by and among the Borrower, the Replacement Lender and the Replaced Lender)) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, (II) an amount equal to all Unpaid Drawings that have been funded by such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender, and
(y) each Fronting Bank an amount equal to such Replaced Lender's share of any Unpaid Drawing to the extent such amount was not theretofore funded by such Replaced Lender to such Fronting Bank and (ii) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Acceptance, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender.

         SECTION 2.22. Incremental Revolving Credit Commitments. (a) So long as the Incremental Commitment Request Requirements are satisfied at the time of the delivery of the request referred to below, the Borrower shall have the right, in consultation and coordination with the Administrative Agent as to all of the matters set forth below in this Section 2.22 and with the consent of the Administrative Agent, such consent not to be unreasonably withheld, but without requiring the consent of any of the Lenders, to request at any time and from time to time after the Closing Date and prior to the date which is 12 months prior to the Revolving Credit Maturity Date, that one or more Lenders (and/or one or more other persons which will become Lenders as provided below) provide Incremental Revolving Credit Commitments and, subject to the applicable terms and conditions contained in this Agreement, make Revolving Loans pursuant thereto to the Borrower; it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Revolving Credit Commitment as a result of any such request by the Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Revolving Credit Commitment and executed and delivered to the Administrative Agent an Incremental Revolving Credit Commitment Agreement in respect thereof as provided in clause (b) of this
Section 2.22, such Lender shall not be obligated to fund any Revolving Loans in excess of its Revolving Credit Commitment as in effect prior to giving effect to such Incremental Revolving Credit Commitment provided pursuant to this Section 2.22, (ii) any Lender (including any person who will become a Lender) may so provide an Incremental Revolving Credit Commitment without the consent of any other Lender, (iii) the provision of Incremental Revolving Credit Commitments pursuant to this Section 2.22 shall be in a minimum aggregate amount (for all Lenders (including any person who will become a Lender)) of at least $10,000,000 and in integral multiples of $1,000,000 in excess thereof, (iv) the aggregate amount of all Incremental Revolving Credit Commitments provided pursuant to this Section 2.22, when combined with the aggregate amount of all Incremental B Term Loan Commitments provided pursuant to Section 2.23, shall not exceed $50,000,000, (v) all Revolving Loans provided pursuant to an Incremental Revolving Credit Commitment (and all interest, fees and other amounts payable thereon) shall be Obligations under this Agreement and the other applicable Loan Documents and shall be secured by the relevant Security Documents, and guaranteed under each relevant Guarantee Agreement, on a pari passu basis with all other Obligations secured by each such Security Document and guaranteed under each such Guarantee Agreement and
(vi) all actions taken by the Borrower pursuant to this Section 2.22 shall be done in coordination with the Administrative Agent.

         (b) At the time of the provision of Incremental Revolving Credit Commitments pursuant to this Section 2.22, the Borrower, the Administrative Agent and each such Lender or other person which agrees to provide an Incremental Revolving Credit Commitment (each, an "Incremental Revolving Lender") shall execute and deliver to the Administrative Agent an Incremental Revolving Credit Commitment Agreement, with the effectiveness of such Incremental Revolving Lender's Incremental Revolving Credit Commitment to occur on the date set forth in such Incremental Revolving Credit Commitment Agreement, which date in any event shall be no earlier than the date on which
(u) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon up-front or arrangement fees owing to the Administrative Agent), (v) the Administrative Agent shall have received evidence reasonably satisfactory to it that the additional Obligations to be incurred pursuant to the Incremental Revolving Credit Commitment shall constitute "Designated Senior Indebtedness" and "Senior Indebtedness" under the Senior Subordinated Note Documents, (w) the Administrative Agent shall have received evidence reasonably satisfactory to it that the additional Obligations to be incurred pursuant to the Incremental Revolving Credit Commitments are permitted by the terms of the outstanding Indebtedness of Holdings, the Borrower, the Co-Borrower and their respective Subsidiaries including, without limitation, the Second-Lien Credit Documents, the Senior Note Documents and the Senior Subordinated Note Documents, (x) all Incremental Commitment Requirements are satisfied, (y) all other conditions set forth in this Section 2.22 shall have been satisfied, and
(z) all other conditions precedent that may be set forth in such Incremental Revolving Credit Commitment Agreement shall have been satisfied. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Revolving Credit Commitment Agreement, and at such time,
(i) the Total Revolving Credit Commitment under, and for all purposes of, this Agreement shall be increased by the aggregate amount of such Incremental Revolving Credit Commitments, (ii) Schedule 2.01 shall be deemed modified to reflect the revised Revolving Credit Commitments of the affected Lenders and
(iii) to the extent requested by any Incremental Revolving Lender, Notes will be issued at the Borrower's expense, to such Incremental Revolving Lender in accordance with Section 2.04(e) to the extent needed to reflect the new Revolving Credit Commitment of such Incremental Revolving Lender.

         (c) At the time of any provision of Incremental Revolving Credit Commitments pursuant to this Section 2.22, the Borrower shall, in coordination with the Administrative Agent, (x) repay outstanding Revolving Loans of certain of the Revolving Lenders, and incur additional Revolving Loans from certain other Revolving Lenders (including the Incremental Revolving Lenders) and/or (y) take such other actions as may be reasonably required by the Administrative Agent, in each case to the extent necessary so that all of the Revolving Lenders participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Revolving Credit Commitments (after giving effect to any increase in the Total Revolving Credit Commitment pursuant to this Section 2.22) and with the Borrower being obligated to pay to the respective Revolving Lenders any costs of the type referred to in Section
2.15 in connection with any such repayment. To the extent the provisions of this clause (c) require that Lenders make new Revolving Loans which are added to (and deemed to form a part of) the then outstanding Borrowings of Revolving Loans maintained as Eurodollar Loans, it is acknowledged that the effect thereof may result in such new Revolving Loans having short Interest Periods (i.e., an Interest Period that began during an Interest Period then applicable to outstanding Eurodollar Loans and which will end on the last day of such Interest Period). In connection therewith, the Borrower may agree, in the respective Incremental Revolving Credit Commitment Agreement, to compensate the Lenders making the new Revolving Loans for funding Eurodollar Loans during an existing Interest Period on such basis as may be agreed by such Borrower and the respective Lender or Lenders.

         SECTION 2.23. Incremental B Term Loan Commitments. (a) So long as the Incremental Commitment Request Requirements are satisfied at the time of the delivery of the request referred to below, the Borrower shall have the right, in consultation and coordination with the Administrative Agent as to all of the matters set forth below in this Section 2.23 and with the consent of the Administrative Agent, such consent not to be unreasonably withheld, but without requiring the consent of any of the Lenders, to request at any time and from time to time after the Closing Date and prior to the date which is 12 months prior to the B Term Loan Maturity Date, that one or more Lenders (and/or one or more other persons which will become Lenders as provided below) provide Incremental B Term Loan Commitments and, subject to the applicable terms and conditions contained in this Agreement, make B Term Loans pursuant thereto to the Borrower; it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental B Term Loan Commitment as a result of any such request by the Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental B Term Loan Commitment and executed and delivered to the Administrative Agent an Incremental B Term Loan Commitment Agreement in respect thereof as provided in clause (b) of this Section 2.23, such Lender shall not be obligated to fund any B Term Loans, (ii) any Lender (including any person who will become a Lender) may so provide an Incremental B Term Loan Commitment without the consent of any other Lender, (iii) the provision of Incremental B Term Loan Commitments pursuant to this Section 2.23 shall be in a minimum aggregate amount (for all Lenders (including any person who will become a Lender)) of at least $10,000,000 and in integral multiples of $1,000,000 in excess thereof,
(iv) the aggregate amount of all Incremental B Term Loan Commitments provided pursuant to this Section 2.23, when combined with the aggregate amount of all Incremental Revolving Credit Commitments provided pursuant to Section 2.22, shall not exceed $50,000,000, (v) all B Term Loans provided pursuant to an Incremental B Term Loan Commitment shall be deemed to be part of the same Tranche as the existing B Term Loans hereunder and (and all interest, fees and other amounts payable thereon) shall be Obligations under this Agreement and the other applicable Loan Documents and shall be secured by the relevant Security Documents, and guaranteed under each relevant Guarantee Agreement, on a pari passu basis with all other Obligations secured by each such Security Document and guaranteed under each such Guarantee Agreement and (vi) all actions taken by the Borrower pursuant to this Section 2.23 shall be done in coordination with the Administrative Agent.

         (b) At the time of the provision of Incremental B Term Loan Commitments pursuant to this Section 2.23, the Borrower, the Administrative Agent and each such Lender or other person which agrees to provide an Incremental B Term Loan Commitment (each, an "Incremental B Term Loan Lender") shall execute and deliver to the Administrative Agent an Incremental B Term Loan Commitment Agreement, with the effectiveness of such Incremental B Term Loan Lender's Incremental B Term Loan Commitment to occur on the date set forth in such Incremental B Term Loan Commitment Agreement, which date in any event shall be no earlier than the date on which (u) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon up-front or arrangement fees owing to the Administrative Agent), (v) the Administrative Agent shall have received evidence reasonably satisfactory to it that the additional Obligations to be incurred pursuant to the Incremental B Term Loan Commitment shall constitute "Designated Senior Indebtedness" and "Senior Indebtedness" under the Senior Subordinated Note Documents, (w) the Administrative Agent shall have received evidence reasonably satisfactory to it that the additional Obligations to be incurred pursuant to the Incremental B Term Loan Commitments are permitted by the terms of the outstanding Indebtedness of Holdings, the Borrower, the Co-Borrower and their respective Subsidiaries including, without limitation, the Second-Lien Credit Documents, the Senior Note Documents and the Senior Subordinated Note Documents, (x) all Incremental Commitment Request Requirements are satisfied, (y) all other conditions set forth in this Section
2.23 shall have been satisfied, and (z) all other conditions precedent that may be set forth in such Incremental B Term Loan Commitment Agreement shall have been satisfied. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental B Term Loan Commitment Agreement, and at such time, (i) the B Term Loans to be made pursuant to the respective Incremental B Term Loan Commitment Agreements shall be permitted to be made in accordance with the terms of this Agreement and the respective Incremental B Term Loan Commitment Agreements, (ii) Schedule 2.01 shall be deemed modified to reflect the revised B Term Loan Commitments of the affected Lenders and (iii) to the extent requested by any Incremental B Term Loan Lender, Notes will be issued at the Borrower's expense, to such Incremental B Term Loan Lender in accordance with Section 2.04(e) to the extent needed to reflect the additional B Term Loans made by such Incremental B Term Loan Lender.

         (c) All B Term Loans made after the Closing Date pursuant to the provisions of this Section 2.23 (and the respective Incremental Term Loan Commitment Agreements) shall be proportionally added to, and thereafter shall form part of, all then outstanding Borrowings of B Term Loans (with the effect being that all Lenders of B Term Loans, including the Lenders of B Term Loans then being made pursuant to this Section 2.23, shall have a percentage interest in each then outstanding Borrowing of B Term Loans which is the same as the percentage its aggregate outstanding principal of B Term Loans bears to the aggregate principal amount of all then outstanding B Term Loans of all Lenders). To the extent the provisions of this clause (c) require that Lenders make new B Term Loans which are added to (and deemed to form a part of) the then outstanding Borrowings of B Term Loans maintained as Eurodollar Loans, it is acknowledged that the effect thereof may result in such new B Term Loans having short Interest Periods (i.e., an Interest Period that began during an Interest Period then applicable to outstanding Eurodollar Loans and which will end on the last day of such Interest Period). In connection therewith, the Borrower may agree, in the respective Incremental B Term Loan Commitment Agreement, to compensate the Lenders making the new B Term Loans for funding Eurodollar Loans during an existing Interest Period on such basis as may be agreed by such Borrower and the respective Lender or Lenders.

                                 ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

         Each of Holdings and the Borrower represents and warrants to each of the Lenders that:

         SECTION 3.01. Organization; Powers. Each of Holdings, the Borrower and each of their Subsidiaries (a) is a partnership, limited liability company or corporation duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, except for such failures to be in good standing which, individually and in the aggregate, could not be reasonably expected to have a Material Adverse Effect, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.

         SECTION 3.02. Authorization. The execution, delivery and performance by Holdings, the Borrower and each of their Subsidiaries of each of the Loan Documents to which it is a party, and the borrowings hereunder and the transactions forming a part of the Transaction (a) have been duly authorized by all corporate, stockholder, limited liability company or partnership action required to be obtained by Holdings, the Borrower and such Subsidiaries and
(b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or By-laws of Holdings, the Borrower or any such Subsidiary, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which Holdings, the Borrower or any such Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings, the Borrower or any such Subsidiary, other than the Liens created by the Loan Documents and the Second-Lien Credit Documents.

         SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transaction, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (b) recordation of the Mortgages,
(c) such as have been made or obtained and are in full force and effect and
(d) such actions, consents and approvals the failure to obtain or make which could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.05. Financial Statements. (a)Holdings has heretofore furnished to the Lenders its consolidated balance sheets and consolidated statements of operations, cash flows and partner's capital (deficit) (i) as of and for the fiscal years ended December 31, 2001, 2002 and 2003, audited by and accompanied by the opinion of Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the portion of the fiscal year ended June 30, 2004 (in the case of clause (ii), without footnotes and without a statement of partner's capital (deficit)) in each case as filed with the SEC. Such financial statements present fairly, in all material respects, the financial position and results of operations of Holdings and its consolidated Subsidiaries (including the Borrower) as of such dates and for such periods. None of Holdings, its consolidated Subsidiaries and the Borrower has or shall have as of the Closing Date any material Guarantee, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including any interest rate or foreign currency hedging transaction, which is not reflected in the foregoing statements or the notes thereto, other than pursuant to the Loan Documents, Second-Lien Credit Documents, Senior Note Documents and Senior Subordinated Note Documents and except as specifically disclosed in Schedule 3.05 to this Agreement. Such financial statements were prepared in accordance with GAAP.

         (b) Holdings has heretofore furnished to the Lenders (i) the audited combined balance sheet of the OI Plastic and certain of its affiliates that are not being acquired pursuant to the Acquisition as of December 31, 2003 and December 31, 2002 and the related combined statements of results of operations, cash flows and net parent investment for each of the three years in the period ended December 31, 2003 (together with the notes thereto and related report of independent auditors), (ii) the unaudited combined balance sheet of OI Plastic and certain of its affiliates that are not being acquired pursuant to the Acquisition as of the six-month period ended June 30, 2004, and the related unaudited combined statements of results of operations for the period then ended, in each case, prepared in accordance with GAAP. Except as provided in the Acquisition Agreement, such financial statements present fairly in all material respects the combined financial position and combined statements of results of operations of OI Plastic and certain of its affiliates that are not being acquired pursuant to the Acquisition, as of the dates and for the periods stated therein, subject to normal year-end adjustments consistent with past practice that are not or will not be material either individually or in the aggregate.

         SECTION 3.06. No Material Adverse Change or Material Adverse Effect.
(a) Since December 31, 2003 (but after giving effect to the consummation of the Transaction) there has been no material adverse change (or occurrence which is reasonably likely to result in a material adverse change) in the assets, business, operations, properties, liabilities, profits or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole or of the Borrower and its Subsidiaries taken as a whole. Furthermore, since December 31, 2003 (but after giving effect to the Transaction) no Material Adverse Effect has occurred.

         (b) Since July 28, 2004, there has not been any event, change, circumstance or effect that is materially adverse, individually or in the aggregate, to the assets, liabilities, prospects, condition (financial or otherwise) or results of operations of OI Plastic and its Subsidiaries taken as a whole, excluding any effects related to or resulting from events affecting (x) the United States or global economy or (y) the blow-molded plastic container industry generally and, in the case of each of the preceding clauses (x) and (y), to the extent such events, changes, circumstances or effects do not affect OI Plastic and its Subsidiaries disproportionately.

         SECTION 3.07. Title to Properties; Possession Under Leases. (a) Each of Holdings, the Borrower and each of their Subsidiaries has good and insurable title to, or valid leasehold interests in, or easements or other limited property interests in, all its material properties and assets (including all Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title in the aggregate could not reasonably be expected to have a Material Adverse Effect. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

         (b) Each of Holdings, the Borrower and each of their Subsidiaries has complied with all obligations under all material leases to which it is a party, except where the failure to comply would not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. Each of Holdings, the Borrower and each of their Subsidiaries enjoys peaceful and undisturbed possession under all such material leases, other than leases which, individually or in the aggregate, are not material to Holdings and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole, and in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

         (c) Each of Holdings, the Borrower and each of their Subsidiaries owns or, to the best of their knowledge, possesses, or has the right to use, or to the best of their knowledge could obtain ownership, possession of, or the right to use on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflicts and restrictions could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except as set forth on Schedule 3.07(c).

         (d) As of the Closing Date, none of Holdings, the Borrower and their Subsidiaries has received any notice of, or has any knowledge of, any pending or contemplated condemnation proceeding affecting any of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Closing Date.

         (e) None of Holdings, the Borrower and their Subsidiaries is obligated on the Closing Date under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein, except as permitted under Sections 6.02 or
6.05 or as set forth on Schedule 3.07(e).

         SECTION 3.08. Co-Borrower; Subsidiaries. (a) As of the Closing Date, Holdings will have no Subsidiaries other than (x) CapCo II, (y) Opco GP and
(z) the Borrower and its Subsidiaries.

         (b) Schedule 3.08 sets forth as of the Closing Date the name and jurisdiction of incorporation of each Subsidiary of Holdings and, as to each such Subsidiary, the percentage of each class of Equity Interests owned by Holdings or by any such Subsidiary.

         (c) As of the Closing Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Equity Interests of Holdings or any of its Subsidiaries, except under the Loan Documents or as set forth on Schedule 3.08.

         SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth in Schedule 3.09, there are not any material actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings, the Borrower or any of their Subsidiaries or any business, property or rights of any such person (i) which involve any Loan Document or the Transaction or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or materially adversely affect the Transaction.

         (b) None of Holdings, the Borrower, their Subsidiaries and their respective material properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permit) or any restriction of record or agreement affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.10. Agreements. None of Holdings, the Borrower and their Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, in either case where such default could reasonably be expected to result in a Material Adverse Effect. Immediately after giving effect to the Transaction, no Default or Event of Default shall have occurred and be continuing.

         SECTION 3.11. Federal Reserve Regulations. (a) None of Holdings, the Borrower and their Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately,
(i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.

         SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. None of Holdings, the Borrower and their Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

         SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement. The Co-Borrower shall not use the proceeds of the Loans or Letters of Credit.

         SECTION 3.14. Tax Returns. Each of Holdings, the Borrower and each of their Subsidiaries has timely filed or caused to be timely filed all federal, and all material state and local, tax returns required to have been filed by it and has paid or caused to be paid all taxes shown thereon to be due and payable by it and all assessments in excess of $5,000,000 in the aggregate received by it, except taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which the Borrower has set aside on its books in accordance with GAAP adequate reserves and taxes, assessments, charges, levies or claims in respect of property taxes for property that Holdings, the Borrower or any of their Subsidiaries has determined to abandon where the sole recourse for such tax, assessment, charge, levy or claim is to such property. Each of Holdings, the Borrower and each of their Subsidiaries has paid in full or made adequate provision (in accordance with GAAP) for the payment of all taxes due with respect to all periods ending on or before the Closing Date, which taxes, if not paid or adequately provided for, could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.14, as of the Closing Date, with respect to each of Holdings, the Borrower and each of their Subsidiaries, (a) no material claims are being asserted in writing with respect to any taxes, (b) no presently effective waivers or extensions of statutes of limitation with respect to taxes have been given or requested, (c) no tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service or, with respect to any material potential tax liability, any other taxing authority and (d) no currently pending issues have been raised in writing by the Internal Revenue Service or, with respect to any material potential tax liability, any other taxing authority. For purposes hereof, "taxes" shall mean any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any Governmental Authority.

         SECTION 3.15. No Material Misstatements. (a) The written information, reports, financial statements, exhibits and schedules furnished by or on behalf of Holdings, the Borrower or any of their Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (including the Confidential Information Memorandum dated September 2004 relating to the Borrower (the "Information Memorandum") but excluding the financial projections referred to in Section 3.15(b)), when taken as a whole, did not contain, and as they may be amended, supplemented or modified from time to time, will not contain, as of the Closing Date any material misstatement of fact and did not omit, and as they may be amended, supplemented or modified from time to time, will not omit, to state as of the Closing Date any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading in their presentation of the Transaction or of Holdings, the Borrower and their Subsidiaries taken as a whole.

         (b) All financial projections concerning Holdings, the Borrower and their Subsidiaries that are or have been made available to the Administrative Agent or any Lender by Holdings, the Borrower or any such Subsidiary have been or will be prepared in good faith based upon assumptions believed by Holdings and the Borrower to be reasonable on the Closing Date.

         SECTION 3.16. Employee Benefit Plans. Each of Holdings, the Borrower and the ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to ERISA and the regulations and published interpretations thereunder and any similar applicable non-U.S. law except for such noncompliance which could not reasonably be expected to result in a Material Adverse Effect. No Reportable Event has occurred as to which Holdings, the Borrower or any ERISA Affiliate was required to file a report with the PBGC, other than reports for which the 30 day notice requirement is waived, reports that have been filed and reports the failure of which to file could not reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, the present value of all benefit liabilities under each Plan of Holdings, the Borrower and the ERISA Affiliates (on a termination basis and based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto for which a valuation is available, exceed by more than $30,000,000 the value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto for which valuations are available, exceed by more than $30,000,000 the value of the assets of all such underfunded Plans. None of Holdings, the Borrower and the ERISA Affiliates has incurred or could reasonably be expected to incur any Withdrawal Liability that could reasonably be expected to result in a Material Adverse Effect. None of Holdings, the Borrower and the ERISA Affiliates have received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has resulted or could reasonably be expected to result, through increases in the contributions required to be made to such Plan or otherwise, in a Material Adverse Effect.

         SECTION 3.17. Environmental Matters. Except as set forth in Schedule 3.17:

                  (a) There has not been a Release or threatened Release of Hazardous Materials at, on, under or around the properties currently or formerly owned, operated or leased by Holdings, the Borrower or any of their Subsidiaries (the "Properties"), nor to the knowledge of Holdings, the Borrower or any of their Subsidiaries, at any formerly owned, operated or leased properties, in amounts or concentrations which (i) constitute or constituted a violation of Environmental Laws, except as could not reasonably be expected to have a Material Adverse Effect; (ii) would reasonably be expected to give rise to an Environmental Claim that, in any such case or in the aggregate, is reasonably likely to result in a Material Adverse Effect; or (iii) could reasonably be expected to impair materially the fair saleable value of any material Property;

                  (b) The Properties and all operations of Holdings, the Borrower and their Subsidiaries are in compliance, and in all prior periods have been in compliance (except for matters of noncompliance that have been fully resolved), with all Environmental Laws, and all required Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, are not reasonably likely to result in a Material Adverse Effect;

                  (c) None of Holdings, the Borrower or any of their Subsidiaries has received any Environmental Claim in connection with the Properties or the operations of the Borrower or its Subsidiaries or with regard to any person whose liabilities for environmental matters Holdings, the Borrower or any of their Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in either such case or in the aggregate, is reasonably likely to result in a Material Adverse Effect;

                  (d) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on, under or around any of the Properties in a manner that could reasonably give rise to liability under any Environmental Law, nor have any of Holdings, the Borrower or any of their Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which, in each case, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect; and

                  (e) No Lien in favor of any Governmental Authority for (i) any liability under any Environmental Law or (ii) damages arising from or costs incurred by such Governmental Authority in response to a Release or threatened Release of Hazardous Materials into the environment has been recorded with respect to the Properties except for Liens permitted by Section 6.02.

         SECTION 3.18. Capitalization of Holdings and the Borrower. The Equity Interests issued and outstanding for each of Holdings and the Borrower is set forth on Schedule 3.18 as of the Closing Date. All outstanding partnership interests of the Borrower, on and after the Closing Date, will be owned beneficially and of record by Holdings (except that 1% thereof may be owned by Opco GP) and, on and after the Closing Date, will be free and clear of all Liens whatsoever other than the Liens created by the Loan Documents and Second-Lien Credit Documents.

         SECTION 3.19. Security Documents. (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, as pledgee, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Pledge Agreement Collateral described in the Pledge Agreement and, upon the filing of UCC-1 Financing Statements in the required jurisdictions (which filings have been made or, if this representation and warranty is made on any date occurring prior to the tenth Business Day following the Closing Date will be made within ten Business Days following the Closing Date), the Pledge Agreement shall (to the extent required by the Pledge Agreement) constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Pledge Agreement Collateral and, to the extent contemplated therein and subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other person, other than Liens expressly permitted by Section 6.02.

         (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Security Agreement Collateral described therein, and, when financing statements in appropriate form are filed in the offices specified on the schedules to the Security Agreement, the Security Agreement will (to the extent required by the Security Agreement) constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Security Agreement Collateral and, to the extent contemplated therein and subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02. The recordation of (x) the Grant of Security Interest in U.S. Patents and (y) the Grant of Security Interest in U.S. Trademarks in the respective form attached to the Security Agreement, in each case in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, a perfected security interest in the United States trademarks and patents covered by the Security Agreement, and the recordation of the Grant of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, a perfected security interest in the United States copyrights covered by the Security Agreement.

         (c) The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Properties thereunder and, to the extent contemplated therein and subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, and when the Mortgages are filed in the offices specified on the schedules thereto and when financing statements in appropriate form are filed in the offices specified on the schedules thereto, each Mortgage will constitute an enforceable mortgage Lien on, and fully perfected security interest in, all right, title and interest of the Loan Parties in the Mortgaged Property subject thereto and, to the extent contemplated therein and subject to ss. 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by
Section 6.02.

         SECTION 3.20. Location of Real Property and Leased Premises. (a)
Schedule 3.20 lists completely and correctly as of the Closing Date all real property owned by Holdings and its Subsidiaries and the addresses thereof, other than individual properties that have an original cost of less than $200,000. Except as otherwise set forth in Schedule 3.20, as of the Closing Date, Holdings and its Subsidiaries own in fee all the real property set forth as being owned by them on Schedule 3.20.

         (b) Schedule 3.20 lists completely and correctly as of the Closing Date each real property leased by Holdings and its Subsidiaries (in each case, where the aggregate lease payments for the respective lease of such real property exceed $100,000 per annum) and the addresses thereof. As of the Closing Date, the Borrower and the Subsidiaries have valid leases in each real property set forth as being leased by them on Schedule 3.20.

         SECTION 3.21. Solvency. (a) Immediately after the consummation of the Transaction (including the Borrowing of B Term Loans and the use of proceeds in connection therewith on the Redemption Date as if the same had occurred on the Closing Date) and the other transactions to occur on the Closing Date and immediately following the making of each Loan made, and the issuance of each Letter of Credit issued, on the Closing Date and after giving effect to the application of the proceeds thereof, (i) the fair value of the assets of each of Holdings (individually), Holdings and its Subsidiaries on a consolidated basis, the Borrower (individually) and the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of each of Holdings (individually), Holdings and its Subsidiaries on a consolidated basis, the Borrower (individually) and the Borrower and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of each of Holdings (individually), Holdings and its Subsidiaries on a consolidated basis, the Borrower (individually) and the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of each of Holdings (individually), Holdings and its Subsidiaries on a consolidated basis, the Borrower (individually) and the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;
(iii) each of Holdings (individually), Holdings and its Subsidiaries on a consolidated basis, the Borrower (individually) and the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each of Holdings (individually), Holdings and its Subsidiaries on a consolidated basis, the Borrower (individually) and the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

         (b) Each of Holdings and the Borrower does not intend to, and does not believe that it or any of its respective Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

         SECTION 3.22. Labor Matters. Except as set forth in Schedule 3.22, there are no strikes pending or threatened against Holdings, the Borrower or any of their Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The hours worked and payments made to employees of Holdings, the Borrower and their Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All payments due from Holdings, the Borrower or any of their Subsidiaries or for which any claim may be made against Holdings, the Borrower or any of their Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Holdings, the Borrower or such Subsidiary to the extent required by GAAP, except as, in the aggregate, are not reasonably likely to result in a Material Adverse Effect. Except as set forth on Schedule 3.22, the consummation of the Transaction will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any of their Subsidiaries (or any predecessor) is a party or by which Holdings, the Borrower or any of their Subsidiaries (or any predecessor) is bound, other than collective bargaining agreements which, individually or in the aggregate, are not material to Holdings and its Subsidiaries taken as a whole.

         SECTION 3.23. Insurance. Schedule 3.23 sets forth a true, complete and correct description of all material insurance maintained by or on behalf of Holdings, the Borrower or their domestic Subsidiaries as of the Closing Date. As of such date, such insurance is in full force and effect.

         SECTION 3.24. Subordination: Designation of the Loan Documents as "Designated Senior Indebtedness"; Etc. (i) The subordination provisions contained in the Senior Subordinated Note Documents are enforceable against the Borrower, the Co-Borrower, Holdings and the holders of the Senior Subordinated Notes, (ii) all Obligations of the Borrower and the Co-Borrower hereunder and in the other Loan Documents are within the definitions of "Designated Senior Indebtedness" and "Senior Indebtedness" included in the subordination provisions and (iii) this Agreement constitutes (and is hereby designated by the Borrower as) one of the "Credit Agreements", as such term is defined in each of the Senior Subordinated Note Documents and the Senior Note Documents. In addition, the Borrower hereby designates the Indebtedness under this Agreement as "Designated Senior Indebtedness" for the purposes of the definition of "Designated Senior Indebtedness" contained in the Senior Subordinated Note Indenture, with all such Obligations of the Borrower and the Co-Borrower to be afforded the benefit of the subordination provisions contained in the Senior Subordinated Note Indenture and the other Senior Subordinated Note Documents.

         SECTION 3.25. Legal Names; Organizational Identification Numbers; Jurisdiction and Type of Organization; Etc. Schedule 3.25 sets forth a true and correct list, as of the Closing Date, of the exact legal name of each Loan Party, the organizational identification number (if any) of such Loan Party, the jurisdiction of organization of such Loan Party and the type of organization of such Loan Party.

         SECTION 3.26. Acquisition Agreement. On the Closing Date, all representations and warranties made by the Borrower on the Closing Date pursuant to the Acquisition Agreement are true and correct in all material respects.

                                  ARTICLE IV

                             CONDITIONS OF LENDING

         The obligations of (a) the Lenders (including, without limitation, the Swingline Lender) to make Loans and (b) each Fronting Bank to issue Letters of Credit hereunder (each, a "Credit Event") are subject to the satisfaction of the following conditions:

         SECTION 4.01. All Credit Events. On the date of each Borrowing (including a Borrowing of B Term Loans on the Redemption Date but excluding continuations or conversions of such Borrowings) and on the date of each issuance or renewal of a Letter of Credit (other than a Borrowing in which Revolving Loans are refinanced with new Revolving Loans as contemplated by
Section 2.02(f) without any increase in the aggregate principal amount of Revolving Loans outstanding and any extension or renewal of any Letter of Credit without any increase in the stated amount of such Letter of Credit):

         (a) The Administrative Agent shall have received, in the case of a Borrowing, a notice of such Borrowing as required by Section 2.03 (or such notice shall have been deemed given in accordance with the last paragraph of
Section 2.03) or, in the case of the issuance of a Letter of Credit, the applicable Fronting Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.20(a).

         (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Borrowing or issuance of such Letter of Credit, as the case may be, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), provided that the representation and warranty contained in Section 3.06(a) shall only apply to Credit Events occurring after the Closing Date and the representation and warranty contained in Section 3.06(b) shall only apply to Credit Events occurring on the Closing Date.

         (c) At the time of and immediately after such Borrowing or issuance of such Letter of Credit, as the case may be, no Event of Default or Default shall have occurred and be continuing.

         Each Borrowing and each issuance of a Letter of Credit (except those specified in the parenthetical contained in the introductory paragraph of this
Section 4.01) shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing or issuance, as the case may be, as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

         SECTION 4.02. First Credit Event. On the Closing Date:

         (a) The Administrative Agent shall have received, on behalf of itself, the other Agents and the Lenders, a favorable written opinion of (i) Skadden, Arps, Meagher Slate & Flom, special counsel for Holdings and the Borrower, substantially to the effect set forth in Exhibit K-1, (ii) Morgan, Lewis & Bockius LLP, special Pennsylvania counsel for Holdings and the Borrower, substantially to the effect set forth in Exhibit K-2 and (iii) local counsel satisfactory to the Administrative Agent and the Arrangers, in each case (A) dated the Closing Date, (B) addressed to the Fronting Bank, the Agents and the Lenders, and (C) covering such other matters relating to the Loan Documents and the Transaction as the Administrative Agent or any Arranger shall reasonably request, and each of Holdings and the Borrower hereby instructs its counsel to deliver such opinions.

         (b) All legal matters incident to this Agreement, the borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Administrative Agent and the Arrangers.

         (c) The Administrative Agent shall have received in the case of each Loan Party each of the items referred to in clauses (A), (B) and (C) below:
(A) a copy of the certificate or articles of incorporation, partnership agreement or limited liability agreement, including all amendments thereto, of each Loan Party, (x) in the case of a corporation, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each such Loan Party as of a recent date from such Secretary of State or (y) in the case of a partnership or of a limited liability company, certified by the Secretary or Assistant Secretary of each such Loan Party; (B) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (w) that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent governing documents) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause
(x) below, (x) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or, its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (y) that the certificate or articles of incorporation, partnership agreement or limited liability agreement of such Loan Party have not been amended since the date of the last amendment thereto disclosed pursuant to clause (A) above, and (z) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (C) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (B) above; and (b) such other documents as the Administrative Agent or any Arranger may reasonably request.

         (d) The Administrative Agent shall have received a certificate of the Borrower, dated the Closing Date and signed by the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01 and (except to the extent that any such condition is required to be satisfactory or determined by the Lenders, the Administrative Agent and/or the Arrangers) paragraphs (n), (o) and (p) of this Section 4.02.

         (e) Each of the Guarantee Agreements shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect.

         (f) (i) The Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and all Certificated Securities (as such term is defined in the Pledge Agreement), shall have been delivered to the Collateral Agent, (x) endorsed in blank in the case of promissory notes constituting Pledge Agreement Collateral, (y) together with executed and undated endorsements for transfer in the case of equity interests constituting certificated Pledge Agreement Collateral and (z) together with evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Pledge Agreement have been taken; and (ii) the Security Agreement shall have been duly executed by the Loan Parties party thereto and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent or any Arranger to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral described in such agreement (subject to any Lien expressly permitted by Section 6.02) shall have been delivered to the Collateral Agent.

         (g) The Collateral Agent shall have received (i) the results of a search of the Uniform Commercial Code filings made with respect to the Loan Parties in the states in which the chief executive office of each such person is located and the other jurisdictions in which Uniform Commercial Code filings are to be made pursuant to the preceding paragraph (as well as any jurisdictions where such Uniform Commercial Code filings would have been made pursuant to the Uniform Commercial Code as in effect in the relevant States prior to July 1, 2001), together with copies of the financing statements disclosed by such search and (ii) the results of equivalent searches made in each other jurisdiction requested by the Administrative Agent or any Arranger, in each case accompanied by evidence satisfactory to the Collateral Agent and the Arrangers that the Liens indicated in any such financing statement (or similar document) or otherwise disclosed in such searches would be permitted under Section 6.02 or have been released.

         (h) (i) Each of the Mortgages, substantially in the form of Exhibit E, including appropriate changes for local law, relating to each of the Mortgaged Properties shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those expressly permitted under Section 6.02, (iii) a lender's title insurance policy, paid for by the Borrower, in form and substance reasonably acceptable to the Administrative Agent and the Arrangers, together with such endorsements, coinsurance and reinsurance as may be reasonably requested by the Administrative Agent and (iv) such surveys, appraisals and legal opinions as reasonably requested in writing by the Administrative Agent or any Arranger.

         (i) Each Loan Party, the Administrative Agent, the Second-Lien Administrative Agent, the Collateral Agent and the Second-Lien Collateral Agent shall have duly authorized, executed and delivered the Intercreditor Agreement in the form of Exhibit I hereto (as amended, modified, restated and/or supplemented from time to time, the "Intercreditor Agreement"), and the Intercreditor Agreement shall be in full force and effect.

         (j) The Administrative Agent shall have received copies of, or an insurance broker's or agent's certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which policies shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent and the Arrangers.

         (k) The Second-Lien Credit Agreement shall concurrently have been executed and delivered by the parties thereto and shall be in full force and effect and the Borrower shall have received gross cash proceeds of $350,000,000 from the incurrence of Second-Lien Loans thereunder. The Administrative Agent shall have received true and correct copies of all Second-Lien Credit Documents, certified as such by the Secretary or Assistant Secretary of the Borrower, the Second-Lien Credit Documents and all terms and conditions thereof (including, without limitation, amortization, maturities, interest rates, covenants, defaults, remedies, guaranties and guarantors) shall be in form and substance satisfactory to the Administrative Agent and the Arrangers, and all conditions precedent to the Second-Lien Credit Agreement shall have been satisfied, and not waived unless consented to by the Agents and the Arrangers, to the reasonable satisfaction of the Administrative Agent and the Arrangers.

         (l) The Borrower shall concurrently have received gross cash proceeds (calculated before underwriting fees) of $250,000,000 from the issuance by it of the Senior Notes. There shall have been delivered to the Administrative Agent true and correct copies certified as such by the Secretary or Assistant Secretary of the Borrower of all Senior Note Documents, and all of the terms and conditions of the Senior Note Documents shall be in form and substance reasonably satisfactory to the Administrative Agent and the Arrangers.

         (m) The Borrower shall concurrently have received gross cash proceeds (calculated before underwriting fees) of $375,000,000 from the issuance of the Senior Subordinated Notes. There shall have been delivered to the Administrative Agent true and correct copies certified as such by the Secretary or Assistant Secretary of the Borrower of the Senior Subordinated Note Documents, and all the terms and conditions of the Senior Subordinated Note Documents (including, without limitation, amortization, maturities, interest rates, covenants, defaults, remedies, sinking fund provisions, subordination provisions and other terms) shall be in form and substance reasonably satisfactory to the Administrative Agent and the Arrangers.

         (n) The Acquisition Agreement (together with all exhibits and schedules thereto), shall be in the form executed on July 28, 2004, as amended by Amendment No. 1 thereto dated as of October 7, 2004, with any additions or changes thereto or waivers of the terms thereof to be in form and substance reasonably satisfactory to the Administrative Agent and the Arrangers. There shall have been delivered to the Administrative Agent true and correct copies certified as such by the Secretary or Assistant Secretary of the Borrower of the Acquisition Documents and all of the material conditions precedent to the consummation of the Acquisition as set forth in the Acquisition Agreement shall have been satisfied (and not waived, except with consent of the Administrative Agent and each of the Arrangers) to the reasonable satisfaction of the Administrative Agent and each of the Arrangers. The Acquisition shall have been consummated in accordance in all material respects with the terms and conditions of the Acquisition Agreement and all applicable laws.

         (o) The Refinancing (other than the redemption of the Existing Senior Discount Notes and the Existing Senior Subordinated Notes on the Redemption Date by Holdings or the Borrower, as the case may be) shall have been consummated in all material respects simultaneously with the incurrence of the initial Loans hereunder in accordance with applicable law and all related documentation, in each case in the form previously approved by the Administrative Agent and the Arrangers, and otherwise on terms reasonably satisfactory to the Administrative Agent and the Arrangers.

         (p) After giving effect to the consummation of the Transaction, Holdings and its Subsidiaries shall have no outstanding Indebtedness or preferred equity, except as permitted by Sections 6.01 and 6.04.

         (q) All necessary material governmental and material third party approvals and/or consents in connection with the Transaction, the transactions contemplated by the Loan Documents and otherwise referred to herein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents, or imposes materially adverse conditions upon, the consummation of the Transaction or the transactions contemplated by the Loan Documents or otherwise referred to herein.

         (r) All costs, fees, expenses (including, without limitation, reasonable legal fees and expenses) and other compensation contemplated hereby, payable to the Lenders and the Agents or payable in respect of the Transaction, shall have been paid to the extent due and invoiced.

         (s) The Lenders shall have received a solvency certificate from the Chief Financial Officer of Holdings, in form and substance reasonably satisfactory to the Administrative Agent and the Arrangers, setting forth the conclusions that, after giving effect to the Transaction and the incurrence of all the financings contemplated herein, each of Holdings, individually, Holdings and its Subsidiaries, taken as a whole, the Borrower, individually, and the Borrower and its Subsidiaries, taken as a whole, are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection therewith, and will not be left with unreasonably small capital with which to engage in their businesses and will not have incurred debts beyond their ability to pay such debts as they mature.

         (t) The Administrative Agent shall have received (i) no later than 30 days prior to the Closing Date, or such later date at the Administrative Agent's discretion, historical financial statements for OI Plastic and its subsidiaries for each quarterly period ended (and for each monthly period ended, to the extent available) after December 31, 2003 and prior to the Closing Date (to the extent available), (ii) a pro forma opening balance sheet of Holdings and its Subsidiaries after giving effect to the Transaction together with a certificate of the Chief Financial Officer of the Borrower certifying that such balance sheet accurately presents the pro forma position of the Borrower and its Subsidiaries in accordance with GAAP and (iii) projections through December 31, 2011 for Holdings and its Subsidiaries after giving effect to the Transaction (it being understood that the projections delivered to the Administrative Agent prior to September 15, 2004 are satisfactory), all of which financial statements or projections shall be consistent in all material respects with the financial information previously provided to the Administrative Agent by Holdings.

         (u) The Administrative Agent shall have received an officer's certificate from a Responsible Officer of the Borrower accompanied by supporting schedules and other data reasonably satisfactory to the Administrative Agent and the Arrangers evidencing that Adjusted EBITDA (as defined in the OI Plastic selling memorandum and, in any event, calculated in manner reasonably satisfactory to the Administrative Agent and the Arrangers and before giving effect to corporate allocations) of OI Plastic, after giving effect to the Transaction, for the trailing four quarters ended immediately prior to the Closing Date was not less than $180,000,000.

         (v) On the Closing Date, the total commitments in respect of the Existing Credit Agreement shall have been terminated, and all loans and notes (together with interest thereon) with respect thereto shall have been repaid in full, all letters of credit issued thereunder shall have been terminated (or incorporated as Existing Letters of Credit hereunder) and all other amounts (including any premiums or fees) owing pursuant to the Existing Credit Agreement shall have been repaid in full and all documents in respect of the Existing Credit Agreement and all guarantees with respect thereto shall have been terminated (except as to indemnification and similar provisions, which may survive to the extent provided therein) and be of no further force and effect. In addition, the creditors in respect of the Existing Credit Agreement shall have terminated and released all security interests in and Liens created pursuant to any security documentation relating to the Existing Credit Agreement, and such creditors shall have returned all such assets to the Borrower or the relevant Loan Party. The Administrative Agent shall have received evidence that the matters set forth in this Section 4.02(v) have been satisfied on such date.

         SECTION 4.03. Credit Events on the Redemption Date. Concurrently with the making of B Term Loans by the Lenders with B Term Loan Commitments on the Redemption Date pursuant to Section 2.01, all the outstanding Existing Senior Discount Notes and Existing Senior Subordinated Notes must be redeemed in full by Holdings or the Borrowers, as the case may be.

                                  ARTICLE V

                             AFFIRMATIVE COVENANTS

         Each of Holdings and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of Holdings and the Borrower will, and will cause each of their Subsidiaries to:

         SECTION 5.01. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.05, and except for the liquidation or dissolution of Subsidiaries of the Borrower if the assets of such entities to the extent they exceed estimated liabilities are acquired by the Borrower or a Wholly Owned Subsidiary of the Borrower in such liquidation or dissolution, provided that Subsidiaries of the Borrower that are Guarantors may not be liquidated into Subsidiaries of the Borrower that are not Guarantors and domestic Subsidiaries of the Borrower may not be liquidated into Foreign Subsidiaries of the Borrower.

         (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business, except to the extent that Holdings or the Borrower reasonably determines that any such rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names are no longer used or useful in its businesses; comply in all material respects with all applicable laws, rules, regulations (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties) and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement); in each case in this paragraph (b) except where the failure, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.02. Insurance (a) Keep its insurable properties insured at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses and maintain such other reasonable insurance (including, to the extent consistent with past practices, self-insurance), of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses, and maintain such other insurance as may be required by law or any other Loan Document.

         (b) Cause all such property and casualty insurance policies with respect to the Mortgaged Properties to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or the Loan Parties under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably (in light of a Default or a material development in respect of the insured Mortgaged Property) require from time to time to protect their interests; deliver original or certified copies of all such policies or a certificate of an insurance broker to the Collateral Agent; cause each such policy to provide that it shall not be canceled, modified or not renewed upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent; deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent), or insurance certificate with respect thereto, together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

         (c) If at any time the area in which the Premises (as defined in the Mortgages) are located is designated a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such reasonable total amount as the Administrative Agent, the Collateral Agent or the Required Lenders may from time to time reasonably require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

         (d) With respect to each Mortgaged Property, carry and maintain comprehensive general liability insurance including the "broad form CGL endorsement" and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in no event for a combined single limit of less than $1,000,000, naming the Collateral Agent as an additional insured, on forms reasonably satisfactory to the Collateral Agent.

         (e) Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by Holdings, the Borrower or any of their Subsidiaries; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies, or insurance certificate with respect thereto.

         (f) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

                  (i) none of the Agents, the Lenders, any Fronting Bank and their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Borrower and the other Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Agents, the Lenders, any Fronting Bank or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then each of Holdings and the Borrower hereby agree, to the extent permitted by law, to waive, and to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Agents, the Lenders, any Fronting Bank and their agents and employees; and

                  (ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent, the Collateral Agent or the Required Lenders under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent, the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of Holdings, the Borrower and their Subsidiaries or the protection of their properties.

         SECTION 5.03. Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as (a) the validity or amount thereof shall be contested in good faith by appropriate proceedings and Holdings, the Borrower or the affected Subsidiary, as applicable, shall have set aside on its books reserves in accordance with GAAP with respect thereto, (b) such tax, assessment, charge, levy or claim is in respect of property taxes for property that Holdings, the Borrower or one of their Subsidiaries has determined to abandon and the sole recourse for such tax, assessment, charge, levy or claim is to such property or (c) the amount of such taxes, assessments, charges, levies and claims and interest and penalties thereon does not exceed $5,000,000 in the aggregate.

         SECTION 5.04. Financial Statements, Reports, Etc. Furnish to the Agents and each Lender:

         (a) within 90 days after the end of each fiscal year, a consolidated balance sheet and related statements of operations, cash flows and owners' equity or stockholders' equity showing the financial position of each of Holdings and its Subsidiaries and the Borrower and its Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year, all audited by independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of each of Holdings and its Subsidiaries and the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; provided that, unless and to the extent the Administrative Agent otherwise directs the Borrower from time to time, the timely filing by Holdings of its Form 10-K with the SEC (so long as such Form 10-K breaks out the financial position and results of operations of the Borrower and its Subsidiaries in a manner which enables the Lenders to see any differences in the financial position and results of operation of the Borrower and its Subsidiaries from those of Holdings and its Subsidiaries other than the Borrower and its Subsidiaries) shall satisfy the requirements under this Section 5.04(a) for the respective fiscal year;

         (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet and related statements of operations and cash flows showing the financial position of each of Holdings and its Subsidiaries and the Borrower and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year, all certified by a Financial Officer of Holdings or the Borrower, as the case may be, on behalf of Holdings or the Borrower, respectively, as fairly presenting, in all material respects, the financial position and results of operations of Holdings and its Subsidiaries or the Borrower and its Subsidiaries, as the case may be, in each case on a consolidated basis in accordance with GAAP (except for the absence of footnotes), subject to normal year-end audit adjustments; provided that, unless and to the extent the Administrative Agent otherwise directs the Borrower from time to time, the timely filing by Holdings of its Form 10-Q with the SEC (so long as such Form 10-Q breaks out the financial position and results of operations of the Borrower and its Subsidiaries in a manner which enables the Lenders to see any differences in the financial position and results of operation of the Borrower and its Subsidiaries from those of Holdings and its Subsidiaries other than the Borrower and its Subsidiaries) shall satisfy the requirements under this
Section 5.04(b) for the respective fiscal quarter;

         (c) concurrently with any delivery of financial statements under (a) or (b) above, a certificate of the accounting firm or Financial Officer on behalf of the Borrower opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.10, 6.11 and 6.12 (it being understood that the information required by this clause (ii) may be provided in a certificate of a Financial Officer on behalf of the Borrower instead of from such accounting firm);

         (d) promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by Holdings, the Borrower or any of their Subsidiaries with the SEC, or distributed to its shareholders generally, as the case may be;

         (e) if, as a result of any change in accounting principles and policies from those as in effect on the date of this Agreement (other than in respect of the capitalization of repairs and maintenance expenses as provided in the definition of GAAP), the consolidated financial statements of Holdings or the Borrower (and their respective Subsidiaries) delivered pursuant to paragraph (a) or (b) above will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then, together with the first delivery of financial statements pursuant to paragraph (a) and (b) above following such change, a schedule prepared by a Financial Officer on behalf of Holdings or the Borrower, as the case may be, reconciling such changes to what the financial statements would have been without such changes;

         (f) within 30 days after the beginning of each fiscal year, a budget in form satisfactory to the Agents prepared by Holdings for each of the four fiscal quarters of such fiscal year prepared in reasonable detail, of Holdings and its Subsidiaries, accompanied by the statement of a Financial Officer of Holdings to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby;

         (g) promptly following the creation or acquisition of any Subsidiary, a certificate from a Responsible Officer, identifying such new Subsidiary and the ownership interest of the Borrower and the Subsidiaries therein;

         (h) simultaneously with the delivery of any financial statements pursuant to paragraph (a) or (b) above, a balance sheet and related statements of operations, cash flows and stockholder's equity for each unconsolidated Subsidiary for the applicable period;

         (i) promptly after the receipt thereof by Holdings, the Borrower or any of their respective Subsidiaries, a copy of all reports submitted in connection with any material interim or special audit made by independent accountants of the books of Holdings, the Borrower or any of their Subsidiaries; and

         (j) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any of their Subsidiaries, or compliance with the terms of any Loan Document, or such consolidating financial statements, as in each case the Agents or any Lender, acting through the Administrative Agent, may reasonably request.

         SECTION 5.05. Litigation and Other Notices. Furnish to the Administrative Agent written notice of the following promptly after any Responsible Officer of the Borrower obtains actual knowledge thereof:

         (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

         (b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against Holdings, the Borrower or any of their Subsidiaries in respect of which there is a reasonable possibility of an adverse determination and which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

         (c) any other development specific to Holdings, the Borrower or any of their Subsidiaries that is not a matter of general public knowledge and that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

         SECTION 5.06. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the provisions of the Code relating to ERISA and any applicable similar non-U.S. law, except for such noncompliances which could not reasonably be expected to result in a Material Adverse Effect, and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 30 days after any Responsible Officer of Holdings, the Borrower or any ERISA Affiliate knows or has reason to know that, any Reportable Event has occurred, a statement of a Financial Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (ii) promptly after any Responsible Officer learns of receipt thereof, a copy of any notice that the Borrower or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection
(m) or (o) of Code Section 414) or to appoint a trustee to administer any such Plan, (iii) within 30 days after the due date for filing with the PBGC pursuant to Section 412(n) of the Code a notice of failure to make a required installment or other payment with respect to a Plan, a statement of a Financial Officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of any such notice given to the PBGC and (iv) promptly after any Responsible Officer learns thereof and in any event within 30 days after receipt thereof by Holdings, the Borrower or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by Holdings, the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability or (B) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of Title IV of ERISA, provided that in the case of each of clauses (i) through (iv) above, notice to the Administrative Agent shall only be required if such event or condition, together with all other events or conditions referred to in clauses
(i) through (iv) above, could reasonably be expected to result in liability of Holdings, the Borrower or any of their Subsidiaries in an aggregate amount exceeding $25,000,000.

         SECTION 5.07. Maintaining Records; Access to Properties and Inspections. Maintain all financial records in accordance with GAAP and permit any persons designated by the Agents or any Lender to visit and inspect the financial records and the properties of Holdings, the Borrower or any of their Subsidiaries at reasonable times, upon reasonable prior notice to Holdings or the Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Agents or any Lender upon reasonable prior notice to Holdings or the Borrower to discuss the affairs, finances and condition of Holdings, the Borrower or any of their Subsidiaries with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

         SECTION 5.08. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

         SECTION 5.09. Compliance with Environmental Laws. Comply, and make reasonable efforts to cause all lessees and other persons occupying its Properties to comply, with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.10. Preparation of Environmental Reports. If a default caused by reason of a breach of Section 3.17 or 5.09 shall have occurred and be continuing, at the written request of the Required Lenders through the Administrative Agent, provide to the Lenders within 90 days after such request, at the expense of the Borrower, an environmental site assessment report for the Properties which are the subject of such default prepared by an environmental consulting firm acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any Remedial Action required under any applicable Environmental Law in connection with such Properties.

         SECTION 5.11. Further Assurances; Additional Mortgages; Etc. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or which the Collateral Agent may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority (subject to Liens permitted by Section 6.02) of the security interests created or intended to be created by the Security Documents. In addition, from time to time, Holdings, the Borrower and their Subsidiaries will, at their cost and expense, on or promptly (but in any event within 20 Business Days) following the date of acquisition by Holdings or any Subsidiary of Holdings of any new Subsidiary (subject to the receipt of any required consents from Governmental Authorities) promptly secure the Obligations by causing the following to occur: (i) promptly upon creating or acquiring any additional Subsidiary, all Equity Interests of such Subsidiary owned by any Loan Party (excluding that portion of the voting stock of any Foreign Subsidiary which would be in excess of 65% of the total outstanding voting stock of such Foreign Subsidiary) will be pledged pursuant to the Pledge Agreement or the Security Agreement, and (ii) such Subsidiary will (unless such Subsidiary is a Foreign Subsidiary or less than 90% of the Equity Interests of such Subsidiary is owned by Holdings and its Subsidiaries) (A) become a party to the Security Agreement and the Pledge Agreement as contemplated under each such agreement, (B) enter into the Subsidiary Guarantee Agreement (or become a party thereto if the Subsidiary Guarantee Agreement shall be in effect at such time) and (C) if such Subsidiary owns any real property located in the United States having a value at the time of acquisition of such Subsidiary in excess of $3,000,000, take the actions specified in paragraph (b) below. All such security interests and Liens will be created under the Security Documents and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and Holdings, the Borrower and their Subsidiaries shall deliver or cause to be delivered to the Administrative Agent all such instruments and documents (including legal opinions and lien searches) as the Required Lenders shall reasonably request to evidence compliance with this Section 5.11. Holdings and the Borrower agree to provide, and to cause each of their Subsidiaries to provide, such evidence as the Collateral Agent shall reasonably request as to the perfection and priority status of each such security interest and Lien. Notwithstanding anything to the contrary contained above, Holdings and its Subsidiaries will not be required to (i) cause any Subsidiary acquired after the Closing Date to pledge any property pursuant to this Section or to execute any Loan Document pursuant to this Section if, and to the extent that, and for so long as, doing so would violate a contractual obligation applicable to the respective Subsidiary which existed at the time of the acquisition thereof and which was not created (or modified) in anticipation of the acquisition of such Subsidiary or (ii) take any actions pursuant to this Section 5.11 with respect to assets acquired after the Closing Date, to the extent that, and for so long as, taking such actions would violate a contractual obligation applicable to the assets so acquired which existed at the time of the acquisition thereof and which was not created (or modified) in anticipation of the acquisition of such assets.

         (b) Holdings and the Borrower will, and will cause each of their domestic Subsidiaries at least 90% of the Equity Interests in which are owned by Holdings and its Subsidiaries to, grant to the Collateral Agent security interests and mortgages (each an "Additional Mortgage") in such real property of Holdings, Borrower or any such of their domestic Subsidiaries as are not covered by the original Mortgages, to the extent acquired after the Closing Date and having a value at the time of acquisition in excess of $3,000,000 (each such real property, an "Additional Mortgaged Property"). All such Additional Mortgages shall be granted pursuant to documentation substantially in the form of the Mortgages delivered to the Collateral Agent on the Closing Date or in such other form as is reasonably satisfactory to the Collateral Agent (but in no event shall such Additional Mortgages materially increase the obligations of the mortgagor thereunder or materially decrease the rights of the mortgagor thereunder) and shall constitute valid and enforceable perfected Liens superior to and prior to the rights of all third persons (except Liens under Section 6.02) and subject to no other Liens except as are permitted by
Section 6.02 at the time of perfection thereof. The Additional Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full.

         (c) At the time of the IPO Reorganization, (i) Holdings and its Subsidiaries will execute any further documents, financing statements, agreements and instruments, and take all further actions that may be required under applicable law, which the Collateral Agent may reasonably request, in order to preserve, protect and maintain the security interests created or intended to be created by the Security Documents and (ii) CapCo II will execute any further documents and agreements and take all further actions that may be required under applicable law, which the Administrative Agent or the Required Lenders reasonably request so that CapCo II assumes all obligations of Graham Packaging Holdings Company under the Loan Documents. It is understood that if Graham Packaging Holdings Company remains in existence after the IPO Reorganization, it will remain a Guarantor hereunder and will execute any further documents and agreements and take all further actions that may be required under applicable law, or which the Collateral Agent reasonably requests, in order to preserve, protect and maintain the security interests created or intended to be created by the Security Documents.

         (d) Without limiting the foregoing, within 60 days after any request by the Administrative Agent, the Collateral Agent or the Required Lenders, the Borrower will execute any and all further documents, make any requisite filings or registrations, and take any further actions, in each case as reasonably requested, in order to grant, preserve, protect and perfect security interests in any Pledge Agreement Collateral pledged pursuant to the Pledge Agreement under applicable local law (including, with respect to Foreign Subsidiaries of Holdings, any actions so requested under the law of the jurisdiction of incorporation or organization of the respective such Subsidiary).

         SECTION 5.12. Fiscal Year; Accounting. In the case of each of Holdings, the Borrower and each of their Subsidiaries, cause its respective fiscal year to end on December 31.

         SECTION 5.13. Dividends. In the case of the Borrower, permit its Subsidiaries to pay dividends and cause such dividends to be paid to the extent required to pay the monetary Obligations, subject to restrictions permitted by Section 6.09(c) and to prohibitions imposed by applicable requirements of law.

         SECTION 5.14. Interest Rate Protection Agreements.In the case of the Borrower, as promptly as practicable and in any event within 90 days after the Closing Date, enter into, and thereafter maintain in effect for a period of at least three years following the Closing Date, one or more Interest Rate Protection Agreements with any of the Lenders or other financial institutions reasonably satisfactory to the Administrative Agent, the effect of which shall be to limit at all times the interest payable in connection with Indebtedness having an aggregate outstanding principal amount not less than an amount equal to 33% of the aggregate principal amount of Term Borrowings and Second-Lien Loans, or such other amount as may be agreed to by the Agents and the Borrower, to a maximum rate and on terms and conditions reasonably acceptable, taking into account current market conditions, to the Administrative Agent, and deliver evidence of the execution and delivery thereof to the Administrative Agent, it being understood and agreed that any Interest Rate Protection Agreements existing on the date hereof shall be included in determining compliance with this Section 5.14 until such existing Interest Rate Protection Agreements expire in accordance with the terms thereof.

         SECTION 5.15. Redemption of Existing Notes. (a) Prior to or within five Business Days following the Closing Date, Holdings shall direct the trustee under the Existing Senior Discount Notes to deliver a "notice of redemption" to The Bank of New York (the "Holdings Irrevocable Notice of Redemption") pursuant to, and in accordance with the requirements of, the Existing Senior Discount Notes and all documentation in connection therewith.

         (b) Prior to or within five Business Days following the Closing Date, the Borrower shall direct the trustee under the Existing Senior Subordinated Notes to deliver a "notice of redemption" to The Bank of New York (the "Borrower Irrevocable Notice of Redemption" and, together with the Holdings Irrevocable Notice of Redemption, the "Notices of Redemption") pursuant to, and in accordance with the requirements of, the Existing Senior Subordinated Notes and all documentation in connection therewith.

         (c) On or prior to the 45th day following the mailing of the Notices of Redemption (the "Redemption Date"), but in any event not later than the 45th day after the Closing Date, (i) Holdings shall (x) redeem all of the Existing Senior Discount Notes pursuant to, and in accordance with the terms of, the call provisions of the indenture governing the Existing Senior Discount Notes and (y) pay all accrued and unpaid interest and related call premiums and (ii) the Borrower shall (x) redeem all of the Existing Senior Subordinated Notes pursuant to, and in accordance with the terms of, the call provisions of the indenture governing the Existing Senior Subordinated Notes and (y) pay all accrued and unpaid interest and related call premiums.

         SECTION 5.16. No Other "Designated Senior Indebtedness". The Borrower shall not designate, or permit the designation of, any Indebtedness (other than under this Agreement, the other Loan Documents or the Second Lien Credit Documents) as "Designated Senior Indebtedness" for the purpose of the definition of the same or the subordination provisions contained in the Senior Subordinated Note Indenture or any refinancing or successive refinancing thereof without the consent of the Administrative Agent.

                                  ARTICLE VI

                              NEGATIVE COVENANTS

         Each of Holdings and the Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, neither Holdings nor the Borrower will, and neither will cause or permit any of their Subsidiaries to:

         SECTION 6.01. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

         (a) Indebtedness existing on the date hereof and set forth in
Schedule 6.01, but not any extensions, renewals or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement and (ii) refinancings and extensions of any such Indebtedness if the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended, provided that such extending, renewal or replacement Indebtedness shall not be (A) Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced or (B) in a principal amount which exceeds the Indebtedness being renewed, extended or refinanced (plus unpaid accrued interest and premium thereon);

         (b) Indebtedness created hereunder and under the other Loan
Documents;

         (c) in the case of the Guarantors, the Guarantees under the Guarantee Agreements;

         (d) Indebtedness of the Borrower and its Subsidiaries pursuant to Interest Rate Protection Agreements entered into in order to fix the effective rate of interest on the Loans and other Indebtedness, provided that such transactions shall be entered into to hedge actual interest rate exposures and not for the purpose of speculation;

         (e) Indebtedness owed to (including obligations in respect of letters of credit for the benefit of) any person providing worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Subsidiary of the Borrower, pursuant to reimbursement or indemnification obligations to such person;

         (f) (i) Indebtedness of the Borrower or any Subsidiary of the Borrower that is a Guarantor to any Subsidiary of the Borrower or to the Borrower, (ii) Indebtedness of the Borrower or any Subsidiary of the Borrower that is not a Guarantor to any Subsidiary of the Borrower that is not a Guarantor; and (iii) Indebtedness of any Subsidiary to the Borrower or any Subsidiary of the Borrower arising from an investment made pursuant to Section 6.04; provided that, in each case, any Indebtedness of the Borrower or any Subsidiary Guarantor to any Subsidiary of the Borrower that is not a Subsidiary Guarantor shall be expressly subordinated to the prior payment in full in cash of all the Obligations;

         (g) intercompany Indebtedness resulting from investments made pursuant to Sections 6.04(a), (h), (j), (k), (l) and/or (n);

         (h) Indebtedness of the Borrower or its Subsidiaries in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations and trade-related letters of credit, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and any extension, renewal or refinancing thereof to the extent that the amount of refinancing Indebtedness is not greater than the amount of Indebtedness being refinanced;

         (i) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

         (j) Indebtedness of a Subsidiary of the Borrower acquired after the date hereof and Indebtedness of a corporation merged or consolidated with or into the Borrower or a Subsidiary of the Borrower after the date hereof and Indebtedness assumed in connection with the acquisition of assets, which Indebtedness in each case exists at the time of such acquisition, merger, consolidation or conversion into a Subsidiary of the Borrower and is not created in contemplation of such event and where such acquisition, merger or consolidation is permitted by this Agreement, provided that the aggregate principal amount of Indebtedness under this paragraph (j) (including the amount of any Permitted Refinancing Indebtedness incurred pursuant to the last parenthetical of this paragraph (j) of Section 6.01) shall not at any time outstanding exceed $60,000,000 for the Borrower and all of its Subsidiaries (it being understood and agreed that Permitted Refinancing Indebtedness incurred to refinance Indebtedness otherwise permitted under this paragraph
(j), or refinancings thereof previously effected pursuant to this parenthetical, shall be permitted);

         (k) Capital Lease Obligations, mortgage financings and purchase money Indebtedness incurred by the Borrower or any Subsidiary of the Borrower prior to or within 270 days after the acquisition or improvement of the respective asset permitted under this Agreement in order to finance such acquisition or improvement, and extensions, renewals and refinancings thereof, in an aggregate principal amount outstanding at any time not in excess of $60,000,000, provided that any such refinancing Indebtedness shall not be (i) Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or refinanced, (ii) in a principal amount which exceeds the Indebtedness being renewed, extended or refinanced or (iii) additionally secured;

         (l) Capital Lease Obligations incurred by the Borrower or any Subsidiary of the Borrower in respect of any Sale and Lease-Back Transaction that is permitted under Section 6.03;

         (m) Indebtedness of the Borrower or any Subsidiary of the Borrower supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

         (n) other Indebtedness of the Borrower and its Subsidiaries, in an aggregate principal amount at any time outstanding pursuant to this clause (n) not in excess of $150.0 million; provided that the aggregate principal amount of Indebtedness of all Subsidiaries that are not domestic Subsidiaries which are Loan Parties outstanding pursuant to this clause (n) shall not at any time exceed $75.0 million;

         (o) Indebtedness of the Borrower and its domestic Subsidiaries pursuant to the Fulton County Bond Transactions incurred in accordance with the definition thereof;

         (p) (x) Indebtedness of the Loan Parties under the Second-Lien Credit Agreement and the other Second-Lien Credit Documents, and any Permitted Refinancing Indebtedness in respect thereof (or in respect of Permitted Refinancing Indebtedness previously incurred pursuant to this sub-clause (x)), in an aggregate principal amount not to exceed $350,000,000 (less the amount of any repayments of principal made in respect of such Indebtedness after the Closing Date other than to the extent made with the proceeds of Permitted Refinancing Indebtedness incurred pursuant to this sub-clause (x)), (y) Indebtedness of the Borrower and the Guarantors under the Senior Notes and the other Senior Note Documents, and any Permitted Refinancing Indebtedness in respect thereof (or in respect of Permitted Refinancing Indebtedness previously incurred pursuant to this sub-clause (y)), in an aggregate principal amount not to exceed $250,000,000, and (z) Indebtedness of the Borrower and the Guarantors under the Senior Subordinated Notes and the other Senior Subordinated Notes Documents, and any Permitted Refinancing Indebtedness in respect thereof (or in respect of Permitted Refinancing Indebtedness previously incurred pursuant to this sub-clause(z)), in an aggregate principal amount not to exceed $375,000,000;

         (q) Indebtedness arising from agreements of the Borrower or a Subsidiary of the Borrower providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

         (r) obligations in respect of performance and surety bonds and completion guarantees provided by the Borrower and its Subsidiaries in the ordinary course of business;

         (s) Indebtedness incurred by Borrower or any of its Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation, letters of credit in respect of workers' compensation claims or self insurance and other similar statutory requirements, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims, so long as the aggregate principal amount of Indebtedness pursuant to this clause
(s) shall not exceed $30,000,000 at any time outstanding;

         (t) Indebtedness evidenced by Other Hedging Agreements entered into pursuant to Section 6.04(o);

         (u) Indebtedness constituting unsecured guarantees or letters of credit supporting the Indebtedness permitted to be outstanding pursuant to
Section 6.01(n);

         (v) Indebtedness of any Foreign Subsidiary that is a Subsidiary of the Borrower to the Borrower or any domestic Subsidiary of the Borrower in an aggregate principal amount outstanding at any time not in excess of $60,000,000; provided that if the Administrative Agent or Required Lenders so request, any such Indebtedness shall be evidenced by a promissory note which shall be in form and substance satisfactory to the Administrative Agent and which shall be pledged pursuant to the Pledge Agreement (so long as such pledge would not result in adverse tax consequences to Holdings, the Borrower or the applicable Subsidiary);

         (w) all premium (if any), interest (including post-petition interest), fees, expenses, indemnities, charges and additional or contingent interest on obligations described in clauses (a) through (v) above and (x) below; and

         (x) until the B Term Loan Commitment Termination Date, Indebtedness pursuant to the Existing Senior Subordinated Notes and the Existing Senior Discount Notes that were not surrendered to Holdings or the Borrower, as the case may be, on or prior to the Closing Date pursuant to a tender offer for such Existing Senior Subordinated Notes or Existing Senior Discount Notes, as the case may be.

         SECTION 6.02. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary of Holdings or the Borrower) at the time owned by it or on any income or revenues or rights in respect of any thereof, or sell or transfer any account receivable or any right in respect thereof, except:

                  (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in Schedule 6.02, provided that such Liens shall secure only those obligations which they secure on the date hereof (and extensions, renewals and refinancings of such obligations permitted by Section 6.01(a)) and shall not subsequently apply to any other property or assets of Holdings, the Borrower or any of their Subsidiaries (other than pursuant to existing after acquired property clauses);

                  (b) any Lien created under the Loan Documents or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage;

                  (c) any Lien existing on any property or asset of the Borrower or any Subsidiary of the Borrower prior to the acquisition thereof by the Borrower or any Subsidiary of the Borrower, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or asset of the Borrower or any Subsidiary of the Borrower;

                  (d) any Lien on any property or asset of the Borrower or a Subsidiary of the Borrower securing Indebtedness (or Permitted Refinancing Indebtedness, in which case any such Lien shall be permitted subject to compliance with clause (iv) of the definition of Permitted Refinancing Indebtedness contained herein) permitted by
         Section 6.01(j) and Section 6.01(w) (to the extent related to Indebtedness incurred pursuant to Section 6.01(j)), provided that such Lien does not apply to any other property or assets of Holdings, the Borrower or any of their Subsidiaries not securing such Indebtedness at the date of the acquisition of such property or asset (other than after acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such date and permitted hereunder which contains a requirement for the pledging of after acquired property, it being agreed that such after acquired property shall not include property of Holdings, the Borrower and their Subsidiaries, other than any such acquired Subsidiary of the Borrower, that would have been included but for such acquisition);

                  (e) Liens for taxes, assessments or other governmental charges or levies not yet delinquent, or which are for less than $5,000,000 in the aggregate, or which are being contested in compliance with Section 5.03 or for property taxes on property that Holdings, the Borrower or one of their Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

                  (f) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, Holdings, the Borrower or the relevant Subsidiary shall have set aside on its books reserves in accordance with GAAP;

                  (g) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workmen's compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations;

                  (h) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds (the deposits for which shall not exceed $40,000,000 at any time outstanding), performance bonds and other obligations of a like nature incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

                  (i) zoning restrictions, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Holdings, the Borrower or any of their Subsidiaries;

                  (j) purchase money security interests in equipment or other property or improvements thereto hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary of the Borrower (including the interests of vendors and lessors under conditional sale and title retention agreements), provided that (i) such security interests secure Indebtedness permitted by Section 6.01(k), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 270 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 100% of the cost of such equipment or other property or improvements at the time of such acquisition (or construction), including transaction costs incurred by the Borrower or any Subsidiary of the Borrower in connection with such acquisition (or construction), (iv) such expenditures are permitted by this Agreement and (v) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary of the Borrower (other than to accessions to such equipment or other property or improvements and provided that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender);

                  (k) Liens arising out of capitalized or operating lease transactions permitted under Section 6.03, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions thereto or proceeds thereof and related property;

                  (l) Liens on the assets of a Foreign Subsidiary of the Borrower which secure such Foreign Subsidiary's obligations under Indebtedness incurred by one or more Foreign Subsidiaries pursuant to
         Section 6.01(n) and under Section 6.01(w) (to the extent relating to Indebtedness incurred pursuant to Section 6.01(n));

                  (m) Liens securing judgments for the payment of money in an aggregate amount not in excess of $25,000,000 (except to the extent covered by insurance and the Administrative Agent shall be reasonably satisfied with the credit of such insurer), unless such judgments shall remain undischarged for a period of more than 30 consecutive days during which execution shall not be effectively stayed;

                  (n) any leases or subleases in the ordinary course of business to other persons of properties or assets owned or leased by the Borrower or a Subsidiary of the Borrower;

                  (o) any Lien arising by operation of law pursuant to Section 107(1) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9607(1), or pursuant to analogous state law, for costs or damages which are not yet due (by virtue of a written demand for payment by a Governmental Authority) or which demand is being contested in compliance with the standard set forth in Section 5.03(a), or on property that the Borrower or a Subsidiary of the Borrower has determined to abandon if the sole recourse for such costs or damages is to such property, provided that the liability of the Borrower and its Subsidiaries with respect to the matter giving rise to all such Liens shall not, in the reasonable estimate of the Borrower (in light of all attendant circumstances, including the likelihood of contribution by third parties), exceed $25,000,000;

                  (p) Liens that are contractual rights of setoff (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness or (ii) pertaining to pooled deposit and/or sweep accounts of the Borrower and/or any Subsidiary of the Borrower to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Subsidiaries of the Borrower;

                  (q) Liens securing obligations in respect of trade-related letters of credit permitted under Section 6.01 and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

                  (r) other Liens with respect to property or assets not constituting collateral for the Obligations with an aggregate fair market value (valued at the time of creation thereof) of not more than $40,000,000 at any time;

                  (s) Liens disclosed by the title insurance policies delivered pursuant to Sections 4.02 and 5.11;

                  (t) construction liens arising in the ordinary course of business, including liens for work performed for which payment has not been made, securing obligations that are not due and payable or are being contested in good faith by appropriate proceedings and in respect of which, if applicable, Holdings, the Borrower or the relevant Subsidiary thereof shall have set aside on its books reserves in accordance with GAAP;

                  (u) the replacement, extension or renewal of any Lien permitted by clause (c), (d), (j) or (s) above; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; and provided further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

                  (v) Liens upon specific items of inventory or other goods and proceeds of the Borrower or any Subsidiary of the Borrower securing such person's obligations in respect of bankers' acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

                  (w) Liens securing reimbursement obligations with respect to trade letters of credit which encumber documents and the goods purchased under such letters of credit and products and proceeds thereof;

                  (x) Liens arising out of the Fulton County Bond Transactions incurred in accordance with the definition thereof; and

                  (y) Liens created by or pursuant to the Second-Lien Credit Documents (or the documents relating to Permitted Refinancing Indebtedness incurred under sub-clause (x) of Section 6.01(p)), so long as the Liens created pursuant to such documents are limited to assets constituting Collateral pursuant to the Security Documents and are at all times subordinated to the Liens pursuant to the Security Documents on the terms provided in the Intercreditor Agreement or the respective Additional Intercreditor Agreement.

         SECTION 6.03. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale and Lease-Back Transaction"), provided that (i) Sale and Lease-Back Transactions shall be permitted so long as at no time will the aggregate Remaining Present Value of all leases entered into pursuant to such Sale and Lease-Back Transactions (other than leases entered into in connection with any Fulton County Bond Transactions) exceed $60,000,000 and (ii) any Sale and Lease-Back Transactions entered into in connection with any Fulton County Bond Transactions in accordance with the definition thereof shall be permitted.

         SECTION 6.04. Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

                  (a) investments (i) existing on the Closing Date in the Equity Interests of the Subsidiaries of Holdings; (ii) by Holdings in the Equity Interests of the Borrower, CapCo II and Opco GP; (iii) by the Borrower or any Subsidiary of the Borrower in any 90% Subsidiary of the Borrower that is a Guarantor (so long as such Guarantor shall remain a 90% Subsidiary of the Borrower after giving effect to such investment); (iv) by any 90% Subsidiary of the Borrower in any Wholly Owned Subsidiary of the Borrower that is a Guarantor; or (v) by any Subsidiary of the Borrower that is not a Guarantor in any 90% Subsidiary of the Borrower that is not a Guarantor (so long as such Subsidiary shall remain a 90% Subsidiary of the Borrower after giving effect to such investment);

                  (b) Permitted Investments and investments that were Permitted Investments when made;

                  (c) investments arising out of the receipt by the Borrower or any Subsidiary of the Borrower of noncash consideration for the sale of assets permitted under Section 6.05;

                  (d) intercompany loans permitted to be incurred as Indebtedness under Sections 6.01(a), (f), (n), (o) and (v);

                  (e) (i) loans and advances to employees of Holdings, the Borrower or their Subsidiaries not to exceed $10,000,000 in the aggregate at any time outstanding (calculated without regard to write-downs or write-offs thereof), (ii) advances of payroll payments and expenses to employees in the ordinary course of business and
         (iii) and (iii) during the period ending on the first anniversary of the Closing Date, loans to employees of Holdings or its Subsidiaries for relocation expenses in an aggregate amount (calculated without regard to write-down or write-offs thereof) not to exceed $3,000,000 at any time outstanding;

                  (f) (i) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and (ii) prepayments and other credits to suppliers made in the ordinary course of business;

                  (g) Interest Rate Protection Agreements permitted pursuant to Section 6.01(d);

                  (h) investments existing on the Closing Date and set forth on Schedule 6.04;

                  (i) investments resulting from pledges and deposits referred to in Section 6.02(g) or (h);

                  (j) other investments by the Borrower and its Subsidiaries in an aggregate amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed $75,000,000 (plus any returns of capital actually received by the respective investor in respect of investments theretofore made by it pursuant to this clause (j)); provided that at any time additional investments may be made pursuant to this clause (j) at the election of the Borrower, which additional investments pursuant to this proviso shall only be permitted to the extent that the Borrower so elects (x) to apply an amount not to exceed the Available Investment Basket Amount at such time to the making of the respective investment pursuant to this clause (j) and/or (y) to make additional investments pursuant to this clause (j) with the proceeds of Designated Capital Contributions;

                  (k) investments by the Borrower and its Subsidiaries in Foreign Subsidiaries of the Borrower in an aggregate amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed $125,000,000 (plus any returns of capital actually received by the respective investor in respect of investments theretofore made by it pursuant to this clause (k)); provided that at any time additional investments may be made pursuant to this clause (k) at the election of the Borrower, which additional investments pursuant to this proviso shall only be permitted to the extent that the Borrower so elects (x) to apply an amount not to exceed the Available Investment Basket Amount at such time to the making of the respective investment pursuant to this clause (k) and/or (y) to make additional investments pursuant to this clause (k) with the proceeds of Designated Capital Contributions;

                  (l) investments constituting Permitted Business
         Acquisitions;

                  (m) Holdings shall be permitted to contribute to the Borrower the proceeds of (i) Designated Capital Contributions, and
         (ii) Special Capital Contributions;

                  (n) investments by the Borrower and its Subsidiaries in Joint Ventures, so long as the aggregate amount so invested pursuant to this clause (n) (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) does not exceed $45,000,000 (plus any returns of capital actually received by the respective investor in respect of investments theretofore made by it pursuant to this clause (n)); provided that at any time additional investments may be made pursuant to this clause (n) at the election of the Borrower, which additional investments pursuant to this proviso shall only be permitted to the extent that the Borrower so elects (x) to apply an amount not to exceed the Available Investment Basket Amount at such time to the making of the respective investment pursuant to this clause (n) and/or (y) to make additional investments pursuant to this clause (n) with the proceeds of Designated Capital Contributions;

                  (o) the Borrower and its Subsidiaries may enter into and perform its obligations under Other Hedging Agreements entered into in the ordinary course of business and so long as any such Other Hedging Agreement is not speculative in nature;

                  (p) investments expressly permitted by Section 6.05;

                  (q) additional investments may be made from time to time to the extent made with proceeds of Equity Interests (excluding proceeds of Designated Capital Contributions, proceeds received as a result of the exercise of Cure Rights pursuant to Section 7.02 and that portion (if any) of the proceeds of an initial public offering of the common stock of Holdings that are utilized to (x) repay up to $25,000,000 of outstanding Revolving Loans and/or Swingline Loans (to the extent outstanding) or (y) repay B Term Loans pursuant to Section 2.12(c)) of Holdings, which proceeds or investments in turn are contributed to the Borrower;

                  (r) investments made as part of the Fulton County Bond Transactions in accordance with the definition thereof;

                  (s) the IPO Reorganization; and

                  (t) the Acquisition.

         SECTION 6.05. Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), or any Equity Interests of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that this Section shall not prohibit:

                  (a) the purchase and sale of inventory in the ordinary course of business by the Borrower or any Subsidiary of the Borrower or the acquisition of any other asset (excluding assets constituting investments of the type subject to Section 6.04) in the ordinary course of business;

                  (b) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) the merger of any Subsidiary of the Borrower into the Borrower in a transaction in which the Borrower is the surviving corporation and (ii) the merger or consolidation of any Subsidiary of the Borrower into or with any other 90% Subsidiary of the Borrower in a transaction in which the surviving entity is a 90% Subsidiary of the Borrower (which shall be a domestic Subsidiary if the non-surviving person shall be a domestic Subsidiary) and, (A) in the case of each of clauses (i) and (ii), no person other than the Borrower or a 90% Subsidiary of the Borrower receives any consideration and (B) in the case of clause (ii), if any non-surviving person was a Guarantor the surviving person must be a Guarantor;

                  (c) Sale and Lease-Back Transactions permitted by Section
         6.03;

                  (d) investments permitted by Section 6.04;

                  (e) subject to Section 6.07, sales, leases or transfers (i) from the Borrower or any Subsidiary of the Borrower to the Borrower or to a domestic 90% Subsidiary of the Borrower, (ii) from any Foreign Subsidiary of the Borrower to any Wholly Owned Subsidiary of the Borrower or the Borrower or (iii) from any Foreign Subsidiary of the Borrower to any other Foreign Subsidiary of the Borrower;

                  (f) sales, leases or other dispositions of equipment or other property (including intellectual property) of the Borrower or its Subsidiaries determined by the general partner or senior management of the Borrower to be no longer useful or necessary in the operation of the business of the Borrower or its Subsidiaries, provided that the Net Proceeds thereof shall be applied in accordance with Section 2.12(c);

                  (g) sales, leases or other dispositions of inventory of the Borrower and its Subsidiaries not made in the ordinary course of business determined by the general partner or senior management of the Borrower to be no longer useful or necessary in the operation of the business of the Borrower and its Subsidiaries, provided that the Net Proceeds thereof shall be applied in accordance with Section 2.12(c);

                  (h) the sale of any Equity Interests of any Subsidiary of the Borrower in which less than 90% of the Equity Interests is owned by the Borrower and its Subsidiaries; provided that the Net Proceeds thereof shall be applied in accordance with Section 2.12(c);

                  (i) sales, leases or other dispositions of property not otherwise permitted by this Section 6.05; provided that the aggregate gross proceeds (including non-cash proceeds) of any and all property sold, transferred, leased or otherwise disposed of in reliance on this clause (i) shall not exceed, in any fiscal year of the Borrower, 5% of Consolidated Total Assets as of the immediately preceding fiscal year; provided, further that the Net Proceeds thereof are applied in accordance with Section 2.12(c);

                  (j) the Transaction;

                  (k) the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

                  (l) sales, leases or other dispositions of the Subject Property pursuant to the Fulton County Bond Transactions consummated in accordance with the definition thereof;

                  (m) the IPO Reorganization; and

                  (n) licenses of intellectual property in the ordinary course of business.

Notwithstanding anything to the contrary contained above, Holdings must at all times own, directly or indirectly, 100% of the Equity Interests of the Borrower and Opco GP (except to the extent Opco GP is liquidated or consolidated with Holdings in connection with or in contemplation of the IPO Reorganization).

         SECTION 6.06. Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on the common stock of Holdings payable solely by the issuance of additional shares of common stock of Holdings) or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its Equity Interests or set aside any amount for any such purpose; provided, however, that:

                  (a) any Subsidiary of the Borrower may declare and pay dividends to, repurchase its Equity Interests from or make other distributions to the Borrower or to any Wholly Owned Subsidiary of the Borrower (or, in the case of non-Wholly Owned Subsidiaries, to the Borrower or any Subsidiary of the Borrower and to each other owner of Equity Interests of such Subsidiary on a pro rata basis (or more favorable basis from the perspective of the Borrower or such Subsidiary) based on their relative ownership interests);

                  (b) Holdings and the Borrower may effect the Transaction, the IPO Reorganization and transactions related thereto;

                  (c) the Borrower may declare and pay dividends or make other distributions to Holdings in respect of overhead, tax liabilities (other than income tax liabilities for which the Borrower is permitted (or would be permitted subject to satisfaction of subclauses (x) and (y) of clause (e) of this Section 6.06) to make distributions pursuant to clause (e) of this Section 6.06) of Holdings, legal, accounting and other professional fees and expenses and other fees and expenses in connection with the maintenance of its existence and its ownership of the Borrower, CapCo II and Opco GP and in order to permit Holdings to make payments permitted by Sections 6.07(b) and (c);

                  (d) Holdings and the Borrower may purchase or redeem (and the Borrower may declare and pay dividends or make other distributions to Holdings the proceeds of which are to be used by Holdings to so purchase or redeem), directly or indirectly, Equity Interests of Holdings or BMP/Graham Holdings (including related stock appreciation rights or similar securities) held by then present or former officers or employees of Holdings, the Borrower or any of their Subsidiaries or by any Plan upon such person's death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued, provided that the aggregate amount of such purchases or redemptions under this paragraph (d) shall not exceed in any calendar year $7,500,000 (plus the amount of net proceeds received by Holdings or the Borrower, including such amounts received from BMP/Graham Holdings, during such calendar year from Employee Equity Sales and the amount of net proceeds of any key-man life insurance received during such calendar year) which, if not used in any year may be carried forward to any subsequent calendar year;

                  (e) for so long as the Borrower or Holdings is Flow-through Entity for federal income tax purposes, cash distributions may be made by the Borrower to Borrower Partners or by Holdings to Holdings Partners, as the case may be, from time to time in amounts not to exceed the Permitted Tax Amount Distributions of Borrower or Holdings, as the case may be, so long as (x) the payments are made at the times permitted by the second sentence of the definition of Permitted Tax Amount Distributions contained herein and (y) no Event of Default exists at the time any distribution is made pursuant to this Section 6.06(e) or would exist after giving effect thereto; and

                  (f) non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options.

         SECTION 6.07. Transactions with Affiliates. (a) Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates or any known direct or indirect holder of 10% or more of any class of capital stock of Holdings, unless such transaction forms a part of the Transaction or is (i) otherwise permitted (or required) under this Agreement and (ii) upon terms no less favorable to Holdings, the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's-length transaction with a person which was not an Affiliate, provided that the foregoing restriction shall not apply to (A) the payment to the Fund, a Graham Family Entity or any of their Affiliates or the Fund Affiliates of the monitoring and management fees referred to in paragraph (c) below or fees payable on the Closing Date or
(B) the indemnification of directors of Holdings, the Borrower and their Subsidiaries in accordance with customary practice.

         (b) The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement, (i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the advisory committee or board of directors of Holdings,
(ii) loans or advances to employees of Holdings, the Borrower or any of their Subsidiaries in accordance with Section 6.04(e), (iii) transactions among the Borrower and Wholly Owned Subsidiaries which are Loan Parties, and transactions among Wholly Owned Subsidiaries which are Loan Parties, in each case which are otherwise permitted by this Agreement, (iv) the payment of fees and indemnities to directors, officers and employees of Holdings and its Subsidiaries in the ordinary course of business, (v) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on
Schedule 6.07, (vi) any employment agreements entered into by any of the Borrower or any of its Subsidiaries in the ordinary course of business, (vii) dividends and repurchases permitted under Section 6.06, (viii) any purchase by the Investors of Equity Interests of Holdings or any purchase by Holdings of Equity Interests of the Borrower or any contribution by Holdings to the equity capital of the Borrower, provided that any Equity Interests of the Borrower purchased by Holdings shall be pledged to the Collateral Agent on behalf of the Lenders pursuant to the Pledge Agreement, (ix) payments by Holdings, the Borrower or any of their Subsidiaries to the Fund and Fund Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by the majority of the disinterested members of the Advisory Committee or board of directors of Holdings, in good faith, (x) transactions in which the Borrower delivers to the Administrative Agent a letter from an independent financial advisor acceptable to the Administrative Agent stating that such transaction is fair to the Borrower or applicable Subsidiary from a financial point of view, (xi) any agreement as in effect as of the Closing Date or any amendment thereto (so long as any such amendment is not disadvantageous to the Lenders in any material respect) or any transaction contemplated thereby and
(xii) the existence of, or the performance by Holdings, the Borrower or any of their Subsidiaries of their obligations in connection with, the Recapitalization Agreement (as defined in the Existing Credit Agreement) or any agreement relating thereto (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date; provided, however, that the existence of, or the performance by Holdings, the Borrower or any Subsidiary of obligations under any amendment to any such existing agreement shall only be permitted by this clause (xii) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Lenders in any material respect.

         (c) Make any payment of or on account of monitoring or management or similar fees payable to the Fund, the Fund Affiliates or a Graham Family Entity in an aggregate amount in any fiscal year in excess of $5,000,000 (plus reasonable expenses in connection therewith).

         SECTION 6.08. Business of Holdings, the Borrower and their Subsidiaries. Engage at any time in any business or business activity other than (a) in the case of the Borrower and its Subsidiaries other than the Co-Borrower, any business or business activity conducted by it on the date hereof and any business or business activities incidental or related thereto or the manufacture, marketing or sale of containers or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto, including the consummation of the Transaction, (b) in the case of Holdings, (i) the ownership of the Equity Interests in the Borrower, CapCo II and Opco GP, together with activities directly related thereto, (ii) performance of its obligations under and in connection with the Loan Documents and under the Second-Lien Credit Documents, the Senior Note Documents, the Senior Subordinated Notes Documents or any refinancing thereof permitted by this Agreement, the stockholders agreement executed in connection with the Recapitalization Agreement and other agreements contemplated thereby, (iii) actions incidental to the consummation of the Transaction, (iv) actions required by law to maintain its existence, (v) the IPO Reorganization and (vi) sales of its capital stock, (c) in the case of Opco GP, (i) the ownership of the general partnership interest in the Borrower, together with activities directly related thereto, (ii) performance of its obligations under and in connection with the Loan Documents, the Stockholders Agreement executed in connection with the Recapitalization Agreement and other agreements contemplated thereby, (iii) actions incidental to the consummation of the Transaction and (iv) actions required by law to maintain its existence and (d) in the case of CapCo II and the Co-Borrower, (i) performance of their obligations under and in connection with the Loan Documents, Second-Lien Credit Documents (or any refinancing thereof permitted by this Agreement), Senior Notes (or any refinancing thereof permitted by this Agreement), the Senior Subordinated Notes (or any refinancing thereof permitted by this Agreement), the Stockholders Agreement executed in connection with the Recapitalization Agreement and other agreements contemplated thereby, (ii) actions incidental to the consummation of the Transaction, (iii) actions required by law to maintain their status as a corporation and (iv) the IPO Reorganization.

         SECTION 6.09. Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Etc. (a) Amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such action shall be adverse to the Lenders), the certificate of incorporation or By-laws or partnership agreement or limited liability agreement in any material respect of Holdings, the Borrower or any of their Subsidiaries, provided that such amendments or modifications may be made in connection with a transaction permitted under Sections 6.05(b) or (h) of this Agreement.

         (b) (i) Make (or give any notice in respect thereof that cannot be revoked at the option of the Borrower) any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before the date due for the purpose of paying when due), or any prepayment or redemption as a result of any asset sale, change of control, receipt of Net Proceeds, generation of excess cash flow, or any similar event of, any Senior Notes or any refinancing or successive refinancing thereof, the Senior Subordinated Notes or any refinancing or successive refinancing thereof, or the Second-Lien Loans or any refinancing or successive refinancing thereof, except, (x) in each case, with the proceeds of any Permitted Refinancing Indebtedness incurred pursuant to the relevant sub-clause of
Section 6.01(p), and (y) in the case of the Second-Lien Loans or any Permitted Refinancing Indebtedness incurred in respect thereof pursuant to sub-clause
(x) of Section 6.01(p), after all outstanding B Term Loans have been repaid in full and the aggregate Revolving Credit Commitments having been reduced to $200 million, the Second-Lien Loans (or any Permitted Refinancing Indebtedness then outstanding pursuant to sub-clause (x) of Section 6.01(p)) may be repaid in accordance with, and to the extent required by, the mandatory prepayment provisions thereof; provided that so long as all B Term Loans have been repaid in full, the Second-Lien Loans (and any Permitted Refinancing Indebtedness then outstanding pursuant to sub-clause (x) of Section 6.01(p)) may be repaid to the extent expressly contemplated in the last proviso to sub-clause (y) of
Section 2.12(e) regardless of whether the aggregate Revolving Credit Commitments have been reduced to $200,000,000, or (ii) amend or modify, or permit the amendment of modification of, any Senior Notes (or any refinancing or successive refinancing thereof), the Senior Subordinated Notes (or any refinancing or successive refinancing thereof), the Second-Lien Loans (or any refinancing or successive refinancing thereof), or any agreement (including, without limitation any Senior Note Document, Senior Subordinated Notes Document or Second-Lien Credit Document) relating thereto, other than amendments or modifications which do not in any way adversely affect, in any material respect, the interest of the Lenders and which do not affect the subordination provisions thereof, if any.

         (c) Permit any Subsidiary of Holdings to enter into any agreement or instrument which by its terms restricts the payment of dividends or distributions or the making of cash advances by such Subsidiary to the Borrower or any Subsidiary that is a direct or indirect parent of such Subsidiary other than those arising under any Loan Document and other than those which would not reasonably be expected to have a Material Adverse Effect.

         SECTION 6.10. Capital Expenditures. Permit Holdings or its Subsidiaries to make any Capital Expenditure, except that:

         (a) (x) The Borrower and its Subsidiaries may make Capital Expenditures during the fiscal quarter of the Borrower (taken as one accounting period) ended on December 31, 2004 so long as the aggregate amount of all such Capital Expenditures made in such fiscal quarter does not exceed $92,500,000, and (y) the Borrower and its Subsidiaries may make Capital Expenditures during any fiscal year of the Borrower set forth below (taken as one accounting period) so long as the aggregate amount of all such Capital Expenditures does not exceed in any fiscal year of the Borrower set forth below the amount set forth opposite such fiscal year below:

-------------------------------------------------------------------------------
                    Fiscal Year Ending                            Amount

-------------------------------------------------------------------------------
                     December 31, 2005                         $250,000,000

-------------------------------------------------------------------------------
                     December 31, 2006                         $270,000,000

-------------------------------------------------------------------------------
                     December 31, 2007                         $270,000,000

-------------------------------------------------------------------------------
                     December 31, 2008                         $290,000,000

-------------------------------------------------------------------------------
                     December 31, 2009                         $310,000,000

-------------------------------------------------------------------------------
                     December 31, 2010                         $325,000,000

-------------------------------------------------------------------------------

         (b) Notwithstanding anything to the contrary contained in clause (a) above, (x) to the extent that the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries in the fiscal quarter specified in clause (a)(x) above is less than the amount set forth for such fiscal quarter pursuant to said clause (a)(x), or (y) in any fiscal year of the Borrower set forth in the preceding clause (a)(y) is less than the amount set forth for such fiscal year pursuant to preceding clause (a)(y), the amount of such difference may be carried forward and used to make Capital Expenditures in succeeding fiscal years, provided that in any fiscal year, the amount permitted to be applied to make Capital Expenditures pursuant to this clause
(b) shall in no event exceed an amount equal to 50% of the amount set forth in
Section 6.10(a) for such fiscal year.

         (c) In addition to the Capital Expenditures permitted pursuant to preceding clauses (a) and (b), the Borrower and its Subsidiaries may make additional Capital Expenditures as follows: (i) Capital Expenditures made with the proceeds of Designated Capital Contributions, (ii) Capital Expenditures may be made at any time in an amount not to exceed the Cumulative Retained Excess Cash Flow Amount at such time and (iii) Capital Expenditures may be made at any time in an amount not to exceed the Cumulative Retained Net Proceeds Amount at such time.

         SECTION 6.11. Interest Coverage Ratio. Permit the ratio (the "Interest Coverage Ratio") on the last day of any fiscal quarter occurring in any period set forth below, for the four quarter period ended as of such day of (a) EBITDA of the Borrower and its Subsidiaries to (b) Cash Interest Expense to be less than the ratio set forth below for such period, provided that to the extent any Asset Disposition or any Permitted Business Acquisition (or any similar transaction or transactions which require a waiver or a consent of the Required Lenders pursuant to Section 6.05) has occurred during the relevant Test Period, the Interest Coverage Ratio shall be determined for the respective Test Period on a Pro Forma Basis for such occurrences:

                  Period:                                            Ratio:

         January 1, 2005 to and including September 30, 2005        1.90:1.00
         October 1, 2005 to and including September 30, 2006        1.95:1.00
         October 1, 2006 to and including September 30, 2007        2.00:1.00
         October 1, 2007 to and including September 30, 2008        2.05:1.00
         October 1, 2008 to and including September 30, 2009        2.10:1.00
         October 1, 2009 to and including September 30, 2010        2.15:1.00
         October 1, 2010 and thereafter                             2.20:1.00

         SECTION 6.12. Net Leverage Ratio. Permit the Net Leverage Ratio on the last day of any fiscal quarter ending in any period set forth below, to be in excess of the ratio set forth below for such period:

                  Period:                                            Ratio:

         January 1, 2005 to and including September 30, 2006        6.75:1.00
         October 1, 2006 to and including March 31, 2007            6.50:1.00
         April 1, 2007 to and including September 30, 2007          6.25:1.00
         October 1, 2007 to and including June 30, 2008             6.00:1.00
         July 1, 2008 to and including June 30, 2009                5.75:1.00
         July 1, 2009 to and including March 31, 2010               5.50:1.00
         April 1, 2010 to and including September 30, 2010          5.25:1.00
         October 1, 2010 and thereafter                             5.00:1.00

         SECTION 6.13. Changes To Legal Names; Organizational Identification Numbers, Jurisdiction or Type of Organization. No Loan Party shall change, or permit any change to, its legal name until (i) it shall have given to the Administrative Agent and the Collateral Agent not less than 10 days prior written notice of its intention so to do, clearly describing such new name and providing other information in connection therewith as the Administrative Agent or Collateral Agent may reasonably request and (ii) with respect to such new name, it shall have taken all action reasonably requested by the Administrative Agent or Collateral Agent to maintain the security interests of the Administrative Agent or Collateral Agent in the Collateral intended to be granted pursuant to the Security Documents at all times fully perfected and in full force and effect. In addition, to the extent that any Loan Party does not have an organizational identification number on the date hereof and later obtains one, or if there is any change in the organizational identification number of any Loan Party, the Borrower or such Loan Party shall promptly notify the Administrative Agent and the Collateral Agent of such new or changed organizational identification number and shall take all actions reasonably satisfactory to the Administrative Agent and the Collateral Agent to the extent necessary to maintain the security interests of the Administrative Agent or Collateral Agent in the Collateral intended to be granted pursuant to the Security Documents fully perfected and in full force and effect. Furthermore, no Loan Party shall change its jurisdiction of organization or its type of organization until (i) it shall have given to the Administrative Agent and the Collateral Agent not less than 10 days prior written notice of its intention so to do, clearly describing such new jurisdiction of organization and/or type of organization and providing such other information in connection therewith as the Administrative Agent or Collateral Agent may reasonably request and (ii) with respect to such new jurisdiction and/or type of organization, it shall have taken all actions reasonably requested by the Administrative Agent or the Collateral Agent to maintain the security interests of the Administrative Agent or Collateral Agent in the Collateral intended to be granted pursuant to the Security Documents at all times fully perfected and in full force and effect. If at any time Schedule 3.25 hereto is not true and correct (as of the date in question, which may be after the Closing Date), whether because of changes thereto or as a result of the creation or acquisition of additional Loan Parties, the Borrower shall promptly furnish to the Administrative Agent and the Collateral Agent a true and correct updated Schedule 3.25, which shall contain the updated information required therein with respect to each Loan Party as of the date of any change thereto.

                                 ARTICLE VII

                               EVENTS OF DEFAULT

         SECTION 7.01. Events of Default. In case of the happening of any of the following events ("Events of Default"):

                  (a) any representation or warranty made or deemed made by Holdings, the Borrower or any Loan Party in any Loan Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished by Holdings, the Borrower or any other Loan Party;

                  (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Payment when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (c) default shall be made in the payment of any interest on any Loan or on any L/C Payment or in the payment of any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

                  (d) default shall be made in the due observance or performance by Holdings or any of its Subsidiaries of any covenant, condition or agreement contained in Section 5.01(a) (with respect to the Borrower), 5.05(a), 5.08, 5.12 or 5.15 or in Article VI;

                  (e) default shall be made in the due observance or performance by Holdings, the Borrower or any of their Subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or the Required Lenders to the Borrower;

                  (f) Holdings or the Borrower shall fail to observe or perform any term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Indebtedness (other than (x) any Indebtedness under any Loan Document and (y) prior to the occurrence of the B Term Loan Commitment Termination Date, any Indebtedness represented by the Existing Senior Subordinated Notes and/or Existing Senior Discount Notes) having an aggregate principal or notional amount in excess of $25,000,000 if the effect of any such failure is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity, or Holdings or the Borrower shall fail to pay any principal in respect of any such Indebtedness at the stated maturity thereof;

                  (g)  there shall have occurred a Change in Control;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Borrower or any of their Subsidiaries, or of a substantial part of the property or assets of Holdings, the Borrower or any of their Subsidiaries, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any of their Subsidiaries or for a substantial part of the property or assets of Holdings, the Borrower or any of their Subsidiaries or
         (iii) other than with respect to Holdings pursuant to the IPO Reorganization, the winding-up or liquidation of Holdings, the Borrower or any of their Subsidiaries; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) Holdings, the Borrower or any of their Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (i) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any of their Subsidiaries or for a substantial part of the property or assets of Holdings, the Borrower or any of their Subsidiaries, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
         (vii) take any action for the purpose of effecting any of the foregoing;

                  (j) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 (except to the extent covered by insurance where the Administrative Agent is reasonably satisfied with the credit of such insurer) shall be rendered against Holdings, the Borrower, any of their Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings, the Borrower or any of their Subsidiaries to enforce any such judgment;

                  (k) (i) a Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(1) of the Code), shall have occurred with respect to any Plan or Plans, (ii) a trustee shall be appointed by a United States district court to administer any Plan or Plans, (iii) the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans, (iv) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan and the Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner, (v) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, (vi) the Borrower or any ERISA Affiliate shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan and (vii) any other similar event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

                  (l) (i) any Loan Document shall for any reason be asserted by Holdings, the Borrower or any of their Subsidiaries not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to assets that are not immaterial to Holdings, the Borrower and their subsidiaries on a consolidated basis shall cease to be, or shall be asserted by the Borrower or any other Loan Party not to be, a valid and perfected security interest (having the priority required by this Agreement or the relevant Security Document) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to file UCC continuation statements and except to the extent that such loss is covered by a lender's title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer or (iii) the Obligations of Holdings or the Borrower or the guarantee by Holdings thereof pursuant to the Parent Guarantee Agreement shall cease to constitute senior indebtedness under the subordination provisions of the Senior Subordinated Notes (or any refinancing or successive refinancing thereof) or such subordination provisions shall be invalidated or otherwise cease to be legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms; or

                  (m) The Intercreditor Agreement or, after the execution and delivery thereof, any Additional Intercreditor Agreement, or any provision of any of the foregoing agreements, shall cease to be in full force and effect, or shall cease to be legal, valid and binding upon any of the parties thereto or any holder of Second-Lien Loans or the respective Permitted Refinancing Indebtedness which is subject to (or purported to be subject to) the respective Intercreditor Agreement or Additional Intercreditor Agreement;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) demand cash collateral pursuant to Section 2.20(g); and in any event with respect to the Borrower described in paragraph (h) or (i) above, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for cash collateral to the full extent permitted under Section 2.20(g), without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

         SECTION 7.02. Borrower's Right to Cure. (a) Financial Performance Covenants. Notwithstanding anything to the contrary contained in Section 7.01, in the event that Holdings and the Borrower fail to comply with the requirements of any Financial Performance Covenant, until the expiration of the 10th day subsequent to the date the certificate calculating such Financial Performance Covenant is required to be delivered pursuant to Section 5.04(c), Holdings shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of Holdings, and, in each case, to contribute any such cash to the capital of Borrower (collectively, the "Cure Right"), and upon the receipt by Borrower of such cash (the "Cure Amount") pursuant to the exercise by Holdings of such Cure Right such Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustments:

                  (i) EBITDA shall be increased, solely for the purpose of measuring the Financial Performance Covenants and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

                  (ii) if, after giving effect to the foregoing recalculations, Holdings and Borrower shall then be in compliance with the requirements of all Financial Performance Covenants, Holdings and Borrower shall be deemed to have satisfied the requirements of the Financial Performance Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenants which had occurred shall be deemed cured for all purposes of the Agreement.

         (b) Limitation on Exercise of Cure Right. Notwithstanding anything herein to the contrary, (a) in no event shall Holdings be entitled to exercise the Cure Right in more than three consecutive fiscal quarters, (b) in any ten fiscal quarter period, there must be a period of at least four consecutive fiscal quarters during which Holdings has not exercised its Cure Right and (c) each Cure Amount shall not exceed the amount required to cure the applicable failure to comply with a Financial Performance Covenant.

                                 ARTICLE VIII

                                  THE AGENTS

         SECTION 8.01. Appointment. (a) In order to expedite the transactions contemplated by this Agreement, Deutsche Bank AG Cayman Islands Branch is hereby appointed to act as Administrative Agent and Collateral Agent and a Fronting Bank, each of DBSI, Citigroup and Goldman Sachs are hereby appointed as joint book runners, each of DBSI and Citigroup is hereby appointed as joint lead arrangers, Citigroup is hereby appointed to act as Syndication Agent, each of Goldman Sachs, General Electric Capital Corporation and Lehman Commercial Paper Inc. is hereby appointed to act as Co-Documentation Agent and each of LaSalle Bank National Association and Manufacturers and Traders Trust Company is hereby appointed as Senior Managing Agents. Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender or assignee or any Fronting Bank and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and each Fronting Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and such Fronting Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Payments and all other amounts due to the Lenders and such Fronting Bank hereunder, and promptly to distribute to each Lender or Fronting Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement, the Intercreditor Agreement and the Security Documents. In the event that any party other than the Lenders and the Agents shall participate in all or any portion of the Collateral pursuant to the Security Documents, all rights and remedies in respect of such Collateral shall be controlled by the Collateral Agent.

         (b) Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender or any Fronting Bank of any of its obligations hereunder or to any Lender or any Fronting Bank on account of the failure of or delay in performance or breach by any other Lender or any Fronting Bank or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

         SECTION 8.02. Nature of Duties. The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders. The Lenders further acknowledge and agree that so long as an Agent shall make any determination to be made by it hereunder or under any other Loan Document in good faith, such Agent shall have no liability in respect of such determination to any person. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent. Each Lender recognizes and agrees that the Arrangers, the Syndication Agent and the Documentation Agent shall not have any duties or responsibilities under this Agreement or any other Loan Document, or any fiduciary relationship with any Lender, and shall have no functions, responsibilities, duties, obligations or liabilities for acting as an Arranger, Syndication Agent or Documentation Agent hereunder.

         SECTION 8.03. Resignation by the Agents. Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor with the consent of the Borrower (not to be unreasonably withheld or delayed). If no successor shall have been so appointed by the Required Lenders and approved by the Borrower and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders with the consent of the Borrower (not to be unreasonably withheld or delayed), appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. It is hereby understood that in the event that the Syndication Agent or an Arranger resigns, no successor to the Syndication Agent or such Arranger, as the case may be, shall be required.

         SECTION 8.04. Each Agent in its Individual Capacity. With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any of its Subsidiaries or other Affiliates thereof as if it were not an Agent. The parties hereto acknowledge and agree that each Agent may also act in one or more agency or lender capacities pursuant to the Second-Lien Credit Documents, the same as if it were not an Agent hereunder.

         SECTION 8.05. Indemnification. Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its Commitments hereunder (or if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of its applicable outstanding Loans or participations in L/C Payments, as applicable)) of any reasonable expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower, provided that no Lender shall be liable to an Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct (as determined in a final and non-appealable judgment of a court of competent jurisdiction) of such Agent or any of its directors, officers, employees or agents.

         SECTION 8.06. Lack of Reliance on Agents. Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                                  ARTICLE IX

                                 MISCELLANEOUS

         SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at 2401 Pleasant Valley Road, York, Pennsylvania, 17402, Attention of the Chief Financial Officer (Telecopy No. (717) 849-8541), and if to Holdings, to it in care of the Borrower, in each case with a copy to The Blackstone Group, 345 Park Avenue, New York, New York 10154, Attention of Mr. David A. Stonehill (Telecopy No. (212) 583-5717);

                  (b) if to the Administrative Agent, to Deutsche Bank AG Cayman Islands Branch, 222 South Riverside Plaza, MS CH105-2900, Chicago, Illinois 60606, Attention of Marla Heller (Telecopy No.
         (312) 537-1324);

                  (c) if to the Fronting Bank (if other than the Administrative Agent), to it at its address (or telecopy number) set forth separately in writing; and

                  (d) if to a Lender, to it at its address (or telecopy number) set forth on Schedule B.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

         SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower and the Guarantors herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each Fronting Bank and shall survive the making by the Lenders of the Loans, the execution and delivery to the Lenders of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or L/C Payment or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.13, 2.15, 2.19 and 9.05) shall survive the payment in full of the principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments or this Agreement.

         SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by Holdings, the Borrower, the Co-Borrower, DBCI, Citigroup and Goldman Sachs and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of Holdings, the Borrower, the Co-Borrower, each Fronting Bank, the Agents and each Lender and their respective permitted successors and assigns.

         SECTION 9.04. Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Loan Party may assign or transfer any of its rights, obligations or interest hereunder or under any other Loan Document without the prior written consent of all of the Lenders (except in a merger or consolidation transaction permitted by Section 6.05) and, provided further, that, although any Lender may transfer, assign or grant participations in its rights hereunder in accordance with the terms hereof, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 9.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Credit Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except (x) in connection with a waiver of applicability of any post-default increase in interest rates and (y) that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause
(i)) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the total Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Loan Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Loan Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

         (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments (and related outstanding Obligations hereunder), and/or its outstanding B Term Loans to its (i) parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed and/or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (iii) to one or more Lenders or (y) assign all, or if less than all, (I) a portion equal to at least (i) $1,000,000 in the case of B Term Loans and (ii) $5,000,000 in the case of Revolving Credit Commitments (and related outstanding Obligations), in each case, in the aggregate for the assigning Lender or assigning Lenders (treating (1) any fund that invests in bank loans and (2) any other fund that invests in bank loans and is managed by the same investment advisor as such fund or by an Affiliate of such investment advisor, as a single Eligible Transferee) or (II) a portion equal to all of such assigning Lender's Commitments or outstanding Loans under a particular Tranche, of such Revolving Credit Commitments and outstanding principal amount of B Term Loans hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Acceptance, provided that, (i) at such time Schedule 2.01 shall be deemed modified to reflect the Commitments (and/or outstanding B Term Loans, as the case may be) of such new Lender and of the existing Lenders,
(ii) the consent of the Administrative Agent and the Borrower shall be required in connection with any such assignment pursuant to clause (y) above (which consents (x) shall not be unreasonably withheld or delayed and (y) in the case of the Borrower, shall not be required (A) if a Default or Event of Default under Section 7.01(h) or (i) exists at such time, or (B) in connection with an assignment by an Agent pursuant to said clause (y) within four weeks following the Closing Date made in consultation with the Borrower as part of the primary syndication of Loans and Commitments), (iv) the consent of the Swingline Lender and DBCI, as Fronting Bank, shall be required in connection with any assignment of all or any portion of the Revolving Credit Commitments of any Lender and (v) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500. To the extent of any assignment pursuant to this Section 9.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments (it being understood that the indemnification provisions under this Agreement (including, without limitation, Sections 2.13, 2.15, 2.19 and 9.05) shall survive as to such assigning Lender). At the time of each assignment pursuant to this Section 9.04(b) to a person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms described in Section 2.19(f).

         (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at its address referred to in subsection 9.01 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans and L/C Payments owing to, each Lender from time to time. The Administrative Agent shall also record the Revolving L/C Exposure of each Lender in the Register. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, each Fronting Bank and the Lenders shall treat each person whose name is recorded in the Register as the owner of Commitments and the Loans and Revolving L/C Exposures recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, any Fronting Bank, any Lender and their representatives (including counsel and accountants), at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or any Guarantor furnished to such Lender by or on behalf of the Borrower or any Guarantor, provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to be bound by Section 9.16.

         (e) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank and, with prior written notice to the Administrative Agent, any Lender which is a fund that invests in loans may pledge all or any portion of its Loans or Notes to its trustee or other representative of creditors in support of its obligations to the trustee on customary terms, provided that no such assignment shall release a Lender from any of its obligations hereunder.

         (f) In the event that Standard & Poor's Ratings Group or Moody's Investors Service, Inc. shall, after the date that any Lender becomes a Lender, downgrade the long-term certificate deposit ratings or long-term senior unsecured debt ratings of such Lender (or the parent company thereof), and the resulting ratings shall be BBB+ or Baa1 or lower, then any Fronting Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrower, at the sole expense of such Fronting Bank, to use its reasonable efforts to replace) such Lender with respect to such Lender's Revolving Credit Commitment with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Credit Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) such assignee shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans and L/C Payments of such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder. (g) Except as provided in Section 2.13(d), no Fronting Bank shall assign or delegate any of its interests, rights or obligations as a Fronting Bank under this Agreement without the prior written consent of the Borrower, the Administrative Agent and the Required Lenders.

         SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agents in connection with the preparation of this Agreement and the other Loan Documents, or by the Agents in connection with the syndication of the Commitments or the administration of this Agreement (including expenses incurred in connection with due diligence and initial and ongoing Collateral examination to the extent incurred with the reasonable prior approval of the Borrower) or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Agents or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or the Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of White & Case LLP, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel (including the reasonable allocated costs of internal counsel if a Lender elects to use internal counsel in lieu of outside counsel) for the Agents, any Fronting Bank or any Lender (but no more than one such counsel for any Lender).

         (b) The Borrower agrees to indemnify the Agents, each Fronting Bank, each Lender and each of their respective directors, trustees, officers, employees, affiliates and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transaction and the other transactions contemplated hereby and thereby, (ii) the use of the proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result from the gross negligence or willful misconduct (as determined in a final and non-appealable judgment of a court of competent jurisdiction) of such Indemnitee (treating, for this purpose only, any Agent, any Fronting Bank or any Lender and its directors, trustees, officers, affiliates and employees as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (A) any Environmental Claim related in any way to Holdings, the Borrower or any of their Subsidiaries, or (B) any actual or alleged presence, Release or threatened Release of Hazardous Materials on any Property or any property owned, leased or operated by any predecessor of Holdings, the Borrower or any of their Subsidiaries, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its directors, trustees, officers or employees. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent, any Fronting Bank or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

         (c) Unless an Event of Default shall have occurred and be continuing, the Borrower shall be entitled to assume the defense of any action for which indemnification is sought hereunder with counsel of its choice at its expense (in which case the Borrower shall not thereafter be responsible for the fees and expenses of any separate counsel retained by an Indemnitee except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to each such Indemnitee. Notwithstanding the Borrower's election to assume the defense of such action, each Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action, and the Borrower shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the Borrower to represent such Indemnitee would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the Borrower and such Indemnitee and such Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Borrower (in which case the Borrower shall not have the right to assume the defense or such action on behalf of such Indemnitee); (iii) the Borrower shall not have employed counsel reasonably satisfactory to such Indemnitee to represent it within a reasonable time after notice of the institution of such action; or
(iv) the Borrower shall authorize such Indemnitee to employ separate counsel at the Borrower's expense. The Borrower will not be liable under this Agreement for any amount paid by an Indemnitee to settle any claims or actions if the settlement is entered into without the Borrower's consent, which consent may not be withheld or delayed unless such settlement is unreasonable in light of such claims or actions against, and defenses available to, such Indemnitee.

         (d) Notwithstanding anything to the contrary in this Section 9.05, this Section 9.05 shall not apply to taxes, it being understood that the Borrower's only obligations with respect to taxes shall arise under Sections
2.13 and 2.19.

         SECTION 9.06. Right of Setoff. (a) If an Event of Default shall have occurred and be continuing, each Lender and each Fronting Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Fronting Bank (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of Holdings or the Borrower against any of and all the obligations of Holdings or the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Fronting Bank, irrespective of whether or not such Lender or such Fronting Bank shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender and the Fronting Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender or such Fronting Bank may have.

         (b) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER OR FRONTING BANK SHALL EXERCISE A RIGHT OF SETOFF, LENDER'S LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR ANY FRONTING BANK ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND EACH FRONTING BANK HEREUNDER.

         SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING GENERAL OBLIGATIONS LAW ss. 5-1401. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK, INCLUDING GENERAL OBLIGATIONS LAW ss. 5-1401.

         SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Agents, any Fronting Bank or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, each Fronting Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Holdings, the Borrower or any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings, the Borrower or any Guarantor in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         (b) Subject to the provisions of following clause (c), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Loan Parties party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note, or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of any interest or Fees (except
(x) in connection with the waiver of applicability of any post-default increase in interest rates and (y) that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i)), or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release all or substantially all of the Collateral (except as expressly provided in the Loan Documents) under the Security Documents, (iii) amend, modify or waive any provision of this Section 9.08, (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of B Term Loans and the Revolving Loan Commitments are included on the Closing Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (u) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (v) without the consent of the Swingline Lender or, in the case of Letters of Credit, the respective Fronting Bank, amend, modify or waive any provision of Section 2.01(c) or 2.20, respectively, or alter its rights or obligations with respect to Letters of Credit or Swingline Loans, (w) without the consent of each Agent affected thereby, amend, modify or waive any provision of Article VIII as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent, (x) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (y) without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Lenders of each Tranche in the case of an amendment to the definition of Majority Lenders), amend the definition of Majority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Lenders on substantially the same basis as the extensions of B Term Loans and the Revolving Loan Commitments are included on the Closing Date) or alter the required application of any prepayments or repayments (or commitment reductions), as between the various Tranches, pursuant to Section 2.11 or 2.12 (excluding Section 2.11(a)) (although (x) the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered and (y) if additional Tranches of term loans are extended after the Closing Date with the consent of the Required Lenders as required above, such Tranches may be included on a pro rata basis in the various prepayments or repayments required pursuant to Sections 2.11 and 2.12 (excluding Section 2.11(a)) and any section providing scheduled installments for any new Tranche of term loans) or (z) without the consent of each Lender with Obligations being directly affected thereby, reduce the amount of, or extend any B Term Loan Installment Date or any installment otherwise due on any such date applicable to any Tranche or, without the consent of the Supermajority Lenders of each Tranche, amend the definition of Supermajority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Lenders on substantially the same basis as the extensions of B Term Loans and the Revolving Loan Commitments are included on the Closing Date); provided further that, with the written consent of the Agents and the Borrower, amendments may be made to the Loan Documents to effect technical or administrative changes required as a result of the IPO Reorganization.

         (c) Notwithstanding the foregoing, (i) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the B Term Loans and extensions of credit under the Revolving Credit Commitments and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Majority Lenders and Supermajority Lenders and (ii) this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding B Term Loans ("Refinanced Term Loans") with a replacement term loan tranche hereunder ("Replacement Term Loans"), provided that (a) the aggregate principal amount of such Refinanced Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the B Term Loans in effect immediately prior to such refinancing.

         (d) Notwithstanding the foregoing, the Administrative Agent and/or Collateral Agent may enter into one or more additional Loan Documents (including without limitation any additional Security Documents and any Additional Intercreditor Agreement) as contemplated by the provisions of this Agreement, and shall not require the consent of any Lender in connection therewith.

         SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Fronting Bank, shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such Fronting Bank, shall be limited to the Maximum Rate, provided that such excess amount shall be paid to such Lender or such Fronting Bank on subsequent payment dates to the extent not exceeding the legal limitation.

         SECTION 9.10. Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

         SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

         SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 9.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

         SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 9.15. Jurisdiction; Consent to Service of Process. (a) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender or any Fronting Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against Holdings, the Borrower or any Guarantor or their properties in the courts of any jurisdiction.

         (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 9.16. Confidentiality. Each of the Lenders, the Fronting Bank and each of the Agents agrees that it shall maintain in confidence any information relating to Holdings, the Borrower and the other Loan Parties furnished to it by or on behalf of Holdings, the Borrower or the other Loan Parties (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender, such Fronting Bank or such Agent without violating this Section 9.16 or (c) was available to such Lender, such Fronting Bank or such Agent from a third party having, to such person's knowledge, no obligations of confidentiality to Holdings, the Borrower or any other Loan Party) and shall not reveal the same other than (i) to its directors, trustees, officers, employees and advisors with a need to know or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16) and (ii) as contemplated by
Section 9.04(d), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (B) as part of normal reporting or review procedures to Governmental Authorities, (C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (D) in order to enforce its rights under any Loan Document in a legal proceeding, (E) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section) and (F) to any pledgee under Section 9.04(e) hereof. Furthermore, prior to the 90th day after the Closing Date, no Lender, Agent or Fronting Bank shall, without the prior consent of the Borrower, make any public announcement (except to the extent required by law) concerning the Transaction or the financing therefor. Notwithstanding anything herein to the contrary, each of the parties hereto (and any employee, representative, or other agent thereof) may disclose to any and all persons, without limitation of any kind, the structure and tax aspects (as such terms are used in Temporary Treasury Regulations Section 1.6011-4T(b)(3)) of the transactions contemplated by this Agreement, and all materials of any kind (including opinions or other tax analyses) related to such structure and tax aspects. Further, each of the parties hereto hereby acknowledges that it has no proprietary rights to any tax matter or tax idea related to the transactions contemplated by this Agreement.

         SECTION 9.17. Release of Liens and Guarantees. (a) In the event that Holdings, the Borrower or any of their Subsidiaries conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of the Equity Interests, assets or property of Holdings, the Borrower or any of their Subsidiaries to a person that is not (and is not required to become) a Loan Party in a transaction not prohibited by Section 6.05, the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower's expense to release any Liens created by any Loan Document in respect of such Equity Interests, assets or property (provided that in no event shall the Equity Interests of the Borrower be released under this Section 9.17), including the release and satisfaction of record of any mortgage or deed of trust granted in connection herewith, and, in the case of a disposition of all or substantially all the Equity Interests of any Subsidiary Guarantor, terminate such Subsidiary Guarantor's obligations under the Subsidiary Guarantee Agreement. In addition, the Administrative Agent and the Collateral Agent agree to take such actions as are reasonably requested by the Borrower and at the Borrower's expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations are paid in full and all Letters of Credit and Commitments are terminated. Any representation, warranty or covenant contained in any Loan Document relating to any such Equity Interests, assets, property or Subsidiary of Holdings (other than the Borrower) shall no longer be deemed to be made once such Equity Interests, assets or property is so conveyed, sold, leased, assigned, transferred or disposed of.

         (b) In the event that Holdings, the Borrower or any of their Subsidiaries creates any Lien on any property pursuant to Section 6.02(c),
(d), (j) or (k) and the agreements governing such Lien prohibit the Lien on such property created by the Loan Documents (or require the subordination thereof), the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and act at the Borrower's expense to release (or subordinate, as the case may be) any Liens created by the Loan Document on such property; provided that the Borrower will use reasonable good faith efforts to have the respective lien holder agree to the subordination of the Liens created by the Loan Documents as opposed to a release thereof.

         SECTION 9.18. Co-Borrower's Obligations. The Co-Borrower is a party hereto for purposes of providing co-extensive obligors for the Obligations (on a joint and several basis), although the parties acknowledge that the Co-Borrower shall not have any substantial assets or other property. All references in this Agreement and the other Loan Documents to the "Borrower" shall be deemed to include a reference to the Co-Borrower, mutatis mutandis, whether or not actual reference is made thereto; provided, that, without limiting the generality of the foregoing, any obligations by any of the parties hereto to the Borrower shall be deemed fulfilled with respect to the Co-Borrower when fulfilled with respect to the Borrower.

         SECTION 9.19. Limitations on Recourse. Notwithstanding anything contained herein to the contrary, each Lender and each Agent agree that (a) in an action to collect any amounts due under, or otherwise in respect of, this Agreement, any Note or any other Loan Document, no future, current or former Holdings Partner (except, if any such Holdings Partner is a Loan Party or is otherwise a party to any Loan Documents, for such person's obligations as a Loan Party under such Loan Documents) in its capacity as such will be personally liable for any amounts due or any other liability under this Agreement, any Note or any other Loan Document, and no deficiency or personal judgment will be sought against any such Holdings Partner in its capacity as such for payment of the Indebtedness evidenced by this Agreement, any Note or any other Loan Document and (b) no property or assets of any such future, current or former Holdings Partner (except, if any such Holdings Partner is a Loan Party or is otherwise a party to any Loan Documents, for such person's obligations under such Loan Documents) in its capacity as such shall be sold, levied upon or otherwise used to satisfy any judgment rendered in connection with any action brought with respect to this Agreement or any Note; provided, however, that nothing contained in this Section 9.19 shall (i) impair the validity of the Indebtedness evidenced by this Agreement or the Notes, (ii) prevent the taking of any action permitted by law against the Borrower or any other Loan Party or the assets of the Borrower or any other Loan Party or the proceeds of such assets or (iii) in any way affect or impair the right of any Agent or any Lender to take any action permitted by law to realize upon any Mortgaged Property, the Collateral or any other security which may secure any Loan Party's obligations.

         SECTION 9.20. Post-Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, the parties hereto acknowledge and agree that Holdings and the Borrower and its Subsidiaries shall be required to take the actions specified in Schedule 9.20 as promptly as practicable, and in any event within the time periods set forth in Schedule 9.20 or such other time periods as the Administrative Agent may agree. The provisions of Schedule 9.20 shall be deemed incorporated by reference herein as fully as if set forth herein in its entirety. All provisions of this Agreement and the other Loan Documents (including, without limitation, all conditions precedent, representations, warranties, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as otherwise provided in the Loan Documents); provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Closing Date, the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 9.20 and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by this Section 9.20 have been taken (or were required to be taken). The acceptance of the benefits of each Credit Event shall constitute a covenant and agreement by the Borrower to each of the Lenders that the actions required pursuant to this Section 9.20 will be, or have been, taken within the relevant time periods referred to in this Section 9.20 and that, at such time, all representations and warranties contained in this Agreement and the other Loan Documents shall then be true and correct in all material respects without any modification pursuant to this Section 9.20. The parties hereto acknowledge and agree that the failure to take any of the actions required above (other than any actions that are not material, either individually or in the aggregate), within the relevant time periods required above, shall give rise to a Default pursuant to this Agreement upon notice of such failure to the Borrower by the Administrative Agent or the Required Lenders.

         SECTION 9.21. USA Patriot Act. Each Lender subject to the USA PATRIOT ACT (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act") hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower and the other Loan Parties and other information that will allow such Lender to identify the Borrower and the other Loan Parties in accordance with the Act.

         SECTION 9.22. SECOND LIENS ON COLLATERAL; TERMS OF INTERCREDITOR AGREEMENT; ETC. (a) EACH LENDER PARTY HERETO UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT LIENS SHALL BE CREATED ON THE COLLATERAL PURSUANT TO THE SECOND-LIEN LOAN DOCUMENTS, WHICH LIENS SHALL BE REQUIRED TO BE SUBORDINATED AND JUNIOR TO THE LIENS CREATED PURSUANT TO THE FIRST-LIEN CREDIT DOCUMENTS IN ACCORDANCE WITH THE TERMS OF THE INTERCREDITOR AGREEMENT. PURSUANT TO THE EXPRESS TERMS OF SECTION 8.1 OF THE INTERCREDITOR AGREEMENT, IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND ANY OF THE CREDIT DOCUMENTS, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

         (b) EACH LENDER AUTHORIZES AND INSTRUCTS THE COLLATERAL AGENT AND THE ADMINISTRATIVE AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT ON BEHALF OF THE LENDERS, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF THE INTERCREDITOR AGREEMENT.

         (c) THE PROVISIONS OF THIS SECTION 9.22 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT, THE FORM OF WHICH IS ATTACHED AS AN EXHIBIT TO THIS AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT OR ANY OF AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT. EACH LENDER IS FURTHER AWARE THAT VARIOUS OF THE AGENTS ARE ALSO ACTING IN VARIOUS OF THE AGENCY CAPACITIES UNDER, AND AS DEFINED IN, THE SECOND-LIEN LOAN DOCUMENTS, AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION THERETO OR CAUSE OF ACTION ARISING THEREFROM.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         GRAHAM PACKAGING HOLDINGS COMPANY

                                            By: BCP/Graham Holdings L.L.C., its
                                                general partner


                                         By: /s/ John E. Hamilton
                                             ---------------------------------
                                             Title: Vice President, Finance and
                                                    Administration


                                         GRAHAM PACKAGING COMPANY, L.P.

                                            By: GPC Opco GP LLC, its general
                                                partner


                                         By: /s/ John E. Hamilton
                                             ---------------------------------
                                             Title: Chief Financial Officer,
                                                    Treasurer and Secretary


                                         GPC CAPITAL CORP. I


                                         By: /s/ John E. Hamilton
                                             ---------------------------------
                                             Title: Secretary

                                         DEUTSCHE BANK AG CAYMAN ISLANDS
                                           BRANCH,
                                           Individually, as Administrative
                                           Agent and as Fronting Bank


                                         By: /s/ Susan LeFevre
                                             ---------------------------------
                                             Title: Director


                                         By: /s/ Marguerite Sutton
                                             ---------------------------------
                                             Title: Vice President


                                         DEUTSCHE BANK SECURITIES INC.,
                                           as Joint Lead Arranger and Joint
                                           Book Runner


                                         By: /s/ Philip N. Saliba
                                             ---------------------------------
                                             Title: Vice President


                                         By: /s/ Frank Fazio
                                             ---------------------------------
                                             Title: Director

                                         CITIGROUP GLOBAL MARKETS INC.,
                                           as Syndication Agent, Joint Lead
                                           Arranger and Joint Book Runner


                                         By: /s/ Julie Persily
                                             ---------------------------------
                                            Title: Managing Director


                                         CITICORP NORTH AMERICA INC.


                                         By: /s/ Julie Persily
                                             ---------------------------------
                                             Title: Managing Director and Vice
                                                    President

                                         GOLDMAN SACHS CREDIT PARTNERS, L.P.,
                                           Individually, as Co-Documentation
                                           Agent and Joint Book Runner


                                         By:  /s/ William W. Archer
                                              --------------------------------
                                              Title: Managing Director

                                         GENERAL ELECTRIC CAPITAL CORPORATION,
                                           Individually and as Co-Documentation
                                           Agent


                                         By:  /s/ John M. Steidle
                                              --------------------------------
                                              Title: Duly Authorized Signatory

                                         LEHMAN COMMERCIAL PAPER INC.,
                                           Individually and as Co-Documentation
                                           Agent


                                         By: /s/ William J. Hughes
                                             ---------------------------------
                                             Title: Managing Director

                                         CIT LENDING SERVICES CORPORATION


                                         By: /s/ John P. Sirico, II
                                             ---------------------------------
                                             Title: Vice President

                                         LASALLE BANK NATIONAL ASSOCIATION,
                                           Individually and as a Senior
                                           Managing Agent


                                         By: /s/ Oleg Kogan
                                             ---------------------------------
                                            Title: Assistant Vice President

                                         MANUFACTURERS AND TRADERS TRUST
                                           COMPANY,
                                           Individually and as a Senior
                                           Managing Agent


                                         By: /s/ Kellie M. Matthews
                                             ---------------------------------
                                            Title: Administrative Vice President

Acknowledged and Agreed:

GRAHAM PACKAGING POLAND, L.P.
GRAHAM RECYCLING COMPANY, L.P.

   By:  GPC Sub GP LLC, their general partner


By: /s/ John E. Hamilton
    ------------------------------------------
    Title: Vice President, Finance and
           Administration, Treasurer
           and Secretary

GRAHAM PACKAGING FRANCE PARTNERS

   By:  Graham Packaging Company L.P.,
        its general partner


        By:  GPC Opco GP LLC,
             its general partner


By: /s/ John E. Hamilton
    ----------------------------------------
   Title: Chief Financial Officer, Treasurer
          and Secretary


GRAHAM PACKAGING LATIN AMERICA, LLC
GRAHAM PACKAGING WEST JORDAN, LLC
GPC SUB GP LLC


By: /s/ John E. Hamilton
    ------------------------------------
    Title: Secretary

GRAHAM PACKAGING ACQUISITION CORP.
OWENS-BROCKWAY PLASTIC PRODUCTS INC.
CONTINENTAL PET TECHNOLOGIES, INC.
LANCOP U.S.A., INC.
CONTROLLERS U.S.A., INC.
COMERC U.S.A., INC.
OI REGIOPLAST STS INC.
TECHNOLOGICAL SPECIALTIES, INC.
OI VENEZUELA PLASTIC PRODUCTS INC.


By: /s/ John E. Hamilton
    ---------------------------------
    Title: Secretary

                               TABLE OF CONTENTS


                                                                          Page
                                                                          ----

ARTICLE I DEFINITIONS.......................................................2

         SECTION 1.01. Defined Terms........................................2
         SECTION 1.02. Terms Generally.....................................37

ARTICLE II THE CREDITS.....................................................38

         SECTION 2.01. Commitments.........................................38
         SECTION 2.02. Loans...............................................41
         SECTION 2.03. Borrowing Procedure.................................42
         SECTION 2.04. Evidence of Debt; Repayment of Loans................43
         SECTION 2.05. Fees................................................44
         SECTION 2.06. Interest on Loans...................................45
         SECTION 2.07. Default Interest....................................45
         SECTION 2.08. Alternate Rate of Interest..........................46
         SECTION 2.09. Termination and Reduction of Commitments............46
         SECTION 2.10. Conversion and Continuation of Borrowings...........47
         SECTION 2.11. Repayment of B Term Borrowings......................48
         SECTION 2.12. Prepayment..........................................50
         SECTION 2.13. Reserve Requirements; Change in Circumstances.......52
         SECTION 2.14. Change in Legality..................................54
         SECTION 2.15. Indemnity...........................................54
         SECTION 2.16. Pro Rata Treatment..................................55
         SECTION 2.17. Sharing of Setoffs..................................55
         SECTION 2.18. Payments............................................56
         SECTION 2.19. Taxes...............................................56
         SECTION 2.20. Letters of Credit...................................60
         SECTION 2.21. Replacement of Lenders..............................66
         SECTION 2.22. Incremental Revolving Credit Commitments............67
         SECTION 2.23. Incremental B Term Loan Commitments.................69

ARTICLE III REPRESENTATIONS AND WARRANTIES.................................71

         SECTION 3.01. Organization; Powers................................71
         SECTION 3.02. Authorization.......................................71
         SECTION 3.03. Enforceability......................................71
         SECTION 3.04. Governmental Approvals..............................72
         SECTION 3.05. Financial Statements................................72
         SECTION 3.06. No Material Adverse Change or Material Adverse
                         Effect............................................72
         SECTION 3.07. Title to Properties; Possession Under Leases........73
         SECTION 3.08. Co-Borrower; Subsidiaries...........................74
         SECTION 3.09. Litigation; Compliance with Laws....................74
         SECTION 3.10. Agreements..........................................74
         SECTION 3.11. Federal Reserve Regulations.........................74
         SECTION 3.12. Investment Company Act; Public Utility Holding
                         Company Act.......................................75
         SECTION 3.13. Use of Proceeds.....................................75
         SECTION 3.14. Tax Returns.........................................75
         SECTION 3.15. No Material Misstatements...........................75
         SECTION 3.16. Employee Benefit Plans..............................76
         SECTION 3.17. Environmental Matters...............................76
         SECTION 3.18. Capitalization of Holdings and the Borrower.........77
         SECTION 3.19. Security Documents..................................77
         SECTION 3.20. Location of Real Property and Leased Premises.......78
         SECTION 3.21. Solvency............................................79
         SECTION 3.22. Labor Matters.......................................79
         SECTION 3.23. Insurance...........................................80
         SECTION 3.24. Subordination: Designation of the Loan Documents
                         as "Designated Senior Indebtedness"; Etc..........80
         SECTION 3.25. Legal Names; Organizational Identification Numbers;
                         Jurisdiction and Type of Organization; Etc........80
         SECTION 3.26. Acquisition Agreement...............................80

ARTICLE IV CONDITIONS OF LENDING...........................................81

         SECTION 4.01. All Credit Events..................................81
         SECTION 4.02. First Credit Event.................................82
         SECTION 4.03. Credit Events on the Redemption Date...............86

ARTICLE V AFFIRMATIVE COVENANTS...........................................86

         SECTION 5.01. Existence; Businesses and Properties...............87
         SECTION 5.02. Insurance..........................................87
         SECTION 5.03. Taxes..............................................89
         SECTION 5.04. Financial Statements, Reports, Etc.................89
         SECTION 5.05. Litigation and Other Notices.......................91
         SECTION 5.06. Employee Benefits..................................91
         SECTION 5.07. Maintaining Records; Access to Properties
                         and Inspections..................................92
         SECTION 5.08. Use of Proceeds....................................92
         SECTION 5.09. Compliance with Environmental Laws.................92
         SECTION 5.10. Preparation of Environmental Reports...............93
         SECTION 5.11. Further Assurances; Additional Mortgages; Etc......93
         SECTION 5.12. Fiscal Year; Accounting............................95
         SECTION 5.13. Dividends..........................................95
         SECTION 5.14. Interest Rate Protection Agreements................95
         SECTION 5.15. Redemption of Existing Notes.......................95
         SECTION 5.16. No Other "Designated Senior Indebtedness"..........96

ARTICLE VI NEGATIVE COVENANTS.............................................96

         SECTION 6.01. Indebtedness.......................................96
         SECTION 6.02. Liens   99
         SECTION 6.03. Sale and Lease-Back Transactions...................103
         SECTION 6.04. Investments, Loans and Advances....................103
         SECTION 6.05. Mergers, Consolidations, Sales of Assets and
                         Acquisitions.....................................105
         SECTION 6.06. Dividends and Distributions........................107
         SECTION 6.07. Transactions with Affiliates.......................108
         SECTION 6.08. Business of Holdings, the Borrower and their
                         Subsidiaries.....................................109
         SECTION 6.09. Limitation on Modifications of Indebtedness;
                         Modifications of Certificate of Incorporation,
                         By-Laws and Certain Other Agreements; Etc........110
         SECTION 6.10. Capital Expenditures...............................111
         SECTION 6.11. Interest Coverage Ratio............................112
         SECTION 6.12. Net Leverage Ratio.................................112
         SECTION 6.13. Changes To Legal Names; Organizational
                         Identification Numbers, Jurisdiction or Type
                         of Organization..................................112

ARTICLE VII EVENTS OF DEFAULT.............................................113

         SECTION 7.01. Events of Default..................................113
         SECTION 7.02. Borrower's Right to Cure...........................116

ARTICLE VIII THE AGENTS...................................................117

         SECTION 8.01. Appointment........................................117
         SECTION 8.02. Nature of Duties...................................118
         SECTION 8.03. Resignation by the Agents..........................119
         SECTION 8.04. Each Agent in its Individual Capacity..............119
         SECTION 8.05. Indemnification....................................119
         SECTION 8.06. Lack of Reliance on Agents.........................120

ARTICLE IX MISCELLANEOUS..................................................120

         SECTION 9.01. Notices 120
         SECTION 9.02. Survival of Agreement..............................121
         SECTION 9.03. Binding Effect.....................................121
         SECTION 9.04. Successors and Assigns.............................121
         SECTION 9.05. Expenses; Indemnity................................124
         SECTION 9.06. Right of Setoff....................................125
         SECTION 9.07. Applicable Law.....................................126
         SECTION 9.08. Waivers; Amendment.................................126
         SECTION 9.09. Interest Rate Limitation...........................129
         SECTION 9.10. Entire Agreement...................................129
         SECTION 9.11. WAIVER OF JURY TRIAL...............................129
         SECTION 9.12. Severability.......................................129
         SECTION 9.13. Counterparts.......................................129
         SECTION 9.14. Headings...........................................130
         SECTION 9.15. Jurisdiction; Consent to Service of Process........130
         SECTION 9.16. Confidentiality....................................130
         SECTION 9.17. Release of Liens and Guarantees....................131
         SECTION 9.18. Co-Borrower's Obligations..........................132
         SECTION 9.19. Limitations on Recourse............................132
         SECTION 9.20. Post-Closing Actions...............................132
         SECTION 9.21. USA Patriot Act....................................133
         SECTION 9.22. SECOND LIENS ON COLLATERAL; TERMS OF
                         INTERCREDITOR AGREEMENT; ETC.....................133

         Exhibits and Schedules

         Exhibit A          Form of Assignment and Acceptance
         Exhibit B          Form of Borrowing Request
         Exhibit C          Form of Letter of Credit Request
         Exhibit D-1        Form of Incremental Revolving Credit Commitment
                            Agreement
         Exhibit D-2        Form of Incremental B Term Loan Commitment Agreement
         Exhibit E          Form of Mortgage
         Exhibit F          Form of Parent Guarantee Agreement
         Exhibit G          Form of Pledge Agreement
         Exhibit H          Form of Security Agreement
         Exhibit I          Form of Intercreditor Agreement
         Exhibit J          Form of Subsidiary Guarantee Agreement
         Exhibit K-1        Form of Opinion of Skadden, Arps, Meagher, Slate
                            & Flom
         Exhibit K-2        Form of Opinion of Morgan, Lewis & Bockius LLP
         Exhibit L          Form of Joinder Agreement

         Schedule A         Pricing Adjustments
         Schedule B         Lender Addresses
         Schedule 1.01      Existing Letters of Credit
         Schedule 2.01      Commitments
         Schedule 3.05      Contingent Liabilities
         Schedule 3.07(c)   Intellectual Property
         Schedule 3.07(e)   Mortgaged Property Rights
         Schedule 3.08      Subsidiaries
         Schedule 3.09      Litigation
         Schedule 3.14      Taxes
         Schedule 3.17      Environmental Matters
         Schedule 3.18      Capitalization
         Schedule 3.20      Real Property and Leased Premises
         Schedule 3.22      Labor Matters
         Schedule 3.23      Insurance
         Schedule 3.25      Loan Parties
         Schedule 5.17      Post-Closing Matters
         Schedule 6.01      Indebtedness
         Schedule 6.02      Liens
         Schedule 6.04      Investments
         Schedule 6.07      Transactions with Affiliates
         Schedule 9.20      Post-Closing Actions